DISCLAIMER

The appraisal report appearing below is addressed to NationsBank of Texas, N.A. ("NationsBank"). NationsBank does not represent that the presumptions or conclusions in the appraisals are relevant or accurate and does not endorse the conclusions set forth in the appraisal. Any value, presumption, or conclusion regarding the property or properties appraised in the report must be verified independently of NationsBank. This appraisal has not been approved by NationsBank and is being transmitted without representation and warranty of NationsBank.

--------------------------------------------------------------------------------

                                APPRAISAL REPORT

                             The Circles Apartments
                             2260-98 N. Main Street
                           Salinas, California 93906

                                       and

                             North Plaza Apartments
                            2310-2348 N. Main Street
                           Salinas, California 93906

                Effective Date of Appraisal: September 28, 1996

                                 APPRAISED FOR:

                           NationsBank of Texas, N.A.
                           Real Estate Risk Assessment
                           901 Main Street, 51st Floor
                            Dallas, Texas 75202-3714

                                  APPRAISED BY:

                            ROBERT SAIA & ASSOCIATES
                                313 Avalon Avenue
                          Santa Cruz, California 95060

--------------------------------------------------------------------------------

                          ROBERT SAIA, MAT & ASSOCIATES
                        Property Appraisers & Consultants
--------------------------------------------------------------------------------

September 28, 1996

Mr. Gary D. Long
Real Estate Risk Assessment
NationsBank of Texas, N.A.
901 Main Street, 51st Floor
Dallas, Texas 75202-3714

Dear Mr. Long:

As requested, Robert Saia & Associates has completed a market value "as is" appraisal of both the 319-unit apartment complex known as "The Circles," located at 2260-98 N. Main Street and the 120-unit apartment complex known as "North Plaza," located at 2310-48 N. Main Street, in Salinas, California. As instructed, these complexes have been appraised together as one complex (i.e., 439 units).

The property rights appraised are those of the leased fee interest. As of the appraisal date, there are 308 occupied and 11 vacant units in "The Circles" and 115 occupied and 5 vacant units in "North Plaza" (3.6% vacancy rate). All but approximately 80 units are on short-term leases (less than one year), thus there is no leasehold or leased fee bonus values to consider. In other words, the fee simple and leased fee values are the same.

The function of this appraisal is to aid in proper underwriting, loan classification and/or disposition of the subject property in conjunction with a pending portfolio purchase that includes the subject property. The effective date of the appraisal is September 28, 1996, the first inspection date of the property.

This report was prepared as a Complete Appraisal, Summary Report" following generally accepted and established appraisal practices that comply with the Uniform Standards of Professional Appraisal Practice (USPAP) and also in accordance with the NationsBank Appraisal/Evaluation Guidelines for Appraisers. As instructed, the cost approach has been omitted. Although the cost approach has very little relevancy in the appraisal of apartment complexes in this area, its omission may be considered by some to invoke the Departure Provision.

The Limiting Conditions and Assumptions contained at the conclusion of this report are a vital part of the appraisal. There are no extraordinary assumptions that affects the appraisal.

The market value estimate is based on an exposure time of four months. Based on our analysis and investigation, as discussed in the attached summary appraisal report, the


    Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095
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Page 2
Mr. Gary Long


Market Value "As Is" of The Circles Apartments and North Plaza Apartments, as of September 28, 1996, is as follows:

      --------------------------------------------------------------------
                           TWENTY ONE MILLION DOLLARS
                                  ($21,000,000)
      --------------------------------------------------------------------

The above is the value of the real estate only. Personal property value is nominal, and plays no significant role in the operation of the apartments. If you should have any questions, please contact our office.

Respectfully Submitted


/s/ Robert Saia
Robert Saia, MAI
OREA Cert. #AG003191 (exp. 12/7/96)


    Robert Saia & Associates 3)3 Avalon Avenue Santa Cruz, CA (408) 458-9095
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The Circle & N. Plaza Apartments, Salinas, CA


                                TABLE OF CONTENTS

Summary of Salient Facts ...................................................  1
Purpose of the Appraisal ...................................................  3
Function of the Report .....................................................  3
Valuation Date .............................................................  3
Property Right Appraised ...................................................  4
Location and Property Identification .......................................  4
Property History & Ownership ...............................................  4
Project Overview ...........................................................  4
The Extent of the Appraisal Process ........................................  5
Competency Statement .......................................................  7
Regional Description .......................................................  8
City of Salinas ............................................................ 19
Salinas Apartment Market ................................................... 22
Neighborhood Description ................................................... 23
Site Analysis .............................................................. 24
Current Taxes & Assessments ................................................ 26
Improvement Description .................................................... 29
Highest and Best Use Analysis .............................................. 32
The Appraisal Process ...................................................... 34
Income Capitalization Approach ............................................. 35
Sales Comparison Approach .................................................. 54
Reconciliation of the Value Estimates ...................................... 64
Marketing Period Estimate .................................................. 65
Exposure Period Estimate ................................................... 65
Allocation of F,F&E ........................................................ 66
Assumptions and Limiting Conditions ........................................ 68
Certification of Appraisal ................................................. 71

ADDENDA
Photographs of the Subject Property
Maps
Floor Plans
Apartment Building Sales Sheets
Rent Roll and Operating Statements
Qualifications


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The Circle & N. Plaza Apartments. Salinas. CA


                            SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

CLIENT:                             NationsBank

PROJECT NAME:                       The Circles Apartments/North Plaza
                                    Apartments

NO. OF UNITS:                       439

ADDRESS:                            2260-98 & 2310-48 N. Main Street, Salinas,
                                    CA

LOCATION:                           North Salinas

A.P.N.:                             253-111-014,015 & 253-121-025

THOMAS BROS. MAP:                   T.B. 225 A-1 (Monterey County)

CENSUS TRACT NO.:                   105.00

ZONING:                             R-H-2.3 (High Density Residential District)

RENT CONTROL:                       None (No pending)

HIGHEST & BEST USE:
     -As improved...                existing apartments
     -As vacant...                  high density residential development

PROPERTY RIGHTS APPRAISED:          Leased Fee Interest

SALE HISTORY OVER PAST 5 YEARS:     None

CURRENT OWNERSHIP:                  Betty O. Thysen Trust

UTILITIES:                          Municipal services (water, electricity and
                                    sewer) are available and connected.

LAND AREA:                          17.23 acres

SITE DENSITY:                       18.51 units per net acre

FLOOD ZONE:                         Zone B per Panel #060202- 0001 D (11/4/81)

TOTAL # RENTABLE UNITS              319-The Circles + 120-North Plaza 439; an
                                    additional unit (a lbr-1ba 753 sf plan) is used as a maintenance/storage room and is unavailable for rent.

YEAR BUILT:                         1979-83 & 1986

NET RENTABLE BUILDING AREA (sf):    274,885 sf plus 123,400 sf = 398,285 sf

COMMON AREA AMENITIES:              Security gated entrances, lawn areas,
                                    asphalt drives, concrete walks, 2 swimming pools, 1 jacuzzi, 1 exercise room, 1 racquetball court, 2 tennis courts, 4
                                    laundry rooms (14'x 21' )/asphalt drives, concrete walks, 2 playground areas.

OCCUPANCY CHARACTERISTICS:
No. of Vacant Units:                11-The Circles + 5-North Plaza = 16 total
                                    units
No. of Pending Evictions:           5


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The Circle & N. Plaza Apartments, Salinas, CA


ACTUAL NUMBER OCCUPIED UNITS:
     on 9/28/96 and OCCUPANCY RATE: 323(96.4%)


PROJECTED AVERAGE OCCUPANCY
     for the YEAR ENDING 1996:      96-97.0% (no significant. changes
                                    anticipated over next four months)

GROSS ACTUAL REVENUE
     as reported for 1995:          $3,024,558 (includes "other" income)

ACTUAL MONTHLY RENTAL INCOME
     as reported as of 9/28-96:     $295,339 (nic laundry and "other")

STABILIZED NET INCOME EST.
as of APPRAISAL DATE:               $1,873,800

EST. EXPOSURE and MARKETING TIME:   2-6 months marketing, 4 month exposure

CONDITIONS TO APPRAISAL:            No unusual conditions. Reference is made to
                                    Assumptions & Limiting Conditions in Addenda

================================================================================

 MARKET VALUE "as is": $21,000,000 September 28, 1996 (4 month exposure period)

================================================================================


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PURPOSE OF THE APPRAISAL
================================================================================

The purpose of this appraisal is to estimate the market value "as is" of the fee interest for the real estate only.

"Market Value," as used in this appraisal, is defined as "the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

            o     Buyer and seller are typically motivated;

            o Both parties are well informed or well advised, each acting in what he considers his own best interests;

            o     A reasonable time is allowed for exposure in the open market;

            o Payment is made in terms of cash in U.S. dollars, or in terms of financial arrangement comparable thereto; and,

            o The price represents the normal consideration for the property sold unaffected by special or creative financing or sale concessions granted by anyone associated with the sale."

            (*Source: Office of the Comptroller under 12 CFR, Part 34, Subpart
                Appraisals, 34.42 Definitions [f])

"Market value `as is' " means an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of inspection.."

FUNCTION OF THE APPRAISAL
================================================================================

The function of this appraisal is for the exclusive use of NationsBank, its subsidiaries, and/or affiliates, for loan underwriting purposes in conjunction with a portfolio purchase that includes this property. It may be used in connection with the acquisition, disposition and financing of the sale of the property.

VALUATION DATE
================================================================================

The date of valuation is September 28, 1996. This is the date of the last property inspection.


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PROPERTY RIGHTS APPRAISED and DEFINED
================================================================================

The unencumbered fee simple estate of the property has been valued. This ownership interest is defined as:

"Absolute Ownership Unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation".

Leases of seven to twelve months are considered short in duration and do not create any favorable leaseholds by the tenants. Technically speaking, the leased fee interest is being valued, although a percentage of the rental units are on a month-to-month basis. Because of the nature of a short term lease, as well as a strong correlation between contract and market rent, the value estimated for the subject property is essentially reflective of the fee simple interest.

IDENTIFICATION and LOCATION OF SUBJECT PROPERTY
================================================================================

The subject property is north of E. Bolivar Street and south of Russell Road on the east side of N. Main Street in the "North Salinas" section of the city. "The Circles Apartments" are located at 2260-98 N. Main Street, and "North Plaza Apartments" are at 2310-48 N. Main Street within the City of Salinas, California, 93906. "The Circles" consists of two separate and distinct parcels described by the Monterey County Assessor's Office as 253-111-014 and 253-111-015. "North Plaza" consists of one parcel described by the Monterey County Assessor's Office as 253-121-025. A legal description is included in the preliminary title report which is made a part of this appraisal.

PROPERTY HISTORY and OWNERSHIP
================================================================================

Title to the property is vested in:          Betty O. Thysen Trust

THE CIRCLES APARTMENTS & NORTH PLAZA APARTMENTS-OVERVIEW
================================================================================

The Circles Apartments is a 319 unit apartment complex located within a twenty
(20) building design layout on 17.23 acres. Circles Apartments is the largest apartment complex north of U.S. 101 Freeway in Salinas. "Circles" was constructed over a four (4) year period beginning in 1979. One additional unit (a 1br/1ba 753 sf plan) is used as a maintenance and storage room. All units are either one or two bedroom plans. North Plaza is a 120-unit apartment complex located within a twenty-four (24) building design layout on 6.087 acres. "North Plaza" was constructed in 1986 and shares an access over its southerly boundary line with "The Circles" complex. Unit types consists of both one story one bedroom plans or two-story townhouse style three bedroom two bathroom plans. Access to The Circles is from three (3) different areas: the main access is from
N. Main Street; a rear access is from Perez Street; a third access is from a shared asphalt paved street also used by residents of North Plaza. North Plaza has only one access: it is the shared street along its southerly boundary line with The Circles. All apartment units in both developments are provided with one carport. There are an

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The Circle & N. Plaza Apartments, Salinas, CA


additional 176 uncovered parking spaces that are available in The Circles; there are an additional 125 uncovered spaces available in North Plaza.

Amenities offered by The Circles Apartments include lawn-greenbelt areas, two swimming pools, one Jacuzzi, one exercise room, one racquetball court, two tennis courts, and four laundry rooms (14' x 21'). North Plaza Apartments has approximately one acre of its total area devoted to asphalt paved access that is shared with The Circles Apartments. The resulting high density does not allow for many amenities as found in The Circles Apartments. In addition to the asphalt paved streets and greenbelt areas, there are only two children's playgrounds. There are no swimming pools located exclusively within the North Plaza Apartments. All of the units in The Circles and North Plaza have fireplaces. Utilities provided by the landlord include water, trash removal, sewer, and basic cable television. Each of the twenty (20) buildings in The Circles is provided with a 250-gallon hot water heater. Each of the individual apartments in North Plaza are served with a 30-gallon hot water heater.

Both The Circles Apartments and North Plaza Apartments are served by an office manager's building located just past the security entrance gates fronting to N. Main Street. This building is located adjacent to one of the swimming pools and contains a gross building area of 1,407 square feet. The basic structure is wood frame with exterior stucco finish over a concrete slab foundation. Architectural design is considered contemporary. The interior is configured with three (3) separate office rooms, a full kitchen, and a large open reception room dominated by a large fireplace with a brick hearth. Ceiling is wood-beam cathedral-like with two custom ceiling fan fixtures. There are also men's and women's restrooms. The building makes good use of large glass panels providing a vista of the adjacent pool and deck areas.

In conclusion, the overall exterior appearance of the subject property (both The Circles Apartments and North Plaza Apartments) is considered above average to good and reflective of other more recently constructed and competing high density residential developments within the North Salinas area.

The reader is directed to the Improvement Description of this report for further comments regarding the individual units and their respective interior improvements.

THE EXTENT of THE APPRAISAL PROCESS
================================================================================

The extent of the appraisal process encompasses the necessary research and analysis to prepare a report in accordance with the intended use, the Uniform Standards of Professional Appraisal Practice as set forth by the Appraisal Foundation, and the Standards of Professional Practice of the Appraisal Institute.

With regard to the valuation of the subject property, the following steps were involved:


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The Circle & N. Plaza Apartments, Salinas, CA

      1. The property was last inspected and photographed on September 28, 1996. This date is considered the "effective date" of this appraisal.

      2. The overall exterior sites (The Circles Apartments and North Plaza Apartments) were personally inspected by the appraiser. The on-site office manager provided interior access to a representative sample of individual units within the developments. The resulting site and improvement descriptions were based on my inspection as well as on conversations with Lincoln Property Management representatives.

      3. Regional, county, city, and neighborhood data were based on information taken from a variety of sources, including, but not limited to, City of Salinas Planning Department, Monterey County Tax Assessor's Office, City of Salinas Public Works Department, City of Salinas Building Department, the Association of Monterey Bay Area Governments, Salinas Chamber of Commerce, independent private studies, newspaper articles and my own files.

      4. Research and investigation of current market conditions for apartment properties in the city of Salinas.

      5. Interviews with brokers, appraisers, property owners and/or managers and lenders, as well as the relevant public agencies as described above.

      6. The highest and best use was formed by information gathered in the previous steps.

      7. After assembling and analyzing information defined in this extent of the appraisal process, final estimates of market value by each applicable valuation method were made.

      8. And, finally, a single value estimate from within the concluded value by each approach was made. Greatest weight was given to those approaches felt to have the most influence on the purchasing decision.

Unless otherwise stated in the report, the existence of hazardous materials, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser is not qualified, however, to detect such substances. The presence of toxic or caustic substances or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there are not such materials on or in the property that would cause a loss in value. Any such findings which would indicate otherwise could result in a decrease in value.


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The Circle & N. Plaza Apartments, Salinas, CA


COMPETENCY STATEMENT
================================================================================

In accordance with the competency provision in the USPAP, the appraiser certifies that his education, experience and knowledge is sufficient to appraise the type of property being valued (apartment complex) and that no appraiser has provided significant professional assistance to the person inspecting the subject property in the completion of the analysis other than those mentioned in the Certification of Appraisal (see Addenda).

Robert Saia, MAI has appraised this property type in the past and has the knowledge and experience necessary to complete this appraisal assignment. See Appraiser's Qualifications in the Addenda for additional information.

The appraiser's analyses, opinions and conclusions were developed and this report has been prepared in conformity with the Uniform Standards of Professional Appraisal Practice (USPAP) Standards 1 - 3, and NationsBank appraisal policy. This appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

The Departure Provision in the USPAP was not utilized in the preparation of this report.

The appraiser's compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimated, the attainment of a stipulated result or the occurrence of a subsequent event.

================================================================================


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REGIONAL ANALYSIS
================================================================================

Market value is affected by a number of externalities; e.g., geographic, economic and environmental, governmental forces, utility, supply & demand and effective purchasing power. Real estate is affected by externalities more than any other economic good, service, or commodity. It is imperative that an appraiser observe and analyze external influences in order to identify patterns and trends, and how they relate to the subject property. Trends such as population shifts, declining apartment occupancy rates, or increased housing sales in an area are relevant in order to understand the real estate marketplace. Thus the Regional Description & Analysis is important in this appraisal because it establishes the basis for determining the highest & best use of a property as well as information used in applying the three approaches to value. The scope of this regional analysis relates to the type of property being appraised, its complexity and the approaches used to estimate value.

Monterey County is located in a portion of California that is often referred to as the "Central Coast," which encompasses the area known as the "Monterey Peninsula." The county is oriented northwest to southwest, and runs parallel to the Pacific Ocean. The county has a relatively long and narrow shape, with an average of only 30 miles; elevations range from sea level to 5,844 feet atop Junipero Sierra Peak, located 12 miles inland in the Santa Lucia Range.

Monterey County is bounded by the Pacific Ocean on the west, Santa Cruz County to the north, San Luis Obispo county to the south, and San Benito, Kings and Fresno counties to the east. The area is located approximately 125 miles south of San Francisco and 350 miles north of Los Angeles. Approximately 105 miles of California's 840 miles of coastline lie along the westerly boundary of Monterey County.

On the whole, Monterey County has a rural orientation, with substantial tracts of land devoted to agriculture and open space uses. The county encompasses 3,784 square miles, or approximately 2,127,400 acres of land area. An interesting statistic is that nearly 27 percent of this total county area is government-owned. Twenty-five percent is owned by the federal government with major holdings such as Fort Hunter Liggett, Fort Ord, Los Padres National Forest and Camp Roberts. The remaining two percent is controlled by the state and county.

Geographical location and features exhibit strong influences on the county's climate. The Pacific Ocean is responsible for the county's Mediterranean climate, characterized by year round moderate temperatures, cool, dry summers, and short, rainy seasons. Pacific winter storms are blocked by the Santa Lucia Range, allowing considerably less rain to fall on the Salinas Valley. Temperature and rainfall have important implications for the county's two major economic staples, agriculture and tourism. Mild temperatures allow for exceptionally long growing seasons for farming. Rainfall patterns, while following predictably dry weather, require reservoir and ground water storage to meet year round irrigation needs.


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The Circle & N. Plaza Apartments, Salinas, CA

Population

Approximately one half of the county's population lives within the seven incorporated cities and adjoining unincorporated areas of the Monterey Peninsula. The eight principal cities are Monterey, Marina, Seaside, Sand City, Del Rey Oaks, Pacific Grove, Carmel-by-the Sea and Salinas. The incorporated areas consist of 31.5 square miles, or about one percent of the county's total land area. The major factor for the high population density of the Monterey Peninsula vis-a-vis the rest of the county, is the unsurpassed natural beauty of the area --especially the coastline and beaches.

Based on the most recent U.S. Census (January 1, 1990), the population of Monterey County grew by approximately 24 percent during the last decade. This growth has helped push the county's total population up to approximately 382,547 in 1994. For reference, the county's growth rate over the preceding decade was just under the state's overall gain of 26 percent. In the previous census period (1970--1980) the county's total population grew 17 percent, from 247,450 to 290,444.

While county's growth has been strong, the level varies from area to area. As shown below, the population of Salinas, the largest city and the county seat, increased by 35.2 percent between 1980 - `90. The growth in Salinas constitutes approximately 43 percent of the county's total population increase during that period. In contrast, the population of the city of Monterey increased by a more modest 16 percent over that census period. As shown, not all communities in the county experienced tremendous population growth. Population growth was much steadier in the cities of Seaside, Pacific Grove and Del Rey. In large part, growth in these communities is limited due to a lack of developable land.

MONTEREY COUNTY: Population Growth 1980 - '90
(1990 U.S. Census)

--------------------------------------------------------------------------------
City/Area                     1980        1990      Total No.   % Change
---------                     ----        ----      ---------   --------
Salinas                      80,479     108,777      28,248      +35.2%
Seaside                      36,567      38,901       2,334       +6.4%
Monterey                     27,558      31,954       4,396      +16.0%
Marina                       20,647      26,436       5,789      +28.0%
Pacific Grove                15,755      16,117         362       +2.3%
King City                     5,495       7,634       2,139      +38.9%
Greenfield                    4,181       7,464       3,283      +78.5%
Soledad                       5,928       7,146       1,216      +20.5%
Gonzales                      2,891       4,660       1,769      +61.2%
Carmel-by-the-Sea             4,707       4,239        (468)      -9.9%
Del Rey Oaks                  1,557       1,661         104       +6.7%
Unincorporated Areas         84,679     105,252      20,573      +24.3%
--------------------------------------------------------------------------------

The most recent population estimates show that the population of Monterey County, based on the January 1, 1995 estimates for California cities and counties prepared by the State of California Department of Finance, was 382,547. Recent trends show most of the increase occurring in the Salinas Valley cities rather than on the Monterey Peninsula. For example, in 1993, the fastest growing city in the county was Soledad (+6.1%), with nearby Greenfleld (+5.3%) and Sand City tying for second place. Population growth in Soledad is largely attributable to an expansion of the


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state Correctional Facility and the development of two large residential subdivisions. Greenfleld's city manager reported that population growth has been spurred by reasonable prices for single family detached housing but that future growth is limited due to a lack of land.

Based on projections by the State Finance Department, released in April 1993, Monterey County is projected to post a 15.6 percent gain in population by the year 2000 --representing an increase to approximately 414,000 people. In contrast, San Benito's population is projected to increase by 37 percent by the year 2000; Santa Clara County's by 13.4%; 14.4% for Santa Cruz County; and, 21.6% statewide.

Below are the Finance Department's projections by county through the year 2030.

PROJECTED POPULATION GROWTH
(Calif. Dept. of Finance)

--------------------------------------------------------------------------------
  County            1990          2000          2010          2020          2030
  ------            ----          ----          ----          ----          ----
Monterey         356,000       414,000       485,300       574,100       670,900
San Benito        37,000        50,700        66,500        83,200       100,900
Santa Clara    1,502,200     1,703,900     1,839,700     1,958,600     2,064,100
Santa Cruz       230,800       264,000       291,800       322,300       354,100
Statewide     29,976,000    36,444,000    42,408,000    48,977,000    56,100,000
--------------------------------------------------------------------------------

Transportation

The major passenger transportation system in the county is via private automobile. The freeway system consists of Highways 101, 1 and 183; and, State Routes 156 and 68. Highway 101 runs north and south from San Francisco, along the West Bay, and through San Jose toward Los Angeles. Highway 1, the Coast Highway, runs north and south from the coastal region of San Francisco and through Santa Cruz toward San Luis Obispo County. Highway 68, the Salinas-Monterey Highway, intersects with Highway 1 and connects the Monterey Peninsula with the Salinas Valley to the south and Highway 101 to the north. There are 1,300 miles of county roads and approximately 500 miles of city streets for a total of 2,000 road miles in the county.

In Monterey County, AMTRAK provides rail passenger service, and the Southern Pacific Transportation Company provides rail freight service. Salinas is the only city in the county that now has rail passenger service. SPRR is the main line between Los Angeles and San Francisco.

The Monterey Peninsula Airport provides air freight and passenger service in and out of the county. Over the past 20 years, the airport has shown a moderate growth pattern. In 1970, the number of passengers totaled 411,497. In comparison, the number of passengers had grown to 523,040 by 1989 (+1.4% per annum). Today, passenger service is provided by United, Wings West, Pacific Coast Air and West Air. The cities of Salinas and King City both have municipal airports. And with the closure of Fort Ord, Marina has discussed plans to convert Fritzsche Army Airfield into its own municipal airport.


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There are harbors at Monterey and Moss Landing (4 miles from the subject) which have boating facilities with a reported 2,000 small crafts launching from its ramps every month. Approximately 1,800 transient crafts visit the harbors annually. Monterey Bay and Monterey harbor areas attract a significant portion of the tourism industry that provides jobs and an economic base for the Monterey Peninsula area and the county as a whole.

Fort Ord and the Military Influence

With its various military installations located throughout the Monterey Peninsula area, including control of approximately 27 percent of all of the land in the county, the influence of the military on Monterey County has been significant. This influence has had a considerable financial impact, including military and civilian payrolls, local purchase and contracts, construction in the area, as well as the increase in government aid to local schools due to the military population in the area. The local housing market has also been significantly effected by the presence of the military. This impact, however, has been primarily on the apartment rental market in the communities of Marina and Seaside.

The closure of Fort Ord was the dominant economic news for the county during 1994. The closing was the single largest national closure to date, with most of the base's 35,000 residents and $600 million payroll moving to other bases. Currently, the base's 44 square miles of land is being administered by the Fort Ord Reuse Authority. Local communities formed the Fort Ord Reuse Authority as an advisory planning committee which under an agreement formed a Fort Ord Joint Powers Agency (JPA). The JPA agreement gave voting membership to the cities of Marina, Seaside, Sand City, Del Rey Oaks, Monterey, and Salinas and extended non-voting status to Pacific Grove and Carmel. The county is also a voting member. The premise of the JPA was to create a forum for discussing reuse issues; to facilitate community involvement and to speed up the decision process via a cohesive voting unit.

Initially, the base closure stirred dire predictions about the short-term impact on the county. However, as the closure set in, the immediate economic impact was much less severe than expected, and limited primarily to the adjacent communities. Fort Ord was so large that much of the base was self-contained with its own housing, stores, services, and restaurants.

The long-term prospects after closure are encouraging, assuming the base's land can be opened to large scale private sector development. In fact, the first major reuse of the base was the opening of the California State
University-Monterey Bay which opened its doors on August 28, 1995 to 633 students.

The state university at Fort Ord "is expected to grow substantially over the years, attracting students, well paid employees, research dollars and private businesses," according to the 1995 BT Commercial Real Overview published in April 1995.

The Fort Ord complex was the largest military installation in the county with a total of 28,057 acres --nearly the size of the city and county of San Francisco. Approximately 22 percent of the


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base (6,250 acres) was developed with barracks, housing, motor pools, administrative buildings, and various other support facilities.

Other military installations on the Monterey Peninsula include the Presidio of Monterey, which is the home of the Defense Language Institute (foreign language school for all branches of the armed forces); the United States Naval Post Graduate School (NPGS), and the United States Coast Guard Station. The United States Department of Interior maintains 304,035 acres in the Los Padres National Forest and 164,503 acres along the Big Sur coast in the Ventana wilderness.

Fort Ord Reuse Plans

After more than six years of planning, the final version of the Fort Ord reuse plan shows a closed military base converted to a huge community of new homes, businesses, schools, parks, hotels and golf courses.

The four volume reuse plan, filed in public libraries in the area during the first week of June 1996 by the Fort Ord Reuse Authority, has evolved from the days when a 250 member community task force first saw the base as an educational center.

Along the way, planners ruled out suggestions that Fort Ord might give way to a "Disneyland in the dunes", an industrial center with 12 story high rises sprinklered about, or an endless shopping center with no room for houses.

The more realistic, final plan, which the FORA board is expected to act on in July includes market research, financing analyses, economic forecasts and population projections.

Still, the numbers in the reuse plan are almost overwhelming:

-Nearly 4,000 acres of land available for private owners, an area six times the size of Carmel.

-More than 13,000 new houses to be built, half as many as now exist in Salinas.

-About 12 million square feet of industrial parks and office complexes, enough to fill an area 20 times the size of Del Monte Shopping Center in Monterey.

-More than 45,000 new jobs in those businesses, a third as many as now exist in the entire county.

-A new community of more than 71,000 people, twice as many as now live in Monterey.

-About 1,800 hotel rooms, three times as many as the Hyatt Regency in Monterey and eight times as many as Embassy Suites in Seaside.

-Development costs of $451 million over the next 20 years, as much money as it takes to run the city of Pacific Grove for 50 years.


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The plan shows development, including the 800 acre military enclave left behind as the Presidio of Monterey Annex, the 1,300 acre California State University at Monterey Bay (CSUMB), the 845 acre Marina Municipal Airport and as many as seven golf courses, covering about a third of the 44 square file base.

About 18 percent of the land at Fort Ord has been developed. Another 14 percent is slated to be developed in the next 60 years, according to the reuse plan.

About two-thirds of the base is to be preserved in its natural state by the U.S. Bureau of Land Management (BLM), the State Department of Parks and Recreation, the University of California Natural Reserve System, the county, and the city of Marina.

The environmental impact report for the reuse plan fills one of the volumes, a 327 page document, filed in early June as FORA's proposed final plan.

The environmental analysis doesn't have many specifics because a special state law allows that at Fort Ord. The reuse plan, which has taken six years and many political battles to achieve, is seen as a master sketch, with details and designs to be filled in as individual development projects emerge.

Fort Ord's Impact on the Local Economy

It is extremely difficult to accurately ascertain the full impact that Fort Ord's closure has had on the local economy because California was suffering through a recession during the early part of the 1990's when the base was closing. The recession has made it difficult to isolate how much of the impact the close of Fort Ord has had on the economy. What has been evident is that there was a short-term glut of rentals on the Monterey Peninsula. Surrounding communities, especially Marina, Seaside and Sand City suffered the greatest negative impact as the closure process evolved. Conversely, the prestigious residential areas such as Pebble Beach, Carmel and the more upscale areas of Monterey were not impacted by the closure. Similarly, the City of Salinas' housing market was not adversely affected to a significant degree.

In the Salinas Valley the base closure has had little to no significant impact. Rather, population growth and new development in the area of Salinas continued to be most effected by issues such as the shortage of water and salt-water intrusion. In general, the Salinas Valley could be described as being somewhat of an isolated market area. As such, a Salinas Valley location became more desirable, as investor's uncertainty associated with Fort Ord's closure was primarily directed at investment properties located on the Monterey Peninsula.

Overall, a somewhat stagnant to moderate housing market appears to be the continued status for the general area over the short term, although there are signs that economic conditions are improving. This is especially the case in nearby Santa Clara County ("Silicon Valley") where the housing and rental markets have exploded due to strong job growth. Little investment activity and/or new construction is anticipated in the communities adjoining Fort Ord, at least until the major issues surrounding the redevelopment/reuse of the base are resolved. As discussed, there


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are several issues surrounding the base closure and its reuse which need to be resolved before the prevailing atmosphere of uncertainty blanketing the local real estate market is cleared.

Business / Industry

Monterey County, with a full-time civilian work force of approximately 172,000 -175,000 workers, has two major urban areas --Salinas and the Monterey Peninsula. As shown on the following page, employment in Monterey County (not including agriculture) is projected by the Employment Development Department
(EDD) to average 113,100 in 1996, which will be 2,400 jobs above the 1989 annual average. At just +2.2 percent, this very small gain in jobs reflects EDD's assessment of the impact of the Fort Ord closure.

Unemployment rates in Monterey County have been consistently higher than for California as a whole. The seasonal nature of the county's economy accounts for double-digit unemployment in the winter when agriculture, food processing, and tourist-oriented industries are at a lull.

Agriculture

While the economy of Monterey County is diversified, agriculture is the county's leading industry and the mainstay of the local economy. Agriculture provides approximately 1/4 of the county's basic income. Almost 1/ 5 of California's top-producing crop farms are located in Monterey County. With 86 farming operations, the county ranks second in the state, behind Fresno County with 97 farming operations. A farming operation is defined as a farm producing a crop with a value in excess of $4 million. The county ranks third in the state in gross dollar agricultural production, making it one of the top ten producing counties in the nation. Monterey County has a total of 976,000 acres used exclusively for agriculture and another 343,680 are combined agricultural and grazing land. The county's highly productive agricultural land is often referred to as the "fog belt" agricultural area of California. The long growing season in this area makes it possible to grow as many as three crops annually.

Nationwide, the county leads in the production of lettuce, broccoli, artichokes, cauliflower, mushrooms, and strawberries. According to the county's agricultural commissioner, strawberries were the third-ranked cash crop in 1994, behind broccoli and head lettuce.

Despite the damage done by the 1995 historic floods, the crop value for Monterey County agriculture surpassed the $2 billion mark, after creeping toward the milestone for several years.

The 1995 crop value, $2.03 billion, market a 4.8 percent increase over 1994. Among the top 12 crops, the order in terms of dollar value remained almost identical to that of 1994.

Besides breaking local production records, Monterey County surpassed Kern County in 1995 to become the third in the state in gross dollar value of agriculture. It was surpassed by only Fresno and Tulare counties. By the same measure, Monterey County also is the largest vegetable producing county in the United States. The crop value for the state of California stands at $20 billion.


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Assuming water for irrigation remains sufficient, employment in agriculture is projected to increase as growers expand production of vegetables and labor-intensive strawberry and nursery crops. But because of foreign competition, the rate of growth will be slower through 1996 than over the past seven years. Foreign demand for the county's produce remains strong, however. Additional market growth is also expected as the pre-cut salad mix processing market is rapidly expanding.

Agriculture continues to be effected by water availability. Even with above normal rainfall in 1993 and 1996, the effects of years of drought have brought to focus the water issue. At this time, the issue of sufficient water supply and overdrafting (saltwater intrusion) are being addressed through water conservation and other management practices which have included moratoriums on new development. Other issues facing the agriculture industry include nitrates leaching into groundwater and soil compaction.

Tourism/Convention Industry

Following agriculture, the health of the county's business and industry is tied to the tourism./convention industry. According to the California Office of Tourism, an estimated 5 million visitors spent $1.2 billion in 1991 in traveling to Monterey County. That total represented about 2 percent of statewide travel spending that totaled $54.1 billion.

As shown in the following table, Monterey County ranked ninth among the state's counties in total travel dollars spent in 1991.

TRAVEL IMPACTS BY COUNTY: 1991
(Office of Tourism, April 1993)

--------------------------------------------------------------------------------
Travel Expenditures Payroll Employment Tax Receipts ($000)

 County              ($000)         ($000)      (Jobs)         Local  &   State
Los Angeles     $13,617,556     $3,316,360     154,734     $221,008     $391,987
San Francisco     5,777,445      1,524,457      63,236       99,816      133,011
Santa Clara       1,816,493        414,511      26,269       39,982       62,715
Alameda           1,502,588        353,077      19,663       25,024       46,024
San Mateo         1,496,321        363,301      18,626       26,209       41,447
Monterey          1,062,686        199,309      16,210       29,922       45,087
Sonoma              571,605        117,118       8,788        9,660       26,355
Santa Cruz          385,672         80,350       5,347        7,464       13,561
Napa                321,794         67,972       5,078        7,023       13,489
San Benito           49,459          8,713         724          591        2,327
--------------------------------------------------------------------------------

The Association of Monterey Bay Area Governments (AMBAG) estimates that 15 percent of total employment in the county and about 45 percent of all services and trade employment in the


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county are supported by tourism. The Monterey County Hospitality Association estimates that the industry is directly responsible for creating over 16,000 jobs locally with a payroll of nearly $200 million. And including the estimated 10,000 indirect jobs, the payroll increases to $322 million. By the Monterey County Hospitality's estimates, the "trickle-down" effect of tourism puts the total impact at $4 billion to $5 billion. Restaurants, hotels and inns, retail trade, numerous publications, and a variety of other service-oriented businesses are directly dependent on the tourist trade for their welfare.

Based on 1989 data, there was a total of 220 lodging facilities in Monterey County consisting of 10,381 rooms. Because the majority of the tourism industry is centered around the hotel and convention complexes, it has more of an impact on the Monterey Peninsula area.

The Monterey Peninsula area provides for a plethora of recreational and cultural activities which in combination with the natural scenic beauty create a tremendous attraction for tourism. The area has a number of public beaches that cater to swimming and sunbathing as well as surfing and scuba diving. In addition to the beaches, there is boating and sailing as well as two yacht clubs servicing the Monterey Peninsula. The area also boasts a number of parks and campgrounds, including the Los Padres National Forest and State beaches and parks. Within these parks and reserves, there are facilities for riding, hiking, hunting, and fishing. There is also the renown Del Monte Forest area and its 17-Mile Drive; Cannery Row and Fisherman's Wharf as well as the Carmel-by-the-Sea and the ocean-front drives of the peninsula communities.

The growth of the tourist industry is reflected in the continuous extension of the visitor season. More and more small business meetings, conventions and recreational events are now being held on a year-round basis. Although travelers and visitors to the Monterey Peninsula area come from all over the world, the primary points of origin are from within California, particularly within one day's driving distance. Again, attractions such as the Monterey Bay Aquarium and John Steinbeck's Cannery Row, as well as the Monterey Fisherman's Wharf, continue to be prime sources of vacation and tourism attractions.

Paralleling the growth of the travel & lodging industry, was the development of the Monterey Bay Aquarium. The aquarium was approved by the coastal commission in 1978 and the 60,000 square foot facility was completed in 1985. The entire cost of the $50 million aquarium was absorbed by the philanthropist/businessman David Packard. The aquarium drew 2.227 million visitors in its first year and has averaged approximately 1,730,000 annually through 1991 --making it the single largest tourist attraction in the county. A substantial expansion to the facility is now underway. Upon completion of the expansion, attendance is expected to substantially increase.

Occupancy for hotels and motels often reach 100 percent during peak season on the Monterey Peninsula. In fact, visitation patterns are being strongly affected by the lack of available rooms. The major limiting factor to the growth of the tourist industry in Monterey County in the future will be accommodations and facilities. According to statistics provided by the Monterey Peninsula Chamber of Commerce, the average occupancy rate has been approximately 65-75 percent, although 1996 is turning out to exceed the numbers.


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In an effort to further promote tourism, leaders in Monterey County's tourism industry are beginning an ambitious campaign to market the area. The general plan is to form an alliance among merchants, city officials and representatives of major events such as the Monterey Jazz Festival and Sports Car Racing Association of the Monterey County.

The strategy for expanding tourism in the county is to spread out the times when visitors come to the county and to advertise the attractions of the region, rather than just Monterey, Pebble Beach or Carmel. Traditionally, the tourist season peaks from Memorial Day to Labor Day. Additionally, the alliance would like to also extend the average stay from two to three days in the county. To that effect, tourists would be encouraged to spend time touring the Big Sur Coast, wineries of Salinas and Carmel Valley, John Steinbeck's Salinas, and even the lesser-known missions of San Antonio and Soledad.

The concept of "ecotourism" is also being promoted as a means of courting more visitors to the county. Monterey County, by virtue of its fragile ecosystem, scenic natural beauty and 20 years of "no growth" planning policy appears ideally suited to this new industry. Because the future of Monterey County may very well depend on its natural environment, "ecotourism" represents a mutual interest of both business and environmentalists. Thus the adverse impacts of increased traffic, use of precious water and growth of facilities geared to tourists are sure to be carefully weighed as community leaders look towards expanding the tourism industry in order to offset losses from the closure of Fort Ord.

Monterey County's tourist season has traditionally run from Memorial Day to Labor Day, but recent patterns of hotel occupancy and retail sales show that the season starts and ends later.

The summer 1995 aquarium attendance was up 10% over 1994. In June and July 1995, attendance was up 7 percent and 7.6 percent, respectively, over the same months of last year. August was expected to experience increases of up to 5 percent, according to Mr. Jim Hekkers, vice president of external affairs at the Monterey Bay Aquarium.

Commercial Market

The county's office market caters primarily to small local service business, while most regional and national companies located on the Garden Road/Ryan Ranch/Highway 68 corridor, drawn by newer buildings, attractive rents, better parking ratios, and large contiguous spaces.

The industrial market is tight in Monterey County. Vacancies are minimal and have continued to decline. Contiguous blocks of available space over 15,000 square feet are non existent. Most knowledgeable real estate brokers expect rents to increase slightly over the next year. New development should be limited because of minimal available industrial-zoned land.

The local retail market may seem crowded with large shopping complexes on the drawing boards in Salinas and Sand City, but marketing reports and consultants say there's room for more.


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Housing Market

Monterey County's real estate sales surged in April/May 1996 with total sales coming in 67 percent higher than for the month last year. The increased activity has promoted optimism about a recovering market. The median home price for the county is approximately $300,000. This is up slightly over the past year.

Regional Description & Analysis ---Conclusion

A survey of statistics on agriculture, home sales, retail sales and other indicators shows that the Monterey County economy is proving wrong the dire predictions made before Fort Ord closed down. For decades, farming and the military were the area's two economic mainstays. Today agriculture remains paramount, but other sectors are changing rapidly to fill the void created by the base closure.

Jobs

While unemployment estimates remain seasonally high, county business have added more than 6,000 new jobs in the past 12 months, mostly in agriculture and service related fields, according to the State Employment Development Department.

Construction

Although the county construction permits dropped by about 4 percent in 1995, when compared to the year before, to about $319 million, single family dwelling starts have bolstered this year's construction, which is about 20 percent ahead of last year's rate. In addition, government projects are still underway, including the $100 million Natividad Medical center in Salinas. Completion is expected in early 1997. Built around a courtyard, the new facility will offer patients an array of outpatient services devoted to the needs of families, women and children. Construction has started on the 680,000 square foot Westridge Shopping Center in Salinas. It is expected that the Wall Mart Store will open in February, 1997.

Real Estate Sales

Although Monterey County is considered the second least affordable area in the country, higher priced homes on the Peninsula are still attractive, particularly to the people in the 45 to 54 age range.

Agriculture

Monterey's total crop ranks third in the state in total dollar value, behind Fresno and Tulare counties. In terms of vegetable production,, the county is the largest in dollar value in the country. The county's crops amounted to 10 percent of the statewide crop total of $20 billion in 1995.

Tourism

The area's coastline, golf courses and resorts attract visitors from throughout the world. In 1995, attendance at the Monterey Bay Aquarium was 1.6 million and, with the opening of the Outer Bay wing in March, attendance is expected to go as high as 2.2 million this year, according to aquarium officials.


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CITY OF SALINAS-COMMUNITY PROFILE

The City of Salinas, incorporated in 1874, is located eight miles inland from the Monterey Bay, at the head of the Salinas Valley. The level fertile floor of the valley tapers to a funnel just north of the City. The original King's Highway, now called El Camino Real and/or Highway 101, traverses the approximate center of the valley floor from the Prunedale area of rural north Monterey County to King City to the south. Other cities located in the valley south of Salinas includes Chular, Gonzales, Soledad, Greenfleld, San Lucas, and San Ardo. A map of the city appears in the Addenda.

Salinas has been recognized historically as the distribution center for agricultural products from the Salinas Valley, one of the world's richest, most fertile growing areas, with approximately 1,000 square miles of land. The economic base of Salinas has always been agriculturally oriented; however, during the past decade, rising property values have helped to make the city of Salinas a bedroom community of the Monterey Peninsula.

Salinas has become the population growth center of the Monterey Bay region. Recent projections show the city will continue to grow at an annual rate of 3 percent.

There are 100 manufacturing firms in Salinas. The leading group classes of products are food, electronic components and electrical products. The largest manufacturing firms in the community are: Simplot Corporation, 550 employees; National Refractories, 419 employees; Integrated Device Technology, 360 employees; Radionics, 359 employees; and McCormick & Company, Inc. (Shilling), 350 employees.

The city has three distinct geographical business areas: South Salinas, East Salinas, and North Salinas (where The Circles Apartments and North Plaza Apartments are located).

South Salinas

"Old Town" is located south of West Market Street, along Main Street in south Salinas. This area has many specialty retail stores, financial institutions and restaurants. The City is actively pursuing the redevelopment of "Old Town." Since 1974, $15 million in private investments, matched by $34 million in publicly financed improvements, have been committed to this project. This redevelopment has revitalized the area and has attracted many new commercial tenants to this part of the city. This redevelopment is to include the Steinbeck Plaza, which is anticipated to be a much-heralded showpiece of the city's downtown district. It will consist of a mixed land-use project for the blighted 100 block of South Main Street and will include a five-story, 94 room hotel with rooftop restaurant; a five story, 110,000 square foot office building with conference rooms and retail shops; a four level parking garage; restaurants with a total seating of 400; and a 33,000 square foot public plaza that will include an amphitheater.

County and city government offices are located in the south Salinas area. This part of the city is generally known as the financial center. It has the highest concentration of larger office buildings. One of the largest tenants in south Salinas is the County of Monterey and its support service agencies. Salinas is the county seat of Monterey County. As the county seat, Salinas serves as the area's center for finance and agribusiness. It has captured nearly 40 percent of the county's office development.


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The Circle & N. Plaza Apartments, Salinas, CA


North Salinas

The north Salinas business district of the city is located along North Main Street, south of Boronda Road and north of East Laurel Drive. The Northridge Regional Shopping Center, with over 120 specialty shops, three savings and loans, a bank, theater complex, and four major department stores, is located in this area of the city. In 1985, Northridge concluded a four year expansion, representing an investment of over $55 million. Convenience stores, financial institutions and other neighborhood stores are also located along North Main Street, which connects the north and south Salinas areas. Over the past five years, with the development of Northridge Shopping Center, north Salinas has become the retail center of the city. Office development in this part of the city has generally been directed toward smaller buildings.

East Salinas

The East/Alisal area of Salinas is generally described as that part of the city that is located east of Highway 101 and Natividad Road. The central commercial district is located along East Alisal. Portales de Alisal, a three level mix of retail shops and day care center, as well as medical and other professional offices, are planned on approximately eight acres located in the 500 block of East Alisal Street, in the Hebbron Heights neighborhood of the Alisal District. Neighborhood retail shops, small professional office users and trades people comprise the typical tenant profile in the east Salinas area.

Vacancy in this area is low. Very few spaces are for lease. New retail space has leased very well as evidenced by the strong activity of a 19,600 square foot retail/shopping center located at 45 Sanborn Road.

Population & Growth Percentage-City of Salinas vs. Monterey County

--------------------------------------------------------------------------------
           Year                Monterey County             City of Salinas
--------------------------------------------------------------------------------
           2000                    422,710                    144,500
--------------------------------------------------------------------------------
           1995                    370,996                    122,390
--------------------------------------------------------------------------------
           1990                    355,657                    108,777
--------------------------------------------------------------------------------
           1980                    289,861                     80,479
--------------------------------------------------------------------------------
           1970                    247,450                     58,896
--------------------------------------------------------------------------------

Monterey County-Employment by Industry

--------------------------------------------------------------------------------
                            1992         1998 (projected)        Percent Change.
--------------------------------------------------------------------------------
  Agriculture              30,600             32,900                    8%
    Services               28,300             32,000                   13%
  Retail Trade             23,700             25,700                    8%
  Government               27,900             26,300                   -6%
 Manufacturing              8,900              9,800                   10%
Finance, Insurance,         6,300              7,000                   11%
  Real Estate
Transportation &            5,100              4,900                   .4%
 Public Utilities


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The Circle & N. Plaza Apartments, Salinas, CA


Wholesale Trade             5,000              5,100                    2%
  Construction              3,900              4,200                    8%
     Mining                  300                 200                  -33%

Local Economic Developments-City of Salinas

Early in 1996 the Salinas Valley Maximum Security Prison opened its new operation with its expanded correctional facilities. The new facility added nearly 700 new employees; an additional 800 new employees (the highest percentage are correctional officers) have recently been added, and by the beginning of 1997 an additional 450 new employees may be added. The recent hirings have already impacted the local apartment housing market throughout Salinas; interviews with numerous apartment managers have indicated that large numbers of newly-leased units are to correctional officers working at the Soledad State Correctional Facility; extremely limited housing within the city of Soledad have heavily impacted the demand for rental units in Salinas, considered only an approximate twenty (20) mile northerly commute from the prison. Increases in the city's services, retail trades, manufacturing, construction, and finance sector have resulted in a stronger demand for affordable multi-family housing units. The current shortage of rental units has been primarily the result of local economic activity. The expansion of the Westridge Shopping Center, a 650,000 square foot retail center, is within one-half mile of the subject property and includes a Wall Mart Store opening in February, 1997; this will also increase housing demand in the North Salinas area. Household Credit Corporation recently hired 200 new employees in 1996.

Residential Growth-City of Salinas

The Salinas Valley has long been an attractive area for homebuyers, especially first-time buyers who are looking for an affordable home in Monterey County. The average annual growth rate over the past 10 years was nearly 2 percent, and, as a result of continuing developments throughout both Monterey County and Salinas itself the rate should approximate 3 percent for the remaining few years to 2000.

Salinas has been moving forward with several new developments that will add thousands of new people to the city by the time the next U.S. Census is taken in the year 2000.

The Harden Ranch subdivision in North Salinas, for example, includes 1,683 single family homes, 719 multifamily units and an area for churches, schools and a park. Creekbridge subdivision is a mix of new homes, including 1,000 single family homes and 1,030 multifamily units. The Williams Ranch subdivision in East Salinas was planned for 1,551 homes and 519 condominiums or apartment units.

If there are any restrictions to growth in Salinas it's the agricultural land that surrounds the city. The city's master plan for growth forbids city officials from considering new building projects to the south and west of the city limits because that land is some of the richest, most productive farmland in California. "Slow" of "No-Growth" policies will limit Salinas' development in the south and west portions of the city; therefore, future developments will concentrate more heavily in North Salinas, in the vicinity of The Circles Apartments and North Plaza Apartments.


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City of Salinas-Apartment Market Analysis

Below is a simple chart illustrating the structural and vacancy characteristics estimated for the City of Salinas, as of September 28, 1996, the effective date of this appraisal. From a total of 35,902 housing units within the city, 13,247 units are considered multi-family (2 or more units in a structure). This equates to 36.9 percent. This estimate includes apartment units in plan check or currently under construction.

                                All Housing Units

----------------------------------------------------------------------------------------------
 Total    1 unit-detached   1 unit-attached   2-4 units   5-9 units   10+ units   Mobile homes
----------------------------------------------------------------------------------------------
35,902*        18,077             2,942         3,239       3,236        6,772       1,636
----------------------------------------------------------------------------------------------

* Information provided by the Monterey County Association of Realtors and Association of Monterey Bay Area Governments.

Utilizing the number of apartment units indicated above there currently exists 13,247 apartment units. Since the end of 1992, no apartment units have been built until 1996; the overall number has remained relatively constant for a number of years. Based on the current estimated population of Salinas of 122,390 and applying a 35% multifamily ratio provides for a total renter population of approximately 42,837. Dividing the renter population by the average 3.21 household size (estimated by the Association of Monterey Bay Area Governments) suggests that the City of Salinas would need 13,345 apartment units to accommodate this demand. Comparing this to the current apartment inventory of 13,247, a deficiency of 98 units exists. If this analysis is accurate, then this explains why the market as a whole is experiencing a very low to no vacancy rate at this time as reported by various apartment building managers throughout North Salinas, South Salinas, and East Salinas. Again, this is very consistent with my findings based on interviews with on-site managers, property managers, brokers and other appraisers.

The Salinas apartment market is very tight with many of the larger professionally managed complexes reporting 98%-I 00% occupancy with a waiting list. The market has tightened up because of several factors including the recent expansion of the Soledad prison facility wherein they recently hired approximately 1,200 employees. As previously indicated, Household Credit Corporation recently hired 400 new employees and a host of other ancillary businesses have been hiring in and around Salinas. Additionally, the population has been growing at approximately 3,500 new residents per year. Much of this growth is due to the migration from Santa Cruz, Los Angeles, and San Jose. Many of these people are purchasing homes in the newly-developed master plan communities and many are renting. According to many of the on-site property managers renters are coming from as far as San Jose which is approximately 3/4 of an hour drive north. Rents are significantly higher in San Jose. Rents in Salinas are estimated at between $250 and $500 below San Jose rents and therefore is attracting tenants who view making the commute an attractive alternative to paying higher rents.

Below are the results of a survey performed by this appraiser of ten (10) apartment complexes within the City of Salinas as of the date of this appraisal. The average apartment building size was 146 units. The survey indicates the name of the complex, total number of units, total number of vacant units, and total number of units "on notice".


   Robert Saia & Associates 3)3 Avalon Avenue Santa Cruz, CA (408) 458-9095   22
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The Circle & N. Plaza Apartments, Salinas, CA

                        Apartment Survey-City of Salinas
                               September 28, 1996

--------------------------------------------------------------------------------
          Name              Total No. Units   No. Vacant Units   Units On Notice
--------------------------------------------------------------------------------
Cypress Creek Apartments          288                0                 12
--------------------------------------------------------------------------------
Cypress Landing Apartments        112                0                  0
--------------------------------------------------------------------------------
Los Padres Apartments             220                4                  2
--------------------------------------------------------------------------------
Mariner Village Apartments        176                1                  3
--------------------------------------------------------------------------------
Northridge Park Apartments        232                3                  3
--------------------------------------------------------------------------------
Kipling Manor Apartments           92                0                  0
--------------------------------------------------------------------------------
Olive Tree Apartments              34                1                  0
--------------------------------------------------------------------------------
Shadowbrook Apartments             88                3                  0
--------------------------------------------------------------------------------
Sheridan Park Apartments          116                0                 10
--------------------------------------------------------------------------------
Village Green Apartments          104                0                  4
--------------------------------------------------------------------------------
TOTALS                          1,462               12                 34
--------------------------------------------------------------------------------

This particular sample surveyed represents only 11.04 percent of the total number of apartment rentals in the city of Salinas. Based on information from the above respondents a vacancy rate of .8 percent was indicated. If one includes the number of "units on notice" (tenants who plan to vacate within 30 days), the vacancy rate becomes 3.15 percent. Most of the tenants who have given notices to vacate are considered "seasonal workers" engaged primarily in the agricultural trades, according to property managers surveyed.

NEIGHBORHOOD DESCRIPTION AND ANALYSIS

The subject property is located in a northerly section of the North Salinas area of the city bounded by Russell Road north, U.S. 101 Freeway west, E. Boronda Road south, and San Juan Grade Road east. The area as defined is nearly trapezoidal in shape, measuring approximately 8/10 of a mile along all sides except E. Boronda Road, which forms the southerly boundary of the neighborhood along an approximate 5/10 of a mile length. In all, the neighborhood contains a total of approximately .52 square miles.

Immediate Neighborhood Environs

Beginning at the signalized intersection of N. Main Street and E. Boronda Road, a neighborhood commercial zone, one finds a Blockbuster Video store, World Savings Bank building, Denny's and Senor Taco restaurants. Major commercial developments south of the intersection are primarily the Northridge Regional Mall and Harden Ranch Shopping District.

Continuing in a northerly direction towards The Circle Apartments are North Plaza Apartments is Boronda Plaza, a small commercial strip center containing the Steinbeck Federal Credit Union, Farmers Insurance, and Lifetime Cookware. Located across from this plaza on the corner of Castro Street and N. Main Street under construction is a Chevron Service Station including a car wash and food mart; financing for the project is being provided by the Bank of Salinas.


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The Circle & N. Plaza Apartments, Salinas, CA


On the corner of W. Lamar Street at N. Main Street is a 7-11 convenience store. Also presently under construction on N. Main Street is a new Midas Muffler Auto Service Center, supervised by San Jose Construction Company. Located at 2080 N. Main Street is the Adams Motel, an older twenty (20) unit complex. Adjacent are the Capitol Motel and a Quick Stop convenience store. On the corner of E. Bolivar Street and N. Main Street is Soto Square Park, a neighborhood city-run recreational park.

Located at 2170-76 is the Northridge Manor Garden Apartments, a small complex of fifteen (15) residential units. Located at 2180 is a professional office building (1-story) occupied by Farmers Insurance as its claims office. This is considered a good quality Class C building. Located at 2210-12-14 is a small wood frame office building known as the Wright Building. An older mobile home park is located across N. Main Street from the subject property. Tracts located east of the subject property to San Juan Grade Road are primarily improved with older, detached single family residences.

The Santa Rita Elementary School and Park is located within the middle portion of the neighborhood. The nearest freeway access is located either one-half mile north of the subject property at Russell Road and N. Main Street or one-half mile southwest at E. Boronda Road and U.S. 101 Freeway.

SITE ANALYSIS
================================================================================

General:   The Circles Apartments & North Plaza Apartments

Based on a plat map furnished by our client (a copy is included in the Addenda), the site for The Circles Apartments contains a total of 17.23 acres. A survey of the site has not been made, and it is assumed that the Plat Map is correct. The site, which includes two separate and distinct legal parcels, has a rectangular shape; please refer to the County Assessor's Plat Map on the following page. For the North Plaza Apartments, the site consists of one parcel and is nearly trapezoidal in configuration, containing 6.087 acres. A Monterey County Assessor's Plat Map is also included. In total, 23.371 acres are indicated.

Topography and Drainage:

The topography of both of the sites is predominantly level to slightly rolling. Drainage is believed to be adequate.

Access:

The Circles Apartments has three (3) different access alternatives: (1) The main access is by means of N. Main Street to the west of the site; (2) the subject is accessed from the south at an entrance from Perez Street; (3) lastly, the other access is over a shared street with the North Plaza Apartments along the northern portion of the property line. The North Plaza Apartments, on the other hand, has only one access which is shared with The Circles Apartments.


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The Circle & N. Plaza Apartments, Salinas. CA


Utilities: All major utility services are available and connected to the property. These utilities include sewer, water, electricity, cable television, and telephone services. Sewer service is provided by the Monterey Regional Water Pollution Agency. The capacity of the sewer plant is 30 million gallons per day. Water is provided by the Alco Water Service and California Water Service Company. For both water companies combined, the maximum daily pumping capacity is 45,383,680 gallons per day. Quantity rates are $.7091 per 100 cubic feet. Natural gas and electric power are provided by Pacific Gas & Electric (PG&E). Local telephone service is provided by Pacific Bell. The City of Salinas Department of Public Works has adopted a master plan of storm drains. Charges are assessed on all on-site costs, plus off-site fees.

Site Hazards:

The subject property is located in a designated FEMA Zone "B", according to Community Panel Map Number # 060202-0001D, dated November 4, 1981. The "B" designation does not require flood insurance.

Earthquake Fault Zone

The property is not located in any known earthquake fault zones. However, the region is subject to periodic earthquake tremors. We know of no particular reason why the site would be at a greater risk than other area properties..

Rent Control:

Monterey County does not have rent control. The county does have an "inclusionary housing" program that provides for affordable "low-income" housing. Low and moderate housing assistance is available through a variety of programs offered by the Housing Authority of Monterey County, the City of Salinas and CHISPA, a non-profit housing developer. Apartment complexes for low-income families, the elderly, handicapped and farm-labor families are located throughout Salinas. The city has established a Housing Trust Fund to help increase the supply of affordable rental units as well as opportunities for home ownership.

Contamination/Toxics:

We have inspected the property with the due diligence expected of a professional real estate appraiser. It is important to note, however, that the appraiser(s) are not qualified to detect hazardous waste and/or toxic materials. Such a determination would require investigation by a qualified expert in the field of environmental assessment. To our knowledge, there are no potentially hazardous materials that would affect the valuation and/or marketability of the property as of the date of valuation.

The appraised of both The Circles Apartments and .North Plaza Apartments is specifically predicated on the assumption that there are no hazardous. materials on or in the property that would cause a loss in value.


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The Circle & N. Plaza Apartments, Salinas, CA


Easements and Restrictions:

Reference is made to the preliminary title report in the Addenda for easements and restrictions. Both apartment complexes share a common 24' easement running over their common boundary line which extends to N. Main Street. Property easements for ingress-egress are considered typical and do not negatively impact marketability.

Site Analysis Conclusion

In summary, the combined sites consists of 23.317 acres on three parcels improved with 439 rentable units. All utilities are available, including sewer service, electricity, gas, telephone and cable television. The site lies in Flood Zone "B" (no flood insurance required). Zone "B" is typical of most of the neighborhood, with the exception of the minor Santa Rita Creek channel two blocks south of the subject property.

TAXES AND ASSESSMENT ANALYSIS

In the State of California, property is enrolled at 100% percent of market value, as determined by the Assessor upon transfer of ownership or significant new construction. The maximum tax rate cannot exceed one percent of the enrolled value, plus general and/or special assessment bonds and fees approved by the voters.

The current assessed value for The Circles Apartments is $6,272,018, broken down as follows:

                  Land:                              $ 1,882,018

                  Improvements:                      $ 4,390,800

                  Personal Property:                 $ -0-

                  Total Assessed Value               $ 6,272,818

The current assessed value for the North Plaza Apartments is $6,189,011, broken down as follows:

                  Land:                              $ 2,651,500

                  Improvements:                      $ 3,269,840

                  Personal Property:                 $   267,671

                  Total Assessed Value:              $ 6,189,011

For The Circles Apartments, real estate taxes for the 1996-97 tax year are $67,625.32. Direct assessments of $1,262.70 are included. For the North Plaza Apartments, real estate taxes for the 1996-97 tax year are $66,496.14. Direct assessments of $1,032.62 are included. The tax rate for both properties is
1.057940 percent per $100 of frill cash value. Direct assessments are imposed


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The Circle & N. Plaza Apartments, Salinas, CA


by the North County Water Regional Agency (.004660) and by Santa Rita School Bonds (.053280); these two rates are added, of course, to the one (1) percent base tax rate as specified by Proposition 13 for California. There are no special assessment bonds, according to the Monterey County Tax Collector Department. Both installments have not been paid for 1996-97. The reader should refer to the preliminary title insurance report for specific amounts of any unpaid previous tax installments. The first installment for 1996-97 is due November 10, 1996. The tax rate area for both The Circles Apartments and North Plaza Apartments is 005-022.

Re-assessment of The Circles Apartments & North Plaza Apartments: Proposition 13

The current tax amounts for the 1996-97 tax year will not remain the same beginning on July 1, 1197. According to Proposition 13 for California, the subject property will be re-assessed, most likely based on the new sale price or market value at time of sale. The assessments will be based on full cash value using a tax rate per $100 of full cash value. The passage of Proposition 13 establishes a maximum property tax of one percent of full cash value. The mandated one percent (1%) property tax level converts to a $1.00 base tax rate. The additional rates imposed by the Water Regional Agency and Santa Rita School Bonds will be added to the $1.00 base rate.


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The Circle & N. Plaza Apartments, Salinas, CA


ZONING DESCRIPTION AND ANALYSIS

The Circles Apartments and North Plaza Apartments are currently under the zoning designation of R-H-2.3 by the City of Salinas. This zoning designation specifically refers to a high density residential district. Section 37-44 addresses specific purposes of the particular district's regulations. They are as follows:

(1) To provide appropriately located areas for high density multiple family dwelling units consistent with the General Plan and with standards of public health and safety established by the Salinas Municipal Code.

(2) To provide adequate light, air, privacy, and open space for each dwelling unit and protect residents from the harmful effects of excessive noise, population, density, traffic congestion and other adverse environmental impacts.

(3) To promote development of affordable housing by providing a density bonus for projects in which a portion of the dwellings are affordable to qualifying households.

(4) To achieve design compatibility through the use of site development standards.

(5) To protect adjoining low density residential districts from excessive noise or loss of sun, light, quiet, and privacy resulting from proximity to multifamily dwellings.

(6) To provide sites for public and semipublic land uses needed to complement residential development or requiring a residential environment.

(7) To ensure the provision of public services and facilities needed to accommodate planned population densities.

For a comprehensive list of all property development regulations under the R-H-2.3 Zoning District the reader may refer to the Addenda of this report.

Parking Requirements-On-site

Division 18-Off-Street Parking and Loading Regulations of the City of Salinas Municipal Code lists all use classifications. For multifamily residential complexes containing over ten (10) units, the off-street parking and loading requirement is 1.6 spaces per unit.

The Circles Apartments has 323 carport spaces and 176 open spaces for a combined total of 499 spaces. North Plaza Apartments has 120 garaged spaces and 125 open spaces for a combined total of 245 spaces.

Conclusion

It appears that the subject property meets all applicable city zoning, building and parking requirements.


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    The Circle & N. Plaza Apartments, Salinas, CA


IMPROVEMENT DESCRIPTION AND ANALYSIS

The Circles Apartments were constructed over a four (4) year period from 1979 to 1983 and contain a total of twenty (20) two-story buildings configured in a "circle" layout on the 17.23 acre site. There are a total of 319 rentable units in six (6) floorplans; one unit is used as a maintenance-storage room by the management company. The net rentable building area is 274,885 square feet. There is also a 1,407 square foot office manager building located in the westerly portion of the development near the security entrance gates fronting to N. Main Street. There are also four (4) separate laundry rooms each containing 294 square feet. The Circles Apartments are considered a Class D Building(s) Construction Type V (wood frame) of the Uniform Building Code. Class D buildings are characterized by combustible construction. The exterior walls are made up of closely spaced wood studs with an exterior stucco-masonry covering. The roof is supported by a wood truss system with a concrete slab floor on 1st floor area. The upper floor (2nd story) consists of plywood sheets. Also, the subject is in a class of construction referred to as protected one-hour construction.

The N. Plaza Apartments were constructed in 1986 and contain a total of twenty-four (24) buildings on a site of 6.087 acres. There are a total of 120 rentable units in two (2) floorplans. The net rentable building area is 123,400 square feet. All units contain interior washer/dryer areas(stacked). The Plaza Apartments are considered a Class D Building(s) Construction Type V (wood frame) of the Uniform Building Code. Class D buildings are characterized by combustible construction. The exterior walls are made up of closely spaced wood studs with an exterior wood siding, in this case. The roof is supported by a wood truss system with a concrete slab floor on first floor area. The upper floor (2nd story) consists of plywood sheets. Also, the Plaza Apartments is in a class of construction referred to as protected one-hour construction.

Unit Mix-The Circles Apartments

--------------------------------------------------------------------------------
             TYPE                     UNITS                   AREA (sf)
--------------------------------------------------------------------------------
            1BR-1BA                     40                        715
--------------------------------------------------------------------------------
            1BR-1BA                     79                        755
--------------------------------------------------------------------------------
            1BR-1BA                     40                        777
--------------------------------------------------------------------------------
            2BR-2BA                     40                        915
--------------------------------------------------------------------------------
            2BR-2BA                     80                        983
--------------------------------------------------------------------------------
            2BR-2BA                     40                      1,008
--------------------------------------------------------------------------------
            TOTAL                      319                    274,885
--------------------------------------------------------------------------------

Interior Improvements: The Circles Apartments

All of the units have fireplaces. Floor coverings consist of wall to wall carpeting over concrete slab in lower levels and over plywood subfloor in upper levels. Vinyl flooring is in kitchens and bathrooms. There is gas central forced air heating throughout the units. The kitchens have


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The Circle & N. Plaza Apartments, Salinas, CA


Formica countertops, free-standing gas range and ovens, garbage disposals, and dishwashers. Each of the twenty (20) buildings is served with a 250 gallon hot water heater. Bathrooms are improved with fiberglass wainscoting and cultured marble vanities. Overall condition is considered good. Many of the units have recently been upgraded with new carpeting and interior painting.


Unit Mix-North Plaza Apartments

--------------------------------------------------------------------------------
             TYPE                     UNITS                   AREA (sf)
--------------------------------------------------------------------------------
            1BR-1BA                     52                        660
--------------------------------------------------------------------------------
            3BR-2BA                     68                      1,310
--------------------------------------------------------------------------------
            TOTAL                      120                    123,400
--------------------------------------------------------------------------------

Note: Information regarding the individual unit sizes was made available by drawings of floorplans provided to the appraiser by Lincoln Management Company. The appraiser was provided access to representative floorplans of each particular unit and has verified the accuracy of the floorplan and gross living area, for both The Circles Apartments and North Plaza Apartments. The inspected units are considered representative of the complex. It is assumed that the condition of the interior units are similar with some variation.

Interior Improvements: North Plaza Apartments

All of the units have fireplaces. Floor coverings consist of wall to wall carpeting over concrete slab in lower levels and over plywood subfloor in upper levels. Vinyl flooring is in kitchens and bathrooms. There are gas wall heating elements. Free-standing gas range and ovens, Formica counters, fan and hood combinations, and dishwashers are typical kitchen amenities. There are enclosed areas for stacked washer/dryers in each unit. There are also enclosed patio yards with sliding glass door access. Recent upgrading has taken place with new exterior painting and installation of mini-blinds. The overall condition is good.

Effective Age: The Circles Apartments & North Plaza Apartments

The actual age of The Circles Apartments complex ranges from 13 years to 17 years, since the development was completed over a four (4) year period. An average quality Class D apartment project is estimated to have a total economic life of fifty (50) years. This is based primarily on the performance of many comparable properties built in the 1940's and 1950's still in existence in Monterey County and capable of attracting tenants due to upgrading and above-average maintenance. In addition, the Marshall and Swift Cost Valuation Service provides reasonable support for an estimated total economic life expectancy of fifty (50) years. Because The Circles Apartments has undergone substantial recent upgrading under the current management to date it is the appraiser's opinion that an estimated overall effective age often (10) years is considered reasonable and supportable. The actual age of the North Plaza Apartments is 10 years. The Plaza Apartments is also considered representative of average quality Class D apartment projects. Due to the recent complete exterior painting of North Plaza and above-average maintenance and continual upgrading and replacing of appliances it is my opinion that an effective age for this development is estimated at 8 years.


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The Circle & N. Plaza Apartments, Salinas, CA


Remaing Economic Life: The remaining economic life of The Circles Apartments is estimated at 40 years, although it certainly could be longer or even shorter. This estimate is made by deducting the effective age of 10 years from total economic life of 50 years. Also, the remaining economic life of North Plaza Apartments is 42 years, based on a total economic life of 50 years.

External Obsolescence

Because some of the apartment units located in both The Circles and North Plaza are in relative close proximity and front to N. Main Street, considered a feeder street with moderately busy vehicular traffic, the Lincoln Property Management was consulted as to any adverse effects these rental units have experienced in attracting and maintaining tenants over a reasonable period of time. No significant problems have occurred in renting any of the few units that are located close to N. Main Street. Large lawn areas serve as a buffer zone between
N. Main Street and a few of the buildings that are located along N Main Street. No measurable external inadequacies are noted in this report. There is no difference in rental rates (i.e. rent loss) between apartment units located along N. Main Street and from interior sections of the development.


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The Circle & N. Plaza Apartments, Salinas, CA


HIGHEST AND BEST USE ANALYSIS

Definition

Highest and best use, as used in this appraisal, is defined as that reasonable and probable use that will support the highest present value, as defined, as of the effective date of the appraisal, September 28, 1996. Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, which results in highest land value.

The above definition of the "Highest and Best Use" is in reference to land that is unimproved. In cases of improved land, a determination of the contributory value of the improvements to the land must be made. The improvements found on a site may be of inappropriate use, but will continue until the land value exceeds the total value of the property in its existing use.

Discussion

Our opinion of the highest and best use of the subject land parcel will be supported based upon our analysis of the four tests outlined below:

            1. Legally Permissible Use. This type of use is legal and conforms to the zoning assigned to property, as well as to the City's planning goals.

            2. Physically Possible Use. The shape, size, and available utilities are adequate to serve this use.

            3. Financially Feasible Use. Population and immediate income statistics support the feasibility of the highest and best use based upon the quantity, quality, and distribution of the income and its prospective users.

            4. Maximally Possible Use. An analysis of which possible legal uses will produce a net return and/or create value to the site.

All three standard appraisal approaches to value are affected by the highest and best use. Therefore, valuation is highly dependent upon the conclusions set forth by this analysis.

Physically Possible

Section 37-46 of the City of Salinas Municipal Code specifies a minimum lot size of 7,200 square feet in a R-H-2.3 high density residential district. Both The Circles Apartments and North Plaza Apartments contain sites of 750,539 and 265,150 square feet, respectively. A minimum of 1,800 square feet is required for each unit, according to Section 37-46 of the Regulations. Based on this requirement, therefore, both sites are physically capable of being developed with the current improvements.


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The Circle & N. Plaza Apartments, Salinas, CA


Legal Permissible

The subject is zoned and general plan designated to allow high density residential uses. As existing, the subject is a legal and conforming use.

Financially Feasible In evaluating the most reasonable and probable use of the vacant site, we considered the demographics of the surrounding area, land use patterns, local market supply and demand, general market conditions, and the physical characteristics of the property itself The most feasible and marketable use for the subject site(s) appears to be for apartment use, given the present shortage of rental housing in Salinas, which is a result of the local economy and current growth of Salinas. Rapid changes in market conditions which were previously discussed in the Neighborhood and City Sections indicate apartment and multi-family housing as the most reasonably probable use of the subject property.

Maximally Possible Use

The final of the four tests in the highest and best use analysis is the use that maximizes the land value by providing the highest return. This test must be considered sequentially with the prior three tests; it makes no difference that the most probable highest value is a apartment complex, for example, if the zoning does not permit this use. The most profitable use is a multi-family or apartment use. This is largely based on the fact that the current improvements are apartments and are configured on the sites as such. At the present time, the City of Salinas Planning Department recognizes through its general plan the R-H-2.3 high density residential district of the subject's neighborhood in North Salinas and is aware of the changing market conditions and rental shortage that exists in the City of Salinas. There is virtually no availability of vacant land in South Salinas for apartment use, for example, since that area is primarily designated as agricultural land. The City is encouraging the future development of high density residential land in the North Salinas section of the city.

Highest and Best Use Conclusion - As Improved

In conclusion, the highest and best use of the subject site, as improved, is the existing use.

Highest and Best Use Conclusion - As Vacant

In conclusion, the highest and best use as vacant is a multi-family or apartment-type use.


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The Circle & N. Plaza Apartments, Salinas, CA


THE APPRAISAL PROCESS
================================================================================

The estimation of a real property's market value involves a systematic process in which the appraisal problem is defined and the data required is gathered, analyzed and interpreted into an estimate of value. Traditionally, three methods of valuation have been used in appraising: the Cost, Sales or Market Comparison and Income Approaches.

In the Cost Approach, the value of the site is first estimated by comparing it to similar sites that have recently sold or are currently offered for sale. Replacement cost new of the improvements is determined by reference to actual costs of similarly constructed properties. Depreciation from all sources is then deducted from the replacement cost new of the improvements to arrive at the present value. The depreciated value of the improvements is added to the estimated land value to arrive at the total value by the cost approach. In this appraisal, however, NationsBank has requested that the cost approach be omitted from this appraisal assignment. The cost approach has been determined to have little to no significant applicability in the valuation of 10 to 30 year-old multi-family properties due largely to the subjectivity involved with estimating depreciation in older properties. Moreover, cost and value are oftentimes not the same.

The Sales Comparison Approach involves comparison of the subject to similar properties that have recently sold or that are offered for sale. These sales are reviewed for differences from the subject in the date of sale, location of the site, physical characteristics and other factors. The comparable properties are then adjusted to formulate a value range for the property being appraised.

The third of the three valuation techniques is the Income Capitalization Approach. This approach involves estimating net operating income, and discounting this income to a present worth through the capitalization process. For most income-producing properties, including apartments and multi-family properties, this is the better valuation technique.


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The Circle & N. Plaza Apartments, Salinas, CA


INCOME CAPITALIZATION APPROACH

The first and primary approach applied to the valuation of the subject is the income capitalization method. This technique involves conversion of future anticipated income into an estimate of present value by the capitalization process. This procedure involves three steps as indicated below:

      1. Estimate gross income from available rental information and the subject's operating history;

      2. Estimate and deduct vacancy and collection loss allowance and operating expenses to derive net operating income; and,

      3. Select an applicable capitalization method or methods, develop the appropriate capitalization rate, and complete the necessary computations to derive an economic value indicated by the income capitalization approach.

Required Information

Documents that are helpful to better estimate value under the Income Approach include the following:

            o  Income/Expense statements
            o  Proforma
            o  Personal Financial Statements of Owner (if applicable)
            o  Rent Roll
            o  Lease Agreements
            o  Other (service agreements)

Income and expense statements. Operating statements provided by management over the past year and seven months are included in the Addenda.

Proforma. A proforma is an estimate or projection of operations by management Proformas can be helpful in identifying possible economic trends and plans for the property in future years. Business plans are also helpful. An income and expense proforma was reviewed for the remaining months of 1996.

Personal Financial Statements. The owner's personal financial statements are not required to appraise the property, but can be helpful under certain circumstances. While market value intrinsically assumes transfer to a willing and knowledgeable buyer at market price, financial statements of the owner often provides insight into the current management quality and style of the property. An undercapitalized owner, for example, may not be able to institute correction of deferred maintenance that will enhance livability. As such, occupancy and rates may suffer from inadequate level of maintenance, which results in loss of reputation. Financial statements of the subject ownership have not been reviewed. However, based on conversations with management


   Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095   35

The Circle & N. Plaza Apartments, Salinas, CA


and the overall good maintenance level and high occupancy of the property, it can logically be assumed that ownership is capable of operating the property in a strong professional manner. Based on conversations with management, and inspections of other properties owned by Thysen and managed by Lincoln Property Residential, the subject has been operated in a professional manner and there appears to be no operational problems.

Rent Roll: A roll of the current tenants have been provided by management as of September 28, 1996. As of this date, 16 units were vacant. Of the vacant units, two are models and one is under repair (deck). Three have been preleased. Thus, there are ten units (2.3%) that are available for rent at this time.

Lease Agreements: A copy of the standard 2-page residential rental agreements have been reviewed, and have been included in the Addenda. About 360 units are on either 7, 8, 9 and 10 month short-term leases. The rental agreements are typical of others used in the marketplace. Utilities, except for water, trash and basic cable are paid for the tenant. There is a late charge of $30 if management elects to accept rent after the third of the month, and a $20 returned check fee. No pets are allowed without written consent. Use of the premises shall be for a private residence only. No more than three persons shall occupy a one bedroom unit; no more than 5 are allowed in a two bedroom; and, no more than 7 in a three bedroom unit. Occupancy limits are strongly enforced. First month and security deposits are collected prior to the tenant moving in.

Capital Improvements: Capital expenditures over the past two years have also been reviewed and/or discussed with the property manager. Improvements to the property over the past year and half include the following:

o  Exterior paint (entire complex)
o  New landscaping
o  New appliances and carpets in most units

Occupancy trends: In addition to the above, occupancy trends of the complex have been reviewed. Since Lincoln Property took over as managers approximately 1.5 years ago, occupancy has been increasing. This is due mainly to correction of deferred maintenance items and an improving rental market. The new management has also qualified tenants better which have resulted in less turnover and less evictions. As of the appraisal date, there were five pending evictions and only 7 available units for rent. This is a marked improvement from two years ago when vacancy reached an all-time high of 88 units (20%) due to tenant problems, inadequate management and deferred maintenance problems that created a negative reputation for the property. Moreover, seasonal tenancy has been reduced to virtually nothing by the implementation of leases.

Other: According to management, Mission Laundry owns the some of the laundry machines (a breakdown was not available).


   Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095   36

The Circle & N. Plaza Apartments, Salinas, CA


Subject Asking Rents

As of September 28, 1996, the following monthly rents (all unfurnished) were being charged at the subject complex:

                                Circles I and II

1 BR (Cadiz model)                715 sf            $615-625      $0.86-$0.87/sf
1 BR (Durango/Brasilia)           755 sf            $650          $0.86/sf
1 BR (Altamira)                   777 sf            $690          $0.89/sf
2 BR (Guayaquil)                  915 sf            $730          $0.80/sf
2 BR (Fortiliza/Hermosillo)       983 sf            $760          $0.77/sf
2 BR (Espirito)                   1,008 sf          $795          $0.79/sf

                             Circles III (N. Plaza)

1 BR (Cozumel w/garage)           660 sf            $615-625      $0.93-0.95/sf
3 BR (La Terraza w/ garage)       1,310 sf          $925          $0.71/sf

All rents include water, trash removal and basic cable. Tenants pay their own gas and electric (Pacific Gas & Electric Company), telephone, and premium cable channels. Pets are accepted with an additional $500 deposit. To qualify, prospective tenants must have three times the monthly rental rate and a positive credit report and previous rental history. There is a $25 application fee (includes credit report) and $100 holding fee. The application fee is non-reimbursable.

Each unit has a fireplace with gas starter, dishwasher, refrigerator, garbage disposal and one covered parking space (carport or garage). There are also open parking spaces. Each unit also has laundry hookups. For $30 per month, management will rent the stacked washer and dryer units, or the tenant may bring in their own at no additional cost. There is no charge (included in rent) for use of the pools, tennis courts, spa, and recreation room. The complex also offers to their residents, seven days a week, use of laundry rooms and security patrol. The manager's office is also open 7 days per week.

The above price list was set in August 1996. Management periodically surveys other complexes in the area in order to maintain market rental levels. At this time, there are no rental specials or concessions. In the past, management has offered 1/2 to one month "move-in" rent or $100 off first month's rent. As explained earlier, market conditions have been improving gradually over the past year, and most apartment complexes in Salinas are not offering any rental concessions at this time.

As can be noted on the rent roll in the Addenda, a number of subject apartment units are at the above quoted rates. Those units with leases expiring will be moved to the new rates. At this time, there is a difference of 6.7 percent between the market and actual rents (i.e., actual rents lag about 7 percent below market).


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

The Circle & N. Plaza Apartments, Salinas, CA


Rent Survey and Analysis

In order to determine whether the subject rentals are at or within a market rental range, a survey of competing complexes was made. This analysis involved a comparison of amenities and facilities offered by competitive projects with those offered by the subject.

The competing complexes considered most helpful in estimating the subject economic or market rental level are summarized on the following pages.

All rental rates quoted in the survey are month-to-month or short-term leases. None of the complexes surveyed in this report had long-term leases. All complexes are garden style two and/or three-stories of similar vintage and design as the subject. All are located in the general subject neighborhood. Typically, rents include water and trash removal (and sometimes basic cable service). None of the complexes were offering any specials.

Rental Number 1 represents "Cypress Creek," located at 162 Casentini Street, nearby the subject. This is a 288-unit complex built in 1987. It is of good quality and in good condition. Amenities include tennis courts, heated pool, sauna, racquetball, spa, laundry hookups, laundry rooms and carport parking. No promotional specials or concessions. Leases are 6 and 12 month terms. Security deposits are $300 and $400 (depending on the unit size). Pets are allowed with a $400 deposit. One bedroom units are reported at 750 square feet, and rent from $725 to $750, depending on variation of location within the complex. Two bedroom/two bath units measure 1,000 square feet and rent from $925 to $950, or $0.93 to $0.95/sf. Only four units are available. This is one of the newer and better quality complexes in Salinas and is similar in many respects to the subject. Like Rental Number 2 below, it is directly comparable to the subject.

Rental 1 supports the subject rental rates. This comparable indicates, however, that the subject 3 bedroom units at $925/month are probably below market.

Rental Number 2 represents the 168-unit "Fox Creek Apartments," located at 136 West Alvin Drive nearby the subject in north Salinas. The overall quality and condition are good. No promotional specials or concessions. Leases are 6 and 12 month terms. Security deposits are $250. Amenities consists of a pool, spa, weightroom, clubhouse, laundry rooms, and tennis courts. Some units have washer/dryer hookups. There are 76 one bedroom, 24 two bedroom/one bath, and 68 two bedroom/two bath units. One bedroom units are reported by management at 708 square feet, and rent at $625 per month, or $0.88/sf. Two bedroom/ one bath units are 875 square feet, and rent at $725 per month, or $0.83/sf. Two bedroom/two bath units are 986 square feet, and rent at $750 per month, or $0.76/sf Current vacancy is zero. Fox Creek is directly comparable to the subject and is perhaps the best overall comparable. The subject, however, does not have any two bedroom/one bath units. This comparable provides excellent support for the subject rental rates. As with Rental #1, this comparable indicates that the subject 3 bedroom units are priced below market potential.

Rental Number 3 is the 112-unit "Cypress Landing Apartments" located at 552 Rico Street, nearby the subject in north Salinas. This is a newer complex built in 1989. It is of good quality and in good condition. There are 36 one bedroom and 76 two bedroom/ two bath units. One bedroom units measure approximately 750 square feet and are $640-665 per month. Two bedroom units are


   Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095   38

                            RENT COMPARABLE NUMBER 1

Name:                               CYPRESS CREEK

Location:                           162 Casentini Street, Salinas

Age/Type:                           9 years old/ two-story garden design - 288
                                    units

--------------------------------------------------------------------------------
                   Type               Rent             SF           Rent/SF
                   ----               ----             --           -------
Monthly Rent:      1BR/1BA =          $725-750         750          $0.97-l.00

                   2BR/2BA =          $925-950         1,000        $0.925-0.95
--------------------------------------------------------------------------------

Utilities included in Rent:         water and trash

Recreational Amenities:             Tennis, heated pool, sauna, racquetball,
                                    spa, w/d hookups, laundry rooms

Vacancy: 0% (some units will become available in next few weeks)

Comments:                           Nine year old project; good tenant appeal.
Located off N. Main Street. Close to shopping, schools, freeway. Deposit = $300/400. $25 per month extra with lease (either 6 or 9 months). Pet deposit of $400 (cats). Good demand over past year. Source: (408) 758-3008

                                [GRAPHIC OMITTED]

                            RENT COMPARABLE NUMBER 2

Name:                               FOX CREEK

Location:                           136 W. Alvin, Salinas

Age/Type:                           1986/ two-story garden design - 168 units

--------------------------------------------------------------------------------
                   Type               Rent             SF           Rent/SF
                   ----               ----             --           -------
Monthly Rent:      1BR/1BA =          $625             708          $0.88

                   2BR/1BA =          $725             875          $0.83

                   2BR/2BA =          $750             986          $0.76
--------------------------------------------------------------------------------

Utilities included in Rent:         water and trash

Recreational Amenities:             Tennis, heated pool, sauna, spa, exercise
                                    room, w/d hookups in all units, laundry
                                    rooms

Vacancy:                            0% (some units will become available in
                                    December)

Comments:                           Ten year old project; good tenant appeal.
Located off N. Main Street. Close to shopping, schools, freeway. Deposit = $250. Pet deposit of $350 (20 lbs.). Good demand over past year. No units available. Some units may become available in December. Carport parking plus open. No specials. Month-month rentals. Source: (408) 449-1800

                                [GRAPHIC OMITTED]

                            RENT COMPARABLE NUMBER 3

Name:                               CYPRESS LANDING

Location:                           552 Rico Street, Salinas

Age/Type:                           1989/two-story garden design - 112 units

--------------------------------------------------------------------------------
                   Type               Rent             SF           Rent/SF
                   ----               ----             --           -------

Monthly Rent:      1BR/1BA =          $655-690         750+/-       $0.87-0.92

                   2BR/1BA =          N/A

                   2BR/2BA =          $765-825         975+/-       $0.78-0.84\5
--------------------------------------------------------------------------------

Utilities included in Rent:         water and trash


Recreational Amenities:             Tennis, heated pool, sauna, spa, exercise
                                    room, some units have fp's (all 1/br's), laundry rooms

Vacancy:                            0% (some units will become available in
                                    October)

Comments:                           Good tenant appeal. Located in north
Salinas. Close to shopping, schools, freeway. Deposit = $350/450. Good demand over past year. No units available. Some units may become available in October. Carport parking plus open. No specials. 6 and 12 month leases ($15/mo. taken off 12 mo lease). Source: (408)424-4343

                                [GRAPHIC OMITTED]

                            RENT COMPARABLE NUMBER 4

Name:                               NORTHPOINTE

Location:                           196 E. Alvin Drive, Salinas

Age/Type:                           1976/ two-story garden design - 138 units

--------------------------------------------------------------------------------
                   Type               Rent             SF           Rent/SF
                   ----               ----             --           -------
Monthly Rent:      1BR/1BA =          $568             648          $0.87-0.92

                   2BR/1BA =          $620             735          $0.84

                   2BR/2BA =          $669             835          $0.80
--------------------------------------------------------------------------------

Utilities included in Rent:         water and trash

Recreational Amenities:             Tennis, heated pool, sauna, spa, exercise
                                    room, some units have fp's (all 1/br's), laundry rooms

Vacancy:                            1% (only one unit available at survey time)

Comments:                           Avg-Avg+ tenant appeal. Located in north
Salinas. Close to shopping, schools, freeway. Deposit = $300/400. Good demand over past year. Carport parking plus open. No specials. 6 month leases. Source:
(408)443-1776

                                [GRAPHIC OMITTED]

The Circle & N. Plaza Apartments, Salinas, CA


approximately 975 square feet, and rent from $745-795 per month. Amenities include a pool, spa, clubhouse and carport parking. Some units have fireplaces. No rental concessions or specials. The property is close to shopping, freeway access and schools. The overall appeal is good. Only one unit is currently available.

Rental #3 is rated slightly superior to the subject in terms of age and average unit size (larger). While only some of the units have fireplaces, the overall appeal of this complex is marginally superior indicating slightly higher rental rates (on average). In short, the subject rental rates are well supported by this comparable.

Rental Number 4 is the 138-unit "Northpointe Apartments" located at 196 East Alvin in North Salinas nearby the subject. This is a two-story garden complex built in 1976. The overall quality and condition are above average to good. The location directly off N. Main is close to shopping, schools and freeway access. The complex has 1, one bedroom unit currently available at $568/month, and 1, two bedroom/one bath unit at $620/month. Two bedrooms reportedly rent as high as $669 per month. One bedrooms range from 624 to 648 square feet, and two bedrooms contain 735 to 835 square feet. Rents include water and trash. Security deposits are $300 for one bedrooms and $400 for two bedrooms. Leases of six months are required. There are no specials or concessions. Pets are not allowed. Amenities include two laundry rooms, and one swimming pool.

The level and quality of amenities are inferior to the subject. The subject also has an additional advantage of having security fencing and gates as well as units having laundry hookups, garages, and fireplaces. In conclusion, the subject rents should (and are) be significantly higher than $568 for a bedroom and $620 + for the two bedrooms.

Other: In addition to the above primary comparables, several other complexes including many owned by Thysen in the Salinas marketplace were considered. Thysen owns another 12 complexes in Salinas (most are in North Salinas). Although not enough to "set" the market, the number of complexes controlled by Thysen has an influence on rental levels. Thysen property managers (employees of Lincoln Property) regularly refer clientele to other Thysen complexes. Still, there are more than enough competing projects to make it difficult if not possible to "control" the market. Rental rates at these complexes are consistent with one another and with competing projects.

Market Rental Conclusion

The four primary comparables strongly support the current subject rental rates of $615 to $690 for one bedrooms, and $730 to $795 for two bedrooms/two bath units. On a per square foot basis, the range is $0.87 to $1.00 per square foot for the one bedroom units, and $0.76 to $0.95 per square foot for the two bedroom units. Studios typically range from $1.13 to $1.58 per square foot. Three bedroom units are not as prevalent as one and two bedroom units. The few complexes that have three bedroom units are charging a minimum of $900 per month.

With the exception of the three bedroom units, the subject units are being rented at market levels at this particular time. The subject three bedroom units are currently priced below market at $925. Based on


   Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095   43

The Circle & N. Plaza Apartments, Salinas, CA


market data, the economic or market rent for three bedroom units should be approximately $975 per month

Of the complexes surveyed (including those not shown in this appraisal) which consisted of about 2,000 total units, overall vacancy is running between 1-2 percent. Most had no vacancy. Some had only a few units available. A few managers stated that units should become available in November and December as seasonal workers go home. When a unit does become available, it typically takes 3 to 7 days to re-rent. However, in several cases, the unit is pre-leased (rented prior to the occupant moving out).

Subject Market Rental Income ((@ 100 percent Occupancy)

Based on market rents, the subject would have the following monthly income at 100 percent occupancy.

                                 Circles land II

Type                            Size         Rent/Mo.     Rent/SF                No.     Total Rents
----                            ----         --------     -------                ---     -----------
1 BR (Cadiz model)              715 sf       $615         $0.86/sf               40      $24,600
1 BR (Durango/Brasilia)         755 sf       $650         $0.86/sf               79      $51,350
1 BR (Altamira)                 777 sf       $690         $0.89/sf               40      $27,600
2 BR (Guayaquil)                915 sf       $730         $0 .80/sf              40      $29,200
2 BR (Fortiuiza/Hermosillo)     983 sf       $760         $0.77/sf               80      $60,800
2 BR (Espirito)                 1,008 sf     $795         $0.79/Sf               40      $31,800
                                             ----                                --      -------
                                             $706 avg.                           319     $225,350


                             Circles III (N. Plaza)
1 BR (Cozumel w/garage)         660 sf       $615-625     $0.93-0.95/sf          52      $32,230
3 BR (La Terraza w/ garage)     1,310 sf     $975         $0.74/sf               68      $66,300
                                             ----                                --      -------
                                             $821 avg.                           120     $98,530
----------------------------------------------------------------------------------------------------
TOTAL                                        $736 avg.                           440     $323,880
----------------------------------------------------------------------------------------------------

On an annual basis, the above translates to $3,886,560.

Actual Reported Income

Shown below is a table outlining revenue for 1994, through July 31, 1996. Rental income for September 1996 is also shown. Income statements are shown in the Addenda.

-----------------------------------------------------------------------------------------------------------
                  1994                    1995                    ytd('96)                Sept. 96
-----------------------------------------------------------------------------------------------------------
*Gross Rents:     $2,577,288 ($489/un)    $2,816,635 ($533/un)    $1,837,106 ($596/un)    $295,339 ($671/un)
Laundry           $   24,932              $   33,405              $   11,456              N/A
Other             $  116,044              $  174,518              $   98,074              N/A

* - collected rents, N/A = Not available


   Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095   44

The Circle & N. Plaza Apartments, Salinas, CA


Rental Income Estimate: Almost all of the subject's total income is derived from rents. As shown above, rental income has increased significantly over the past two years. This is due to in part to new management and an improving rental market.

The actual rental income for the month of September 1996 was $295,339, or $671 per unit. This amount does not include nine vacant units. The market rent for the vacant units total $7,200, or $800 per unit on average. Blending this with actual rental income, results in a gross scheduled rental income of $302,539, or $687 per unit. Consequently, $302,539 or $3,630,468 has been used as stabilized gross income.

Laundry: The laundry income is stabilized at $20,000 per year. The actual laundry income is somewhat higher as the complex rents stacked washer and dryer units to tenants. Washer and dryers are considered personal property, and are not valued in this appraisal. It is recognized, however, that since the subject units all have laundry hookups, rental potential is greater than a comparable unit without hookups. This has been considered in the market rents of the units.

Other: Other income consists of retained deposits, late charges, nsf checks, and miscellaneous charges to tenants. The large percentage of this category relates to security deposits. Although forfeited security deposits and late charges are a source of income, it is not included in the reconstructed operating statement as part of ongoing cash flows. This is largely because this type of income was not accounted for in the computation of gross and net operating incomes for the comparable sales.

Total Gross Income: Total gross income is estimated at $3,650,468; rounded to $3,650,000.

Vacancy and Collection Loss

In estimating a stabilized vacancy factor, several factors were considered. First, vacancy has decreased over the past few years due to new management and improving market conditions. In 1993, market conditions were soft and vacancy was significantly higher than it is today. Moreover, deferred maintenance and a poor reputation resulted in as many as 88 units being available about 1.5 years ago. The property has been upgraded over the past year. Meanwhile, market conditions have improved due to an expanding economy. The resurgence of "Silicon Valley" 70 miles to the north, the new Soledad Correctional facility, and several thousand feet of regional shopping space has created many new jobs. The new Wal-Mart in this area will also expand the retail base, and bring in new jobs. It is estimated by management, for example, that about 30 to 40 percent of the tenants work for Soledad Correctional facility.

As of the inspection date, the subject complex is running a 2.3 percent vacancy. This is consistent with comparable Salinas projects. In 1994, the complex was experiencing a vacancy factor in excess of 10 percent due to the reasons mentioned above, but also to some reliance on seasonal workers from Mexico. Seasonal tenancy is no longer a significant factor as management has installed a lease program that calls for a minimum length of 7 months. The tenancy is now much more stable than it has been in the past. With proper management and property upkeep, tenancy should remain stable as the subject complex is reasonably well-located and offers a variety of rental plans and a number of amenities that are not found in most complexes in this area.


   Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095   45

The Circle & N. Plaza Apartments, Salinas, CA


In addition, to vacancy, consideration must also be made for ongoing collection loss. In the case of the subject, collection loss has been reduced from previous years due to the stricter qualifying policies. There are five pending evictions. According to management, evictions number about 10 per year. Deposits are collected upfront, thus actual collection loss is mitigated to some degree. However, consideration should still be made for collection loss. A reasonable stabilized collection loss rate is 1 to 2 percent of gross income.

Assuming continued good professional management, vacancy and collection loss should run at approximately 5 percent on average. There is the strong possibility that vacancy and collection will fall below this estimate over the next 12 to 24 months, however, longer-term, consideration should be made for construction of new units and decreased economic activity.

Effective Gross Income

The effective gross income is estimated by deducting five percent from estimated gross income, as shown below:

--------------------------------------------------------------------------------
            Gross Annual Income:                        $3,650,000
            Less: Allowance for Vac/Collection (5%)       (182,500)
                                                          ---------
            EFFECTIVE GROSS INCOME                      $3,467,500
--------------------------------------------------------------------------------

Expense Analysis

In order to estimate the value of the property by the income capitalization approach, expenses must be deducted from effective gross income to arrive at a net operating income estimate. Like other types of income property, apartment property expenses are a function of services provided as well as physical and geographical characteristics of the property itself. Operating and "fixed" expenses vary from complex to complex, but generally fall between 33 to 43 percent of revenue (gross income), including replacement reserves.

Expenses can be broken down into per unit per year (or month), or as a percentage of rental revenue or effective gross income. Expenses as a percentage of income change depending on revenue levels. It can be difficult to compare apartment expenses on a line-by-line basis. No two apartment complexes are alike.

Shown on the following page is a recent operating history of the subject. Expense categories are analyzed and discussed below. It should be noted that new management took over in 1995; expense records previous to 1995 are not complete and do appear to reflect current conditions.

Real Estate Taxes & Direct Assessments

California state law requires the reassessment of any parcel upon change of ownership. The market value of the subject property intrinsically assumes a hypothetical sale. Therefore, it is necessary to estimate real estate taxes based upon market value.


   Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095   46

The Circle & N. Plaza Apartments, Salinas, CA


In the State of California, property is enrolled at 100 percent of market value as determined by the County Assessor upon transfer of ownership or significant new construction. The maximum tax rate cannot exceed 1 percent of the enrolled value, plus general assessment bonds and fees approved by the voters. Enrolled value can be increased by a maximum of 2 percent per year, absent transfer, or new construction, based on the cost of living. Under Proposition 8, approved subsequent to Proposition 13, value can also be decreased to reflect current market conditions. The actual taxes are below what the new taxes would be based upon market value. According to the Monterey County Tax Collector Department, there are no special assessment bonds. The tax rate is 1.02 percent.

Since market value has not yet been estimated by the income capitalization approach, a technique which adds the composite tax rate reflecting the ad valorem taxes to the capitalization rate has been used. The resulting value estimate is then multiplied by the composite tax rate to obtain the amount of new taxes. This method gives only an approximation since the assessed value may not necessarily be the sale price (or market value). In addition, the value conclusion by the sales comparison approach has been used as a guide. Applying the tax rate of 1.05 percent, results in new taxes of $221,000.

--------------------------------------------------------------------------------
                       SUBJECT PROPERTY OPERATING HISTORY
--------------------------------------------------------------------------------

                                1994             1995             Y-T-D (8/96)
                                ----             ----             ------------
Gross Annual Rental             $2,577,288       $2,816,635       $1,837,106

Expense Item                    1994             1995             1996 (ytd)
------------                    ----             ----             ---------
      Payroll                   $233,530         $396,559         $221,704
      Utilities                 $297,344         $301,623         $171,823
      Insurance                 N/A              $ 20,175         N/A
      Taxes &                   N/A              $104,279         N/A
      License & Permits         N/A              $  5,663         $  5,741
      Management Fee            $  0             $ 79,243         $ 67,548
      Administrative            $ 49,722         $ 98,542         $ 34,466
      Maintenance & Repair      $292,851         $382,614         $191,725
      Gardening/Landscaping     $ 56,014         $ 80,892         $ 53,289
      Cable T.V.                $ 48,927         $ 43,395         $ 22,431
      Security                  $  5,952         $ 24,334         $ 16,231
                                --------         --------         --------

--------------------------------------------------------------------------------
      TOTAL                     N/A              $1,537,319       N/A
      Per Unit                                   $3,494/unit
--------------------------------------------------------------------------------

Note: Actual reported expense in 1995 was $1,782,874; the above does include carpet replacement which was $245,555. Total expense in 1994 is not applicable due to missing information and/or under-reported or over-


   Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095   47

The Circle & N. Plaza Apartments, Salinas, CA


reported expense. Many of the above categories group expenses (e.g., pool supplies and maintenance is under Maintenance and Repairs).

License and Permits

In addition to taxes, apartment properties incur license and permit fees. These fees have been approximately $5,700 per year over the past two years. As such, the stabilized estimate is $5,700.

Payroll

The subject employs 11 full-time personnel. This is broken down into three administrative (leasing agent, assistant manager and manager) and eight maintenance employees. The manager lives in the complex and the unit rent is included in her compensation. Payroll expense was reported at $396,559 for 1995, or $901 per unit. This includes payroll taxes, state compensation insurance, unemployment taxes, wages for manager and office workers as well as maintenance personnel, and bonus. To date, this category is $221,704, or $865 per unit annualized. Taking the average of the two years, this expense has been stabilized at $880 per unit, or $387,000 (rounded).

Utilities

Utility expense includes water, trash, basic cable, sewer, electrical for exterior site lighting and for other common amenities, including laundry facilities, filtering equipment for the pool, lighting for the clubhouse, etc.; tenants pay their own telephone, electric and gas, and premium channel cable. The subject units are individually metered.

Trash removal service is included in the monthly rent for all units. Utility expense can be estimated on a price per unit or on a price per square foot basis. The projects with the greatest amount of amenities and larger unit sizes generally show the highest rates of utility expenses. In 1994, utilities were reported at $677 per unit, and in 1995 it was reported at $687 per unit. The annualized projection for 1996 is $671 per unit. We have stabilized this expense at $700 per unit, which is consistent with prior years and other apartment complexes throughout the region.

Insurance

Insurance expense has been stabilized at $100 per unit as based on similar complexes throughout the region. Actual expense has not been reported.

Management Fee (Supervisory Management)

Lincoln Property Company has been managing the property over the past year and one-half. The reported fee is $79,243 for 1995. To date in 1996, the fee has been $67,548. The fee will increase with the increase in rental. Normally, management companies will charge from a low of 3 for large projects to a high of 6 percent of collected rent for smaller complexes. Given the large size of the subject, this expense is stabilized at the lower end, i.e., 3.5 percent.

Maintenance and Repair

This category includes on-going maintenance and repairs that include the common areas, plumbing, pool, and electric. This category also includes building/pool supplies, appliance replacement and decorating supplies. In 1995, most carpets were replaced at a cost of $245,555. Several appliances


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

The Circle & N. Plaza Apartments, Salinas, CA


were also replaced at a cost of $33,270. This level of replacement does not recur on an annual basis, thus an adjustment is required in stabilizing this expense. Normally, maintenance and repair ranges from 4 to 7 percent of effective gross income, or $400 to $600 per unit. The actual subject expense has been substantially higher due to the refurbishing of the complex over the past year. It should also be noted that this category does not include landscape/gardening and exterminating contracts or wages for maintenance personnel.

Administrative

This category consists of advertising and promotion, office supplies, computer expense, legal, credit check expense, and miscellaneous expense such as stationary, postage, etc. As shown in the Income & Expense Statement prepared by Lincoln Property Residential, a management fee paid to Lincoln is included under this category. In this analysis, the management fee has been separated and discussed under its own category.

Gardening/Landscaping /Cable T.V. /Security

Landscaping is contracted to a private landscape company. Basic cable is included in the rent, thus it is an expense to the landlord. Security patrol and exterminating are also contracted. Total expense reported in 1995 was $151,000. The total for the first eight months of 1996 is $109,840. We have stabilized this category at $150,000.

Replacement Reserves

Most owners do not utilize the replacement reserve account during the analysis or operation of an apartment complex. Rather, capital improvement items are often expensed as they are incurred. However, since capital expenditures affect the investor's cash flow, an analysis of the property's value must account for these expenses in the form of appropriate reserves for replacement.

Reserves for replacements are estimated at two percent of EGI, which equates to $159/unit. This takes into account the current good condition, lower effective age and recently completed capital improvements of the project. Items which are commonly associated with a reserve account include repaving of drives, replacement of underground utility pipes and electrical conduit, roof and foundation, as well as resurfacing of the pool new appliances, etc. (i.e., items that are not normally expensed year to year).

Net Operating Income

Total stabilized expenses and collection loss allowance amount to $1,593,700, or $3,690 per unit. This also equates to 45.9 percent of effective gross income. It should be noted that as a percentage of income, expenses are higher at the subject than they are for many complexes in this region. The reasons for this include: (1) higher number of people residing at the complex due to the larger percentage of three bedroom units; (2) basic cable service included in the rent;
(3) more common amenities (and security gates) than the typical complex resulting in a higher level of maintenance; (4) rents are relatively low in comparison to complexes in neighboring counties, thus as a percentage of income, expenses appear high.


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

The Circle & N. Plaza Apartments, Salinas, CA


Net operating income is estimated by deducting operating and fixed expenses from effective gross income, as shown below and on the following page:

--------------------------------------------------------------------------------
                  Effective Gross Income          $3,467,500
                  Total Expenses                  (1,593,700)
                                                  -----------
                  Net Operating Income Before     $1,873,800
                  Income Taxes & Depreciation
--------------------------------------------------------------------------------

Capitalization Rate Analysis

After net operating income is estimated, an appropriate capitalization method is selected. Of the various techniques, the one that is almost always used due to its simplicity is direct capitalization. This method employs the use of a single rate known as the overall rate. The overall rate reflects the relationship between the projection of annual net operating income and a sale price or an estimate of value. It is calculated by dividing the net operating income of the sale into the sale price. When the property is purchased all cash, which is rare for larger apartments, and there is no subsequent change in value or income, then the capitalization rate is also the rate of return on the total property investment.

In the Sales Comparison Approach section of this report, there is a table in which we have summarized our analysis of capitalization rates for the comparable sales. These capitalization rates were based on actual or actual near-term potential gross annual income less expenses at time of sale. In each case, expenses included new real estate taxes at market value as opposed to actual taxes which are typically much lower. The capitalization rates derived from each of these sale properties are summarized below:

Sale No.             1      2     3     4      5     6       7     8
--------------------------------------------------------------------------------
Cap Rate (%):        8.54   8.6   9.1   9.34   9.6   10.15   7.9   9.69

The main factor influencing capitalization rates is the perception of risk. Those properties perceived to have higher risk, will sell at higher capitalization rates. The lower risk properties sell at lower capitalization rates. Apartment properties, because of their low vacancy, generally fall into the low risk category. Risk factors that should be taken into account in selecting an appropriate capitalization rate include the following:

o      Amount of available land zoned to allow future apartments

o      Upside (or downside) potential of cash flow
-
o      Existing or planned government restrictions on use and/or rent increases
-
o      Deferred maintenance and remaining life of site improvements

o      Marketability/liquidity

o      Availability of financing

Availability of Land (potential of future competition)

While there are several hundred acres of undeveloped land in the general area, most is zoned agriculture or has environmental issues such as sloughs/wetlands. This is not to say, however, that additional apartments could not be developed within a 50 mile radius. There has been very little apartment construction in the area over the past 9 years. One of the main reasons is the high


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

The Circle & N. Plaza Apartments, Salinas, CA


cost of land and building. So, while future construction of apartments will occur to some degree, the high cost will result in higher rents that likely will not compete with the subject.

Upside Potential of Cash Flow

Gross revenue projected at stabilized occupancy is based largely on the current average rate. The market rate, although close, is still lower than the actual income. And given high occupancy in almost all Salinas apartment properties, it appears certain that rents will continue to gradually increase over the next 12 to 24 months. Consequently, upside rental potential appears good at this particular time. The subject is not affected by rent control, so this would not be a limiting factor.

Deferred Maintenance

The subject is well-maintained without any significant repairs or deferred maintenance. Better-conditioned apartments tend to sell at lower capitalization rates.

Marketability/Liquidity

Appropriately priced, the subject would have good marketability (see Marketing and Exposure Estimate sections). This tends to lower the overall capitalization rate since there would be good buyer demand. At 439 units, the subject is on the larger size. Larger properties have a tendency to sell at higher rates than similarly located smaller complexes due to the drop off in potential buyers.

Availability of Financing

Financing should not have a significant impact on the capitalization as capital is available for this type of property.

Capitalization Rate Conclusion

In conclusion, the subject capitalization rate should fall between 8.75 to 9.5 percent, as evidenced by the sales. Discussions with brokers, property owners and management companies indicate that apartment capitalization rates are dropping in Santa Clara County. Although this may also occur in Salinas, there is no empirical data to support a lower than 9.0 percent rate at this particular time. Based on our analysis, the most probable subject capitalization rate is
9.0 percent.

                  $1,873,800/ .090            =         $20,820,000
--------------------------------------------------------------------------------

Cash-on-Cash Rate Method

As a check on the above estimate, cash-on-cash has been used. The cash-on-cash rate is the annual cash flow to equity as a percentage of equity investment. Cash flow is net income after deduction of debt service. This method is helpful in determining whether the appropriate capitalization rate has been used. The formula is as follows:

                                       Cash Flow (net income after debt service)
                                       -----------------------------------------
           Cash-on-Cash rate   =       equity

Apartment property loans are usually amortized over 25 to 30 years. Loan-to value ratios are typically 70 to 75 percent.


   Robert Saia & Associates 3)3 Avalon Avenue Santa Cruz, CA (408) 458-9095   51

The Circle & N. Plaza Apartments, Salinas, CA


The cash-on-cash rate is helpful in supporting value, especially when direct market information is not available. Apartment sales sometimes involve some form of seller financing, where details are often not available. As such, the cash-on-cash rate is an approach that usually takes a back seat to direct capitalization. In this appraisal, enough information to gauge what an applicable cash-on-cash rate was available.

                             INCOME APPROACH SUMMARY
--------------------------------------------------------------------------------

INCOME
    Gross Annual Rental Income                           $3,630,000
    Laundry                                              $   20,000

  TOTAL GROSS INCOME                                     $3,650,000

Less: Vacancy & Collection Loss Allowance (5%)             (182,500)
                                                           ---------

Effective (collected) Gross Income                       $3,467,500

  Stabilized Operating Expenses                        Per Unit (rd)
  -----------------------------                        -------------

     Payroll                          $ 387,000                $880
     Taxes (Prop 13)                  $ 221,000                $505
     License & Permits                $   5,700                $ 13
     Utilities                        $ 300,000                $690
     Insurance                        $  44,000                $100
     Management Fee                   $ 121,000                $273 (3.5%)
     *Administrative                  $  75,000                $170
     Maintenance + Repair             $ 220,000                $500
     Landscape/Cable T.V./Security    $ 150,000                $342
     Replacement Reserves             $  70,000                $159
                                      ---------                ----
*includes -Advertising & Promotional

--------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES             $1,593,700              $3,630 (45.9%)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NET OPERATING INCOME (NOI)                               $1,873,800
--------------------------------------------------------------------------------

          OVERALL CAPITALIZATION RATE (Applied to NOI)                 .090
                                                                        ---
--------------------------------------------------------------------------------
Market Value As Is:                                               $20,820,000
--------------------------------------------------------------------------------

Based on a 75% LTV which requires equity of $5,205,000 and a loan of $15,615,000 and a 8.0 percent (VIR) interest rate (30-yr amort), the annual subject debt service would be $1,374,928. The cash flow after debt service would be $480,000 (rounded). Dividing $5,205,000 into equity of results in a cash-on-cash rate of
9.2 percent.


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

The Circle & N. Plaza Apartments, Salinas, CA


The sale properties' cash-on-cash rates ranged from a low of 6.8 percent for a San Jose complex to 11.1 percent for a 331-unit complex built in 1964/1970. The average is 9.33 percent -- slightly higher than the subject. Consequently, the subject value by the direct capitalization method is supported by the cash-on-cash method.

Other Capitalization Procedures

Other capitalization methods may be used in the appraisal of apartment properties, although their understanding and use falls far short of direct capitalization. The Discounted Cash Flow analysis (DCF) is one such method. In this procedure, the value of a property is equivalent to the present value of the annual before tax cash flows, over an assumed investment holding period, plus the sale (reversion) of the property at the end of the holding period, at a single discount rate. The advantage of this approach is that it identifies variability in annual cash flows, especially in a startup operation.

The Discounted Cash Flow Analysis requires several assumptions that impairs its reliability. For this reason, it is oftentimes considered a secondary valuation method in the appraisal of apartment appraisals.

In this appraisal, the DCF procedure has not been used as it does not provide any additional insight into the valuation of this property. There are several reasons for excluding this approach. There is nothing to suggest at this time that there will be substantial changes in income patterns, although the near-term trend appears to be continued strengthening and gradual increasing of rents.. Another reason is that there would be several assumptions that would have to be made. Perhaps the most compelling is that the sales were not purchased on a DCF approach. Employing a DCF for the subject would require that inferences be made about each sales as to applicable yield and going-out capitalization rates, as well as hold periods and annual expense and income increase (or decrease) projections. If the majority of these sales were purchased in this manner, then a DCF would have applicability; however, this is not the case.

Income Approach Conclusion

The Income Approach concludes a value of $20,820,000.


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The Circle & N. Plaza Apartments, Salinas, CA


SALES COMPARISON APPROACH
================================================================================

The Sales Comparison or Market Data Approach involves making an analysis of the property being appraised based on sales of similar properties. To a lesser degree, this procedure may consider the asking prices of current listings. The market data approach presumes that a prospective purchaser would pay no more for a property than the amount with which he or she could buy another of equal utility. The reliability of this procedure is determined by: 1) availability of comparable sales; 2) comparability of sales in terms of date of sale, location, size, density, or other physical characteristics; and, 3) verification of the sales data.

Although there are variations, apartment property sales are often analyzed using four unit-of-comparison indicators:

                  o Price per unit
                  o Gross Income Multiplier or Effective Gross Income Multiplier
                  o Price per Rentable Square Foot

                  o Price per Room

Price Per Unit Method: The price per unit method is most often affected by unit size, condition, overall functional utility, and location of a property. Sales with high average unit sizes which are situated in the most desirable locations tend to command the highest price per unit. Naturally, the existing potential rent levels also affect the sale price, thus influencing the price per unit value. Each of these factors determine the amount of net operating income that can be generated per unit which is a fundamental measurement of investor return when applying the price per unit method.

Price Per Room Method: Sale price per room demonstrates the same relationship as price per unit. Applying the same logic discussed above, which considers the average unit size of the subject, existing rent levels, and location relative to the comparable sales, a value per room can be estimated for the appraised property.

Price Per Square Foot Method: While size is a strong influence in sale price per unit and price per room, the rent levels attained by a property per square foot are closely related to the price per square foot it may attain in the marketplace. It is generally true that all else being equal, the rent per square foot for larger units is less than the rents per square foot for small units. Thus, apartment buildings which have larger unit sizes have lower rents per square foot and therefore have lower selling prices per square foot.

Gross Income Multiplier Method: The gross income multiplier (GIM) technique is oftentimes perceived as one of the most accurate market measure of value by the Direct Sales Comparison Approach. The GIM is calculated by dividing the sale price of the sale property by its gross annual income. This method tends to equalize property differences such age, size, and number of units. In general, where there is a fee simple title, apartment properties tend to sell at 5.5 to 8 times multiple on actual income. The range is tempered by a number of factors that include location, condition, quality, and upside rental potential. The more desirable properties with good track records will typically be higher on the scale, whereas lower quality facilities in weak locations tend


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

The Circle & N. Plaza Apartments, Salinas, CA


to fall at the lower side. Since the GIM involves gross income rather than net income, the appraiser must compare the level of expenses of the comparables with the subject. This technique works best when expense operating ratios are reasonably consistent. Comparison is not straightforward, for example, when the sale property has an operating expense ratio that is significantly higher than the subjects'. Consequently, when estimating a GIM, care must be taken when comparing gross incomes. A variation of the GIM technique--effective gross income multiplier (EGIM)--is calculated by dividing the sale price by the effective gross annual income instead of the gross annual income. This technique, however, often does not result in a further refinement since apartment vacancy (and collection loss) throughout the region is very low.

Comparable Sales Description & Analysis

A search for apartment properties was made in Salinas and surrounding areas. No sales of larger apartment complexes (over 100 units) in Salinas during 1995 and 1996 were found. The most recent larger apartment transaction in Salinas occurred in 1994; a 60 unit complex sold in 1993 and an 112-unit property transferred in late 1991. A summary of these sales is summarized on the following pages. Additional information is included in the Addenda.

To obtain more recent sales data, it was necessary to expand the search into nearby cities and counties. The strongest sales activity at this time is taking place in Santa Clara County, adjacent to the north of Monterey County. A number of larger sales have also taken place in Santa Cruz County, to the west. A brief description of each sales area and how it relates to Salinas is summarized in the following paragraphs.

Santa Clara County/San Jose: This is the largest county in the region with a population of over 1.4 million. It contains the City of San Jose, the third largest city in California. "Silicon Valley" originated in Santa Clara County. The county is home to over 2000 electronic firms, including industry leaders such as Intel and Hewlett Packard. Over the past 20 months, technological employment has dramatically increased resulting in the creation of several new jobs. To fill new jobs, several thousand people have moved into "Silicon Valley" thus creating a demand for housing. As a result, apartment and other housing rents have increased substantially, nearly doubling from previous lows in some cases. Investors have now caught on to increasing rental activity, and sales activity is brisk. This market has "filtered" into nearby communities, including Santa Cruz, Alameda County, and to some lesser degree, Salinas.

The resurgence of the Santa Clara County market comes after six years of sluggish performance. The last major upswing was in 1982-85 when rents increased annually by 18 to 20 percent. From 1995 to 1989, rents and vacancy were steady. In late 1989, following the Loma Prieta earthquake and a decline in economic activity, vacancy levels started to increase and rents became soft with rental concessions given in some complexes. Starting in late 1994, the market started to once again turn upward. In 1995, economic conditions improved and rents increased to reflect a landlord's market. Today, vacancy is extremely low with very units available for rent. This is expected to continue for at least the next six to 12 months as little land is available for new apartment construction


   Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095   55

                    COMPARABLE MARKET DATA - APARTMENT SALES

Sale    Project Name
No.     Location                    No. Units   Sale Date (COE)   Year          Sale  Price/       GIM               Price Per Unit
        A.P.N.                       RSF-Bldg                     Built        Price  Sq. Ft       OAR         Cash-on-Cash
====================================================================================================================================
[ 1 ]   Willow Gardens Apartments
        1750 Stokes Street             186          6/14/96       1971   $13,650,000       $85.17        7.04               $73,387
        San Jose, CA                 160,260                                                            8.54%                  6.8%

        2-story apartment garden style built in 1970. Wood frame, wood exterior. Average quality and condition. 190 covered parking spaces (carports). Amenities include pool, spa, laundry, recreation room, balconies/patios, storage lockers, a/c. 6.40 acres
        (29.06 du/ac). First loan $10,600,000 from St. Paul Federal Bank. Document #13330744.

[ 2 ]   Ocean Terrace
        1630 Merrill Street            100          7/12/96       1972    $6,300,000       $78.04         6.5               $63,000
        Santa Cruz, CA              80,724 sf                                                            8.6%                  8.1%

        100-unit garden style built on 2.7 acres in county area of Santa Cruz. Built in 1972, there are six buildings, a pool, exercise room, sauna, three laundry rooms, and on-site manager's office. Wood frame construction. Average quality and avg+
        condition. 130 on-site parking spaces. AEK kitchens. $4,725,000 first from Home Savings of America.

[ 3 ]   Fox Creek Village
        196 West Alvin Rd.,            168          9/24/94       1986    $9,350,000       $66.31         6.8               $55,650
        Salinas, CA                 141,856 sf                                                           9.1%                 9.87%

        Built in 1986, Fox Creek Village consists of 76, 1/br/1ba units measuring 708 sf; 24, 2br/1ba units measuring 875 sf, and
        68, 2/br/1ba units 986 sq ft. The gross building area is 145,023; the net rentable has been reported at 141,858 sf. 36 units have wood-burning fireplaces. Units include patios or balconies, refrigerators, microwaves, dishwashers, disposals, and laundry hook-ups. There are laundry rooms with washers and dyers in the complex. Above average to good quality and condition. One covered parking space per unit.

[ 4 ]   Kingdale Oaks
        1919 Fruitdale Avenue          331          8/15/95       1970   $16,760,000       $66.22        6.01               $50,634
        San Jose, CA                253,098 sf                                                          9.34%                 11.1%

        Average quality, 1, 2 and 3-story buildings built in 1964-1970. Wood frame and stucco. Concrete slab. Average condition. 331 covered parking spaces (carport). 166 open parking. Amenities include 2 heated pools, spa, poolside grills, laundry rooms, volleyball, and recreation building. Elevator served. New first loan from St. Paul Federal Bank, and seller second.
        Marketing time was reported at six months. 11.76 acres (28.15 du/ac). 1, 2 and 3 bedroom units.

====================================================================================================================================

Note: The above date was obtained from sources deemed reliable. However, the accuracy of the data cannot be guaranteed by R. Saia, MAI Associates (9/96)

                    COMPARABLE MARKET DATA - APARTMENT SALES

Sale    Project Name
No.     Location                    No. Units   Sale Date (COE)   Year          Sale  Price/       GIM               Price Per Unit
        A.P.N.                       RSF-Bldg                     Built        Price  Sq. Ft       OAR         Cash-on-Cash
====================================================================================================================================
[ 5 ]   Hidden Creek Apartments
        200 Button Street              146          7/14/94       1973    $7,400,000       $77.81        6.78               $50,685
        Santa Cruz, CA                95,100                                                            9.60%                   N/A

        3.8 acres (37 du/ac). 2-story, nine buildings. Garden style walk-up. Average quality and condition. 42 studios, 60 1br/1ba,
        44 2br/1ba units. About half of complex is subsidized housing tenants. Financing terms n/a. Marketing time = 3 months.
        Amenities include pools, creek fountain and extensive landscaping.

[ 6 ]   North Bay Apartments
        41 Granview Street             115          12/15/95      1989    $8,550,000       $81.88        6.11               $74,348
        Santa Cruz                   104,421                                                           10.15%                 10.8%

        Good quality, 2-story garden style complex built in 1989. Average to good location. Buyer had to pay $300,000 in repairs and
        $175,000 in commissiions. Cap Rate is somewhat high based on other sales of similar age, size, and location. Property was never exposed to open market.

[ 7 ]   2186-2198 Brutus Street         60          5/26/93       1988    $3,072,000       $61.46        7.83               $51,200
        Salinas                       49,980                                                            7.90%                   N/A

        Average to good quality garden complex located in north Salinas close to shopping, schools and freeway access. There are 23,
        1br units, and 37, 2br/2ba units. Average unit size is 833 square feet. No rent control. Financing terms were not available.

[ 8 ]   Cypress Landing
        552 Rico Street                112          11/1/91       1989    $5,950,000       $59.11         6.4               $53,125
        Salinas, CA                  100,660                                                             9.69

        Newer, garden style consisting of 36 1br/1ba and 76, 2br/2ba units. 2-story buildings. Good quality and condition. Amenities include clubhouse, spa, pool weight room, tennis courts. Carport + open spaces. Average monthly rent at time of sale = $689.
        Average unit size = 899 square feet. All cash to seller.

====================================================================================================================================

Note: The above date was obtained from sources deemed reliable. However, the accuracy of the data cannot be guaranteed by R. Saia, MAI Associates (9/96)


                                                                              57
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The Circle & N. Plaza Apartments, Salinas, CA


Housing prices in San Jose are higher than they are in Salinas. Good Salinas neighborhoods, such as those found in north Salinas, can be compared to the more average/middle income areas of San Jose as well as the agricultural communities of Gilroy and Morgan Hill, in southern Santa Clara County Still, downward adjustments are required for location when comparing San Jose to Salinas.

Santa Cruz: In general, rental housing in Santa Cruz is less than it is in San Jose, but higher than in Salinas. Although considered more desirable, Santa Cruz is a relatively good area to draw comparable sales for comparison to Salinas. Santa Cruz is a coastal community that relies heavily on tourism and agriculture; some technology has filtered into the area from Silicon Valley. Rents have been increasing, but not nearly at the pace of San Jose. Occupancy is also extremely high in this area. A downward location adjustment is required when comparing a Salinas property to a Santa Cruz property.

Monterey: No sales over 100 units were found in Monterey. This is mainly due to the limited number of larger units in the city. Although the City of Monterey is superior to Salinas in residential desirability, nearby cities such as Seaside and Marina are overall comparable. However, no sales of larger units were found in this area as well.

Adjustment Process

The most common unit of comparison indicator for apartments is price per unit. As such, the subject has been adjusted to the comparable sales on this basis. A sequence for making adjustments must be followed when percentage adjustments are calculated and added together. The first adjustment is for property rights conveyed. In this case, all properties sold fee simple or leased fee (short term leases of less than one year); no leasehold sales were included. Thus, no adjustment was required.

The second adjustment converts the transaction price of the comparable into its cash-equivalent or modifies it to match the financing terms projected for the subject property. No sales with financing favorable enough to significantly influence the sales price were included, no adjustment was required.

The third adjustment is made for conditions of sale or other (e.g., personal property included in sale price). No REO or distressed sales were included, and no sales with furnished units were considered. Every apartment has some amount of personal property that transfers with the property; however, these items are nominal.

Other adjustments considered were based on differences in market conditions, appeal, quality/density, condition, and size. No specific adjustment was made for rent control (i.e., San Jose complexes), although this is considered in the location adjustments.

Shown on the following pages is a table summarizing eight apartment sales. Additional information concerning each sale, including recording data and a photograph, is in the Addenda.

Apartment Sale Number 1, at $73,387 per unit, is a June 1996 sale of the Willow Gardens Apartments, an 186-unit garden style walk-up apartment located in a centrally-located middle-income neighborhood in San Jose. This is an average quality complex in average condition at time of sale. There are 162, two bedroom/two bath units, and 24, three bedroom/two bath units. The average unit size is 861 square feet. Amenities consist of a pool, spa, recreation building, and laundry rooms. The


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project sits on 6.40 acres, indicating a density of 29.06 units per acre. The project falls under San Jose Rent Control, which limits rental increases to eight percent with pass-through for extraordinary and capital expenses.

The purchase price of $13,650,000 represents a rentable per square foot indicator of $85.17, and a per room value of $17,773. The GIM on actual rental income is 7.04. On market rents, the GIM is 6.29, indicating reasonably good upside rental potential. The Overall Capitalization Rate is 8.54 percent on actual income less actual expenses adjusted for new taxes and reserves. The cash-on-cash rate is 6.8 percent.

In comparison to the subject, a downward adjustment is required for location. As noted, San Jose rent levels are higher than those found in Salinas. For example, a two bedroom/two bath unit at Willow Garden is $ 1,000+, or about $200-300 per unit higher than in Salinas. A downward adjustment of 25 percent as based on rental differential appears reasonable. The subject is a somewhat newer complex with more amenities, however, this has essentially been accounted for in the 25 percent location adjustment as based on rental differential. The average unit size and the project densities are roughly similar, thus no adjustments were necessary. A further downward adjustment of 10 percent is required by the subject's much larger size. Smaller apartment properties tend to sell at higher unit values due to a larger buyer group. Adjusting downward by 35 percent, results in an indicated subject per unit value of $48,000 (rounded).

Apartment Sale Number 2, at $63,000 per unit, is a July 1996 sale of the Ocean Terrace Apartments, an 100-unit garden style walk-up apartment located in an unincorporated area of Santa Cruz County between the cities of Capitola and Santa Cruz. This is an average plus quality complex in above average condition at time of sale. There are 52, two bedroom/ units, and 32, one bedroom! units. There are also 16, 3 bedroom units. The average unit size is 807 square feet. Amenities consist of a pool, sauna, exercise room, and laundry rooms. The project sits on 2.70 acres, indicating a density of 37 units per acre.

The purchase price of $6,300,000 represents a rentable per square foot indicator of $78.04, and a per room value of $16,406. The GIM on actual rental income is
6.5. Market rents were about 3 percent higher than actual income during the six month marketing period. The Overall Capitalization Rate is 8.6 percent on actual income less actual expenses adjusted for new taxes and reserves. The cash-on-cash rate is 8.1 percent.

In comparison to the subject, a downward adjustment is required for location. As noted, Santa Cruz rent levels are higher than those found in Salinas. For example, a two bedroom/two bath unit at Ocean Terrace is $800-850+, or about $l00-250 per unit higher than in Salinas. A downward adjustment of 15 percent as based on rental differential appears reasonable. The subject is a somewhat newer complex with more amenities, however, this has essentially been accounted for in the 15 percent location adjustment as based on rental differential. The average unit size is roughly similar, thus no adjustment was necessary. In addition, a downward adjustment of 10 percent is made for the subject's larger size. Smaller properties tend to sell at higher unit values because they appeal to a larger group of buyers. Adjusting downward by 15 percent, results in an indicated subject per unit value of $53,500 (rounded).


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Apartment Sale Number 3, at $55,655 per unit, represents Fox Creek Village, an
168-unit two-story garden complex built in 1986, located nearby the subject in north Salinas. Although somewhat newer, Sale 3 is the best comparable in terms of locational characteristics. Physical characteristics are also similar. Fox Creek includes a pool, tennis court, recreation building and laundry facilities. There are 76, one bedroom units; and, 92 two bedroom units. The average unit size is 844 square feet. Some of the units have fireplaces. Parking is by carport stalls and open spaces. The overall quality and condition are good.

In comparison to the subject, a downward adjustment of 10 percent is required for size. Another adjustment of 5 percent is made for this property's lower effective age. Although there are no sales in Salinas to determine whether apartment property value has increased since the September 1994 sale date, it is logical to assume that since rents are now somewhat higher that values are likely higher as well. Consequently, an upward adjustment of 5 percent is made On balance, a negative 10 percent adjustment is required indicating a subject unit value of approximately $50,000.

Apartment Sale Number 4, at $50,634 per unit, is located south of Freeway 280 near San Jose City Community College within single family and apartment neighborhood. the project is under San Jose Rent Control Ordinance. This is average quality and condition. The buildings are wood frame and stucco with flat T&G roofs built in 1964 and 1970. There are 36, studios; 264 1br/1ba units; 20, 2br/1ba units; 5, 3br/2ba; and, 6 2br/2ba units. Amenities include 2 heated pools, poolside grills, laundry rooms, recreation room, and volleyball. Elevator served. Units have either balcony or patio and are separately metered. Average condition. 1.5 parking spaces per unit (166 open spaces and 331 carport). According to selling broker Bruce Hermann with Marcus & Millichap, gross scheduled actual income at time of sale was $2,787,000, or approximately $700 per unit per month. Actual vacancy (and stabilized vacancy) was 4.38%. Factoring-in taxes at market (per Prop 13), total expenses were reported at approximately $1,100,000. Net operating income is estimated at $1,565,000. Financing consisted of a 1st from St. Paul Federal Bank of $14,850,000 (VIR) 8%, 25-yr amortization and a seller second of $556,000 @ 7%, 2 years resulting in a total annual debt service of $1,414,297. Cash flow (after debt service) is $150,703, indicating a cash-on-cash rate of 11.1% on the cash downpayment of $1,354,000. The marketing time was reported at 6 months. The sale reportedly did not involve an exchange. This sale closed in August 1995, but was negotiated several months prior.

In comparison to the subject, a downward adjustment is required for location, although not nearly as great as the adjustment made for Sale 1. The subject has superior appeal, but due to the locational difference a downward adjustment of 5 percent is made. A 5 percent upward adjustment is required for market conditions, that is, rents have moved upward over the past 1.5 years. No size adjustment is required. The subject's actual rent and expense level per unit is very similar to this sale property, thus it would make sense that the adjustments tend to offset one another. As such, no adjustment has been made. This sale indicates a potential subject unit value of $50,500 (rounded).

Apartment Sale Number 5, at $50,685 per unit, represents a nine building, two-story, garden style complex of average quality. The project is located near Highway I in the City of Santa Cruz.


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It is in a neighborhood of predominately small bungalow single family homes built from 1930 to 1970; a new zero-lot line SFR development is located directly across. There are 42 studio units with an average size of 550 square feet; 60, 1br/1ba units @ 650 sf and, 44, 2br/1ba units of 750 sf. The rentable area is 95,100 square feet (avg. unit = 651). There are no recreational amenities except for pool and common utility rooms. Landscaping is extensive in some areas. One-half of the units are subsidized housing units. At time of sale, "market" rents were $600 for studio, $750 for I bedrooms, and $850 for two bedrooms. The gross and net incomes are estimates based on reported actual income per MLS listing (#369018). According to assessor's office, some buildings had deferred maintenance, however, cost to repair are not known.

In comparison to the subject, a downward adjustment is required by this comparable's superior location. However, the subject is newer with superior appeal and has a higher average rental rate per unit. A 5 percent upward adjustment is made for superior appeal/condition. A 10 percent downward adjustment is required for the subject's larger size. On balance, a 5 percent negative adjustment is made resulting in an indicated subject unit value of $48,000 (rounded).

Apartment Sale Number 6, at $74,348 per unit, is located in west Santa Cruz off Highway 1. This is a good quality walk-up garden design built in 1989. It is the newest complex built in west Santa Cruz area. Amenities include a swimming pool and carport parking. There are no other recreational facilities, although the complex is within a short drive to beaches and three miles to Santa Cruz Beach & Boardwalk (good tenant appeal). The buyer paid $300,000 in repairs and $175,000 commission, thus actual price was somewhat higher than reported above. The property was never exposed to the open market. The higher than normal capitalization rate is reflective of this and the extra cost to the buyer of repairs and commission. There are 18, 1br/1ba units; 69, 2br/2ba units; and, 28, 2br/2.5 ba units. Market rents are about 3-5 % higher than actual.

In comparison to the subject, downward adjustments are required for age, location and size. We estimate these to be 30 percent (15% location, 5% size, and 10% age). The indicated subject value per unit from this sale is $52,000 (rounded).

Apartment Sale Number 7, at $51,200 per unit, represents an average to good quality garden style apartment complex located in north Salinas. There are 23, 1 bedroom units and 37, 2 bedroom units. The 60 unit complex is smaller than the subject, however, it is very similar in location. Adjusting this sale down by 15 percent for size, and upward by 5 percent for improved market conditions since date of sale results in an indicated subject value per unit of $46,000 (rounded). Although this is a nearby comparable, because of its smaller size and older sales date less emphasis was placed on it in the final analysis.

Apartment Sale Number 8, at $53,125 per unit, represents the sale of the 112-unit Cypress Landing Apartments in north Salinas. One of the last complexes to have been built in Salinas, Cypress was completed in 1989. There are 12, two-story buildings. Amenities include a pool, hot tub, weight room, tennis court and recreation building. All units have patios or balconies, refrigerators, R/O and dishwashers; some have fireplaces. There are 36, 1br/1ba units; and, 76 2br/2ba units measuring between 955 to 985 square feet. Carport and open parking. The average unit size is 899 square feet. Gross annual income at time of sale was $925,740, and net operating


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income was $573,218, indicating a cap rate of 9.690/a. Normally, a 1991 sale would not be used as part of a primary sales analysis. In this case, given the scarcity of large apartment sales in Salinas, it has been used.

No adjustment is required for location. Cypress is newer than the subject, and has marginally superior appeal. It is also smaller. A 10 percent downward adjustment is reasonable for these factors. On the other hand, an upward adjustment of 5 percent is made for improved market conditions since late 1991. On balance, a negative 5 percent adjustment is applied indicating a subject unit value of S50,000 (rounded).

Sales Comparison Approach Summary & Conclusion

The sales analyzed in the sales comparison approach range in size from 60 to 331 spaces, and in unadjusted price from $50,634 to $74,387 per unit. After adjustment, the sales indicated the following range of value:

Sale 1      Sale 2      Sale 3      Sale 4      Sale 5      Sale 6      Sale 7
------      ------      ------      ------      ------      ------      ------
$48,000     $53,500     $50,000     $50,500     $48,000     $52,000     $46,000

            Sale 8
            ------            Average = $49,750
            $50,000           Median  = $50,000

For one reason or another, the sales are not highly similar. They do, however, provide a reasonably narrow range of potential subject value. The sales consistently group around $50,000 per unit, all three sales in Salinas sold in the low to mid-$50,000 per unit range. Consequently, $50,000 is a reasonable and supportable per unit value to apply to the subject property.

--------------------------------------------------------------------------------
            439 units      x       $50,000/units    =       $21,950,000
--------------------------------------------------------------------------------

Check for Reasonableness: Based on a market value of $21,950,000, the subject property would have the following unit of comparison indicators:

            Price Per Rentable SF:              $55.00 (rd)
            Price Per Room:                     $13,954
            GIM                                  6.01

Price Per Rentable SF: The range of the comparables is $59.11 to $85.17. The subject should fall towards the lower end since it has larger sized units (including 3 bedrooms). Consequently, the above price is reasonable by this method.

Price Per Room: The range of the comparables is $14,157 to $19,344; most are in the $14,000 to $16,000 range. The subject is at the lower end, but this is to be expected given its greater number of rooms resulting from three bedroom units. As such, the price per room method supports the above estimate.


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GIM: The subject has a high expense ratio which should be considered in selecting the appropriate GIM. The range of the comparables is 6.01 to 7.83; most range from 6.01 to 6.8. At 6.01, the subject is at the lower end, but well supported by the sales especially considering the higher expense ratio. The best overall comparable is Sale 4, in part due to size and similar income and expense levels. This comparable is also 6.01. Consequently, the above value estimate is well-supported by the GIM technique.

SALES COMPARISON APPROACH CONCLUSION:

The Sales Comparison Approach concludes a value of $21,950,000.


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RECONCILIATION OF THE VALUE ESTIMATES

The market value of the subject property has been estimated by two of the three traditional appraisal approaches. The indications given by each are summarized as follows:

================================================================================
            Income Approach                     $20,820,000
            Sales Comparison Approach           $21,950,000
================================================================================

In order to determine our final opinion of value, the reliability and relevance of each value based upon the quality of data collected, and the applicability of the assumptions underlying each approach was considered.

The cost approach was not used in this appraisal. Although it may have some relevancy, it is not a primary valuation method.

The Sales Comparison Approach is a more accurate method than the cost approach, but is flawed to some degree by the limited number of comparable sales in the Salinas area. The sales that were available, however, provided consistent support.

The Income Capitalization Approach is the better of the two methods, but is also flawed to some degree by the lack of recent sales in Salinas. The sales provided a strong central tendency in indicating that capitalization rates are within a fairly narrow range of 8.0 to 9.5 percent; however, market conditions are improving and capitalization rates may be decreasing. Without recent empirical data in Salinas, however, it is difficult to pinpoint a specific rate for the subject property. Still, most weight has been given to the Income Approach in concluding a final value estimate.

STATEMENT OF VALUE

Based on the foregoing analysis, the value of the subject property, as of September 28, 1996, is estimated as follows:

                           TWENTY ONE MILLION DOLLARS
                                  ($21,000,000)


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MARKETING PERIOD
================================================================================

The sales marketing time is the time that it should take to market and sell the property in its "as is" condition as of the date of the appraisal. This should not be confused with exposure time which is the amount of time necessary to expose a property to the open market in order to achieve a sale.

Marketing time is a forward estimate of the amount of time necessary to expose a property on the open market in order to achieve a sale from the effective date of the appraisal.

Indications of the marketing times associated with the "as is" market value estimates are provided by the marketing time of sale comparables, and interviews with participants in the market. The sales marketing period is a period of time that is reasonable in light of a given property's characteristics and market conditions, based on certain assumptions. To our knowledge, there have been no sales the size of the subject in the Northern Monterey County market area over the past year. Sales from other parts of Northern California indicate that the marketing time would be less than 6 months.

Apartment sales that have taken place over the past 24 months indicate that marketing times rarely exceed 6 months, and usually fall between 1 to 6 months. The length of time is not only a function of physical and locational characteristics, but the marketing and pricing. Based on the subject characteristics and assuming a list price close to the estimated market value, marketing time is estimated at 2-5 months.

EXPOSURE PERIOD
================================================================================

USPAP requires that an estimate of reasonable exposure time be made in the performance of an appraisal where the value being sought is "as-is

In the USPAP, the Comment to Standards Rule 1-2(b) states:

When estimating market value, the appraiser should be specific as to the estimate of exposure time linked to the value estimate.

The Comments to Standard Rules 2-2(a)(v) and 2-2(b)(v) state:

 ...Defining the value to be estimated requires both an appropriately referenced definition and any comments needed to clearly indicate to the reader how the definition is being applied [See Standards Rule 1-2(b)]...

The Statement issued by the Appraisal Standards Board is as follows:

Reasonable exposure time is one of a series of conditions in most market value definitions. Exposure time is always presumed to precede the effective date of the appraisal.


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Exposure time may be defined as follows: The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.

Exposure time is different for various types of real estate and under various market conditions. It is noted that the overall concept of reasonable exposure encompasses not only adequate, sufficient and reasonable time but also adequate, sufficient and reasonable effort. This statement focuses on that time component.

The fact that exposure time is always presumed to occur prior to the effective date of the appraisal is substantiated by related facts in the appraisal process: supply/demand conditions as of the effective date of the appraisal; the use of current cost information; the analysis of historical sales information (sold after exposure and after completion of negotiations between the seller and buyer); and the analysis of future income expectancy estimated from the effective date of the appraisal.

Since there are few comparable properties to the subject that have sold in this market area, estimating exposure time is based more on discussions with knowledgeable real estate professionals. All of the sales with known marketing times took less than 6 months.

The exposure time period assumes that the subject is appropriately priced and marketed. Obviously, a list price that is significantly higher than what the property is worth will result in a longer than typical marketing period. Although it could be sooner or later, our best estimate of an exposure period (based on our appraised value) is 4 months.

ALLOCATION OF FURNITURE, FIXTURES AND EQUIPMENT
================================================================================

For the most part, apartment in the subject region do not require significant furniture, fixtures or equipment as part of the ongoing operation of the property. In the case of the subject, FF&E is minimal and contributes only a nominal value to the overall property worth. Personal property items observed on the premises include pool equipment, furniture in the recreation/clubhouse, office furniture and equipment (e.g., computer/printer) carts, supplies, etc.

The market value of the above is estimated at less than $20,000. Some of the personal property items such as the computer and copier (i.e., office equipment) would be removed upon sale. All of the comparables had similar amounts of personal property items that were included in the sale, thus there is no need for an adjustment.

Although not as management intensive as a hotel, apartments require management expertise that technically creates some (minor) going-concern value. In valuing the subject, any going-concern/goodwill has effectively been removed by deducting an offsite professional management


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fee. The net incomes estimated from each sale comparable also had offsite management fees deducted. It is assumed that the subject will continue to operate under professional management.

In conclusion, the estimated market value of the subject is of the real estate only; FF&E (personal property) is nominal and any going-concern/goodwill value would have been removed in the deduction of an offsite professional management fee.


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ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

The estimate of value contained herein is based upon and subject to the following assumptions and qualifying conditions, to which the addressee shall be deeded to consent by acceptance hereof:

It is assumed that merchantable fee simple title, free of encumbrance, is vested in the owner of record. It is recognized that a potential purchaser would likely consider the effect of value through consideration of the maximum conventional financing available for the property type as of the date of value.

It is assumed that the property is subject to lawful, competent and informed ownership and management. It is also assumed that all financial information on the business operation is correct; errors or misstatements may have a material impact on the appraised value. We reserve the right to make changes if such errors or misstatements were later discovered.

It is assumed that the information supplied by the addressee as to the parcel or parcels of real estate is correct and complete, including the legal description as it appears in this report. The appraisers assume no responsibility for matters of legal nature affecting the property or the title thereto, nor does the appraisers render any opinion as to title. No attempt has been made to render an opinion of or status of easements that may exist.

It is understood that exhibits included in this report are solely for the purpose of assisting the reader to visualize or understand its content and are not intended to be exact in scale or detail. It is understood that no survey has been made to render an opinion of or status of easements that may exist.

It is understood that material contained herein which is stated to be or is obviously furnished by others is believed to reliable but has not been verified except as specifically stated. Such information is believed to be true and correct; however, no responsibility for accuracy can be assumed by the appraisers.

We are not required to give testimony or appear in court because of having made this appraisal, with reference to the property in question, unless arrangements have been previously; made therefor.

The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations of land and building must not be used in conjunction with any other appraisal and are invalid if so used.

If this appraisal contains a valuation relating to a geographical portion of a large parcel or tract or real estate, the value reported for such geographical portion relates to such portion only and should not be construed as applying with equal validity to other portions of the larger parcel or tract, and the value of all geographical portion may or may not equal the value to the entire parcel or tract considered as an entity.


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We assume that there are no hidden or unapparent conditions of the property, subsoil or structures which would render it more or less valuable. We assume no responsibility for such conditions or for engineering which might be required to discover such factors. The appraisers assume the mechanical equipment to be in good working order unless expressed otherwise.

Unless otherwise stated in this report, the existence of hazardous materials, which may not be present on the property, was not observed by the appraisers. The appraisers have no knowledge of the existence of such materials on or in the property. The appraisers, however, are not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

All information and comments concerning the location, neighborhood, trends, construction quality and costs, loss in value from whatever cause, condition, rents, or any other data of the property appraised herein represent the estimates and opinions of the appraisers formed after an examination and study of the property.

While it is believed the information, estimated and analysis given and the opinions and conclusions drawn therefrom are correct, the appraisers do not guarantee them and assumes no liability for any errors in fact in analysis or in judgment.

Disclosure of the contents of this appraisal report (especially any conclusions as to value), the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute, or the SRPA/MAI designations shall not be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.

The appraisers are considered the owner of the report, and delivery of same has been to addressee only for his specific intended real estate decision.

Certain forms, formatting and techniques contained herein are private property and proprietary in nature. As such, they are protected under state and federal laws covering trademarks, copyrighting, etc. Copying or re-use is strictly prohibited without expressed written consent.

Certain information contained herein is considered "not for public knowledge" and is provided herein "under strictest confidence." Said information shall be used only in connection with the business decision as specifically described in the function of the appraisal. No other use of any information contained herein is permitted. Said information shall not be re- used, shared, disclosed, etc., except in accordance with the certification, limiting conditions, function and purposes as contained herein. Any deviation from the above may subject the user to additional legal action for invasion of privacy.


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Acceptance and use of this report constitutes specific and implied consent to all condition, limitations, etc. Further, the client shall hold harmless the appraisers for any unpermitted use or action resulting from such use.

On appraisals subject to satisfactory completion of repairs, alterations, or new construction, the appraisal report and value conclusions are contingent upon completion of the improvements in a timely and workmanlike manner, and as of the effective date of the appraisal.

Any projections in income and expenses in this report are not predictions of the future. Instead, they are an estimate of current thinking of market participants of what future income and expenses will be. No warranty or representation is made that these projections will materialized.

This appraisal was prepared for Home Savings as client to be used in lending decisions or any related business pertaining to its interest in the appraised property. If an informational copy has been provided to the owner it should not be utilized for other functions.

The Americans with Disabilities Act (ADA) became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA.


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CERTIFICATION OF APPRAISAL
================================================================================

I certify, that, to the best of my knowledge and belief:

1. The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. I have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

5. The analyses, opinions and conclusions were developed, and, this report has been prepared, in conformity with Title XI of the Federal Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA) and its regulations, as well as the Code of Professional Ethics and Standards of the Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Appraisal Institute.

6. Robert Saia and James Barcells, SRA have made a personal inspection of the property. Mr. Saia's General Certificate from the State of California is valid and in good standing as of the appraisal date.

7. No one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report. It should be noted that James Barcells helped with the preparation of the report.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. Members of the Appraisal Institute are required to meet certain continuing education requirements. As of the date of this report, Mr. Saia have completed the requirements of the continuing education program of the Appraisal Institute.


/s/ Robert S. Saia
-----------------------
Robert S. Saia, MAI
OREA Cert. #AG003191


   Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095   71

The Circle & N. Plaza Apartments, Salinas, CA


                                   -ADDENDA -


   Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095   72

The Circle & N. Plaza Apartments, Salinas CA

                         PHOTOGRAPHS OF SUBJECT PROPERTY

                                 [PHOTO OMITTED]

                                 [PHOTO OMITTED]


    Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095  73

The Circle & N. Plaza Apartments, Salinas CA

                         PHOTOGRAPHS OF SUBJECT PROPERTY

                                 [PHOTO OMITTED]

                                 [PHOTO OMITTED]


    Robert Saia & Associates 313 Avalon Avenue Santa Cruz, CA (408) 458-9095  74

                              REGIONAL LOCATION MAP

                                  [MAP OMITTED]

                            NEIGHBORHOOD LOCATION MAP

                           MAP OF SALINAS AND VICINITY

                                  [MAP OMITTED]

                                   ZONING MAP

                                  [MAP OMITTED]

                               ASSESSOR PARCEL MAP

                                                              COUNTY OF MONTEREY
                                                              ASSESSOR'S MAP
                                                              BOOK 253 PAGE 11

                                  [MAP OMITTED]

                                                        CITY OF SALINAS
                                                 RECORD OF SURVEY VOL. 4, PG. 97
                                                 ASSESSORS LOT 1 & 2
                                                 SANTA RITA RANCHO
                                                 (M.G.SOUZA PROPERTY)

                               ASSESSOR PARCEL MAP

                                                TAX CODE AREA

                                                              COUNTY OF MONTEREY
                                                              ASSESSOR'S MAP
                                                              BOOK 253 PAGE 12

                                  [MAP OMITTED]

                                                                  ASSRS MAP 2
                                                               SANTA RITA RANCHO
                                                               LOTS 50, 52 & 54

                                    FLOOD MAP

                                  [MAP OMITTED]

                        NATIONAL FLOOD INSURANCE PROGRAM

================================================================================

FIRM
FLOOD INSURANCE RATE MAP

CITY OF
SALINAS, CALIFORNIA
MONTEREY COUNTY

PANEL 1 OF 5
(SEE MAP INDEX FOR PANELS NOT PRINTED)

                                                          COMMUNITY-PANEL NUMBER
                                                                   060202 0001 D

                                                                 EFFECTIVE DATE:
                                                                 NOVEMBER 4,1981

[LOGO]
                       federal emergency management agency
                        federal insurance administration

                               RENTAL LOCATION MAP

                                  [MAP OMITTED]

                          COMPARABLE SALES LOCATION MAP

              MAP OF
              SALINAS
           AND VICINITY

                                [GRAPHIC OMITTED]

                          COMPARABLE SALES LOCATION MAP               Santa Cruz

                                  [MAP OMITTED]

                          COMPARABLE SALES LOCATION MAP                 San Jose

                                  [MAP OMITTED]

                             APARTMENT SALE NUMBER 1

Project Name:                           Willow Garden Apartment

Location:                               1750 Stokes Street, San Jose

Assessor's Parcel No.:                  284-24-008

Grantor:                                Marie Helen Pejcha Trust

Grantee:                                Willow Gardens Ltd.

Rec. Doc. #:                            #13330744

Sales Date:                             June 14, 1996

Sales Price:                            $13,650,000

No. of Units:                           186

Condition/Quality:                      Average/average

Site Area:                              6.40 acres (29.06 du/ac)

Year Built:                             1971

--------------------------------------------------------------------------------
Value Indicators:                       Price/Unit: $73,387  Price/Room: $17,773
                                        GIM: 7.04            Price/RSF:  $85.17
--------------------------------------------------------------------------------

Stabilized NOI Est.:                    $1,165,752

--------------------------------------------------------------------------------
OAR:                                    8.54%
--------------------------------------------------------------------------------

Occupancy:                              99.0% (1 unit vacant @ time of sale)

Financing:                              see comments below

Comments:                               Average quality garden style two-story
walk-up built in 1971. Average condition and appeal. There are 162, two bedroom/two bath units, and 24, three bedroom/2 bath units. Gross rentable area is 163,740 sf. Zoning is R-4, high density. Located in area of apartments, condominiums and single family homes (middle income) with commercial/retail along major arterials. Centrally-located, close to shopping, schools, employment and freeway access. Financing terms consisted of $10,600,000 first, and a seller second of $1,275,000 @ 8%, 2 yrs. The buyer put down $1,775,000. The market income is estimated at $2,170,200 and the actual was $1,940,052 at time of sale. The market derived GIM is 6.29, and the market derived OAR is 9.06% (actual OAR = 8.54%). Under San Jose Rent Control Ordinance which limits annual rent increases to 8 percent.

Source/Confirmation: various, including public records, inspection, Comps Inc., Stan Jones Marcus & Millichap.

                                [PHOTO OMITTED]

                             APARTMENT SALE NUMBER 2

Project Name:                           Ocean Terrace

Location:                               1630 Merrill Street, Santa Cruz

Assessor's Parcel No.:                  027-274-41

Grantor:                                Santa Cruz Central Investments

Grantee:                                D&M Piterman

Rec. Doc. #:                            #8760321

Sales Date:                             July 12, 1996

Sales Price:                            $6,300,000

No. of Units:                           100

Condition/Quality:                      Average+/Average+

Site Area:                              2.7 acres (37 un/ac)

Year Built:                             1972

--------------------------------------------------------------------------------
Value Indicators:                       Price/Unit: $63,000 Price/Room: $16,406
                                        GIM: 6.5            Price/RSF: $78.04
--------------------------------------------------------------------------------

Stabilized NOI Est.:                    $543,984

--------------------------------------------------------------------------------
OAR:                                    8.6%
--------------------------------------------------------------------------------

Occupancy:                              100% (0 unit vacant @ time of sale)

Financing:                              New First from Home Savings (see below)

Comments:                               100 unit garden style two-story walk-up
built in 1972. It is located in an unincorporated area of Santa Cruz County one mile from the city limits of Santa Cruz and two miles north of Capitola Village, a seaside tourist area. The neighborhood is predominately average quality single family and apartments with scattering of mobilehome parks and small retail/shopping centers. The ocean is approximately one-half mile south. Amenities include a pool, sauna, three laundry rooms, on-site manager's office, and exercise room. There are six buildings on the 2.7 acre site. Construction is wood frame and wood siding and stucco. Roofs are flat tar and gravel. Parking is 130 spaces. All units feature AEK kitchens including dishwashers, refrigerators, garbage disposals and R/O's. There are 32, 1br/1ba units containing 624 sf; 40, 2br/1ba units measuring 860 sf; 12 units are 2br/1.5 ba @ 923 sf; and, 16 are 3br/2ba units @ 955 square feet. Market rents range from $680-695 for the 1br units to $955-$980 for the 3br units. The 2 br units range from $780 to $855. Based on market rents, the monthly gross rental income is $79,950. Laundry income is $1,125 per month. The actual income for January 1996 was $77,480, or 3% below market. Based on market rental income and laundry income, gross annual income is projected (over next 12 months) at $972,900. Deducting 4 percent for vacancy and collection loss, results in EGI of $933,984. Expenses estimated by seller are approximately $390,000 (including reserves), resulting in a NOI of $543,984 and a cap rate of 8.6 percent. The Home Savings first loan has an estimated annual debt service of $416,044, yielding cash flow of $127,939 and a cash-on-cash rate of 8.1%. reportedly, the property was purchased by the seller in 1985 at $5,200,000 (unconfirmed).

Source/Confirmation: Home Savings of America, South Bay Equities

                                [PHOTO OMITTED]

                             APARTMENT SALE NUMBER 3

Project Name:                           Fox Creek Village

Location:                               196 W. Alvin Road, Salinas

Assessor's Parcel No.:                  261-631-010

Grantor:                                Sollecito

Grantee:                                Fox Creek Partners

Rec. Doc. #:                            Reel 3151 pg 1419

Sales Date:                             September 24, 1994

Sales Price:                            $9,350,000

No. of Units:                           168

Condition/Quality:                      Good/Good

Site Area:                              7.84      acres (21.43 du/ac)

Year Built:                             1986

--------------------------------------------------------------------------------
Value Indicators:                       Price/Unit: $55,655 Price/Room: $15,688
                                        GIM: 6.8            Price/RSF: $66.31
--------------------------------------------------------------------------------

Stabilized NOI Est.:                    $850,850

--------------------------------------------------------------------------------
OAR:                                    9.1%
--------------------------------------------------------------------------------

Occupancy:                              96.5%

Financing:                              New loan through Bank of America

Comments:                               Well-located in north Salinas near
schools and shopping. Fox Creek consists of 76, 1br/1ba units measuring 708 sf; 24, 2br/1ba units @ 875 sf; and, 68, 2br/1ba units @ 986 sf; 36 units have wood burning fireplaces. Units include patios or balconies, refrigerators, microwaves, dishwashers, disposals, and laundry hook-ups. Amenities include a pool, tennis court, and recreation room. Financing terms were not available, although there was a first made by Bank of America at market rate and terms. Assuming normal downpayment and market interest rate at time of sale, cash-on-cash is estimated at 9.87%. No rent control. Vacancy at time of sale was reported at 3.5 percent. One covered parking space plus open parking. Garden-design walk-up.

Source/Confirmation: various, including public records, inspection, etc.

                                [PHOTO OMITTED]

                             APARTMENT SALE NUMBER 4

Project Name:                           Kingdale Oaks

Location:                               1919 Fruitdale Avenue, San Jose

Assessor's Parcel No.:                  282-40-022,023

Grantor:                                Marie Helen Pejcha Trust

Grantee:                                Tod & Catherine Spieker

Rec. Doc. #:                            #12983233

Sales Date:                             August 15, 1996

Sales Price:                            $16,760,000

No. of Units:                           331

Condition/Quality:                      Average/Average

Site Area:                              11.76 acres (28.15/un per ac)

Year Built:                             1970

Value Indicators:                       Price/Unit: $50,634 Price/Room: $16,878
                                        GIM: 6.01           Price/RSF: $66.22

Stabilized NOI Est.:                    $1,565,000

OAR:                                    9.3%

Occupancy:                              95.62% (14 units vacant @ time of sale)

Financing:                              See Comments Below

Comments:                               Located south of Freeway 280 near San
Jose City Community College within single family and apartment neighborhood. Close to shopping, schools and freeway access. Zoned R24 and R4 (high density residential). Under San Jose Rent Control Ordinance. Average quality, wood frame and stucco buildings (flat T&G roofs) built in 1964 and 1970. There are 36, studios; 264 1br/1ba units; 20, 2br/1ba units; 5, 3br/2ba; and, 6 2br/2ba units. Amenities include 2 heated pools, poolside grills, laundry rooms, recreation room, and volleyball. Elevator served. Units have either balcony or patio and are separately metered. Average condition. 1.5 parking spaces per unit (166 open spaces and 331 carport). According to selling broker Bruce Hermann with Marcus & Millichap, gross scheduled actual income at time of sale was $2,787,000. Actual vacancy (and stabilized vacancy) was 4.38%. Factoring-in taxes at market (per Prop 13), total expenses were reported at approximately $1,100,000. Net operating income is estimated at $1,565,000. Financing consisted of a 1st from St. Paul Federal Bank of $14,850,000 (VIR) 8%, 25-yr amortization and a seller second of $556,000 @ 7%, 2 years resulting in a total annual debt service of $1,414,297. Cash flow (after debt service) is $150,703, indicating a cash-on-cash rate of 11.1% on the cash downpayment of $1,354,000. The marketing time was reported at 6 months. The sale reportedly did not involve an exchange.

Source/Confirmation: Marcus & Millichap (415) 494-8900

                                [PHOTO OMITTED]

                             APARTMENT SALE NUMBER 5

Project Name:                           Hidden Creek

Location:                               200 Button Street, Santa Cruz

Assessor's Parcel No.:                  008-202-026

Grantee:                                Hidden Creek

Rec. Doc. #:                            #5547479

Sales Date:                             July 24, 1994

Sales Price:                            $7,400,000

No. of Units:                           146

Condition/Quality:                      Avg/Avg

Site Area:                              3.8 acres (37 du/ac)

Year Built:                             1973

--------------------------------------------------------------------------------
Value Indicators:                       Price/Unit: $50,685 Price/Room: $16,818
                                        GIM: 6.78           Price/RSF: $77.81
--------------------------------------------------------------------------------

Stabilized NOI Est.:                    $710,400

--------------------------------------------------------------------------------
OAR:                                    9.6%
--------------------------------------------------------------------------------

Occupancy:                              98% (est)

Financing:                              Not available

Comments:                               Nine two-story buildings, garden style,
complex of average quality. Located near Highway 1 in City of Santa Cruz. located in neighborhood of predominately small bungalow single family homes built from 1930 to 1970; a new zero-lot line SFR development is located directly across. There are 42 studio units with an average size of 550 square feet; 60, 1br/1ba units @ 650 sf; and, 44, 2br/1ba units of 750 sf. The rentable area is 95,100 square feet (avg unit = 651).There are no recreational amenities except for pool and common utility rooms. Landscaping is extensive in some areas. One-half of the units are subsidized housing units. At time of sale, "market" rents were $600 for studio, $750 for 1 bedrooms, and $850 for two bedrooms. The gross and net incomes are estimates based on reported actual income per MLS listing (#369018). According to assessor's office, some buildings had deferred maintenance, however, cost to repair are not known.

Source/Confirmation: various, including public records, assessor, MLS

                                [PHOTO OMITTED]

                             APARTMENT SALE NUMBER 6

Project Name:                           North Bay Apartments

Location:                               41 Grandview Street, Santa Cruz

Assessor's Parcel No.:                  002-051-65

Grantor:                                EQR Northbay Chicago Inc.

Grantee:                                Sequoia Equities

Rec. Doc. #:                            #7770608

Sales Date:                             December 1995

Sales Price:                            $8,550,000

No. of Units:                           115

Condition/Quality:                      Good/Good

Site Area:                              5.17 (22.2 du/ac)

Year Built:                             1989

Value Indicators:                       Price/Unit: $ 74,348 Price/Room: $19,344
                                        GIM: 6.11            Price/RSF: $81.88

Stabilized NOI Est.:                    $867,825

OAR:                                    10.15%

Occupancy:                              100% (no vacancy at time of sale)

Financing:                              $2,425,000 down, $6,300,000 first (see
                                        below)

Comments:                               Good quality walk-up garden design built
in 1989. Newest complex built in west Santa Cruz area. Located off Highway 1 (Mission Street) in area of single family and apartments/condos. Above average to good location. Buyer paid $300,000 in repairs and $175,000 commission, thus actual price was somewhat higher than reported above. The property was never exposed to the open market. The higher than normal capitalization rate is reflective of this and the extra cost to the buyer of repairs and commission. There are 18, 1br/1ba units; 69, 2br/2ba units; and, 28, 2br/2.5 ba units. Market rents are about 3-5 % higher than actual. Amenities include a swimming pool and carport parking. No other recreational facilities, although the complex is within a short drive to beaches and three miles to Santa Cruz Beach & Boardwalk. Overall good tenant appeal.

Source/Confirmation: various, including public records, broker

                                [PHOTO OMITTED]

                                [PHOTO OMITTED]

                            APARTMENT SALE NUMBER 7

Location:                               2186-2198 Brutus Street, Salinas

Assessor's Parcel No.:                  253-081-015

Grantee:                                Tom Favazza

Rec. Doc. #:                            #35062

Sales Date:                             May 26, 1993

Sales Price:                            $3,072,000

No. of Units:                           60

Condition/Quality:                      Good/Good

Site Area:                              1.8+/- ac (33 du ac)

Year Built:                             1988+/-

--------------------------------------------------------------------------------
Value Indicators:                       Price/Unit: $51,200 Price/Room: $14,157
                                        GIM: 7.83           Price/RSF: $61.46
--------------------------------------------------------------------------------

Stabilized NOI Est.:                    $242,445

--------------------------------------------------------------------------------
OAR:                                    7.9%
--------------------------------------------------------------------------------

Occupancy:                              Not available

Financing:                              Not available

Comments:                               Average to good garden style complex
located off N. Main Street in north Salinas. Close to shopping, schools, and freeway access. There are 23, 1br/1ba units, and 37 2br/2a units. Total rentable area is 49,980 sf. Average unit size is 833 sf. Market income at time of sale was estimated at $392,445. Vacancy and expenses were estimated at $150,000, resulting in an estimated NOI of $242,445 (7.9% cap rate).

Source/Confirmation: public records, damar

                             APARTMENT SALE NUMBER 8

Project Name:                           Cypress Landing Apartments

Location:                               552 Rico Street, Salinas

Assessor's Parcel No.:                  261-201-018

Grantee:                                William Lewis

Rec. Doc. #:                            Reel 2692 pg: 0774

Sales Date:                             November 1991

Sales Price:                            $5,950,000

No. of Units:                           112

Condition/Quality:                      Good/Good

Site Area:                              6 acres (18.7du/ac)

Year Built:                             1989

--------------------------------------------------------------------------------
Value Indicators:                       Price/Unit: $53,125 Price/Room: $14,442
                                        GIM: 6.4            Price/RSF: $59.11
--------------------------------------------------------------------------------

Stabilized NOT Est.:                    $573,218

--------------------------------------------------------------------------------
OAR:                                    9.69%
--------------------------------------------------------------------------------

Occupancy:                              2.7% ( 3 units vacant @ time of sale)

Financing:                              All cash to seller

Comments:                               Two story, garden style apartment
complex of good quality and condition, built in 1989. One of the last apartment complexes to have been built in the north Salinas area. Close to shopping, schools and freeway access. 12, two-story buildings. Amenities include pool, hot tub, weight room, tennis court and recreation building. All units have patios or balconies, refrigerators, R/O and dishwashers; some have fireplaces. There are 36, 1br/1ba units; and, 76 2br/2ba units measuring between 955 to 985 square feet. Carport and open parking. No rent control. 899 sf average unit size.

Gross annual income was $925,740 and net operating income was $573,218, indicating a cap rate of 9.69%.

Source/Confirmation: various, including public records, inspection, etc.

                                [PHOTO OMITTED]

ARTICLE II - BASE DISTRICT REGULATIONS
Division 6 - R-H (High Density Residential District Regulations)
--------------------------------------------------------------------------------

                                    Contents

Sec. 37-44 Specific purposes ............................................   6-1
Sec. 37-45 Use classifications ..........................................   6-2
Sec. 37-46 Property development regulations .............................   6-5
Sec. 37-47 Zoning Certificate ...........................................   6-8
Sec. 37-48 High density residential design guidelines ...................   6-8
Sec. 37-49 Reserved .....................................................  6-21
Sec. 37-50 Reserved .....................................................  6-21

Sec. 37-44. Specific purposes.

In addition to the general purposes listed in Division 37-1: General Provisions, the specific purposes of the High Density Residential District regulations are to:

      A. Provide appropriately located areas for high density multiple family dwelling units consistent with the General Plan and with standards of public health and safety established by the Salinas Municipal Code;

      B. Provide adequate light, air, privacy, and open space for each dwelling unit and protect residents from the harmful effects of excessive noise, population density, traffic congestion and other adverse environmental impacts;

      C. Promote development of affordable housing by providing a density bonus for projects in which a portion of the dwellings are affordable to qualifying households;

      D. Achieve design compatibility through the use of site development standards;

      E. Protect adjoining low density residential districts from excessive noise or loss of sun, light, quiet, and privacy resulting from proximity to multifamily dwellings;

      F. Provide sites for public and semipublic land uses needed to complement residential development or requiring a residential environment; and

      G. Ensure the provision of public services and facilities needed to accommodate planned population densities.

The additional purposes of each R-H District are as follows:


                                                                      Page 6 - 1

ARTICLE II - BASE DISTRICT REGULATIONS
Division 6 - R-H (High Density Residential District Regulations)
--------------------------------------------------------------------------------

Sec. 37-46. Property development regulations.

The following schedule prescribes development regulations for the High Density Residential District:

--------------------------------------------------------------------------------
                         R-H (High Density Residential)
                        Property Development Regulations
--------------------------------------------------------------------------------
                                                                    Additional
                                                                    Regulations
                                     Zoning District              (See footnotes
              Use               R-H-3.6  R-H-2.3  R-H-1.9              below)
--------------------------------------------------------------------------------
  Lot size (sq. ft.)            7,200    7,200    7,200              (A)(B)(C)

  Lot area per unit (sq. ft.):
     Less than 6,000            6,000    6,000    6,000              (A)
     6,000 and over             3,600    2,300    1,900
       With density bonus       2,900    1,800    1,500              (D)(E)

  Lot width (ft.)               75       75       75
   Corner lots                  80       80       80

  Lot depth (ft.)               100      100      100
  Lot frontage (ft.)            35       35       35

  Yards:
     Front (ft.)                20       20       20                 (F)(G)
     Side (ft. per story)       10       10       10                 (F)
     Corner side (ft.)          20       20       20                 (F)(J)
     Rear (ft. per story)       10       10       10                 (F)

  Bedrooms per unit(% of
  total units):
     3 or more bedrooms         20       20       20
     4 or more bedrooms         10       10       10

  Distance between              10       10       10                 (H)
  structures (ft.)

  Driveway length (ft. from     23       23       23                 (L)
  sidewalk)

  Maximum height (ft.)          30       30       30                 (K)

  Maximum nonresidential        0.3      0.3      0.3                (P)
  FAR

--------------------------------------------------------------------------------


                                                                      Page 6 - 5

ARTICLE IV - REGULATIONS APPLYING TO ALL DISTRICTS
Division 18 Off-Street Parking and Loading Regulations
--------------------------------------------------------------------------------

References to spaces per square foot are to be computed on the basis of gross floor area unless otherwise specified, and shall include allocations of shared restroom, halls and lobby area, and mechanical equipment or maintenance areas, but shall exclude area for vertical circulation, stairs or elevators.

Where the use is undetermined, or not specified herein, the Community Development Director shall determine the probable use and the number of parking and loading spaces required. In order to make this determination, the Community Development Director may require the submission of survey or other data from the applicant or have data collected at the applicant's expense.

--------------------------------------------------------------------------------
                                   Schedule A:
                 Off-Street Parking and Loading Spaces Required
--------------------------------------------------------------------------------

                                                              0ff-Street Loading
Use Classifications          Schedule A                       Spaces per Group
                             Off-Street Parking Spaces        Classification on
                                                              Schedule B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Residential

   Day care home, large      1 per 6 children; maximum
                             enrollment based on maximum
                             occupancy load

   Interim housing           1 per steeping room plus 1 per
                             100 sq. ft. used for assembly
                             purposes or for common sleeping
                             areas.

   Single-family dwelling    2 per unit (covered).

   Multifamily               2 per unit up to 10 units. 1.6
                             per unit over 10 units.

   Condominiums              2 per unit, covered, plus .25
                             per unit designated on the site
                             for guest parking.

   Mobile home park          2 per unit, 1 covered, plus 1
                             space per 8 units which must be
                             designated for guest parking;
                             tandem parking is permitted.

   Residential care          1 per 3 licensed beds                   B

   Senior housing            1 per unit

   Single room occupancy     .25 spaces per unit
   housing

--------------------------------------------------------------------------------


                                                                     Page 18 - 5

                                   NORTH PLAZA

                              [FLOOR PLAN OMITTED]

                                                                       [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

                             MAINTENCE/STORAGE UNIT

                                    one only

                                                               THE BRASILIA

                                                               1 Bedroom, 1 Bath

                                                                     753 sq. ft.

                              [FLOOR PLAN OMITTED]

                                                                        [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

                                                               THE HERMOSILLO

                                                               2 Bedroom, 2 Bath

                                                                     983 sq. ft.

                              [FLOOR PLAN OMITTED]

                                                                        [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

                               Circles Apartments

================================================================================
                                                        Telephone (408) 443-1740
                                                              Fax (408) 443-8158

                                   North Plaza
                            2310 to 2348 N. Main St.

                              One and three bedroom
                             townhomes with garages.

                              [FLOOR PLAN OMITTED]

                                  LOCATION MAP

                                                               THE COZUMEL

                                                               1 Bedroom, 1 Bath

                                                                     660 sq. ft.

                              [FLOOR PLAN OMITTED]

                                                                        [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

                                                               THE ALTAMIRA

                                                               1 Bedroom, 1 Bath

                                                                     777 sq. ft.

                              [FLOOR PLAN OMITTED]

                                                                        [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

                                                               THE BRASILIA

                                                               1 Bedroom, 1 Bath

                                                                     753 sq. ft.

                              [FLOOR PLAN OMITTED]

                                                                        [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

                                                               THE DURANGO

                                                               1 Bedroom, 1 Bath

                                                                     755 sq. ft.

                              [FLOOR PLAN OMITTED]

                                                                        [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

                                                               THE CADIZ

                                                               1 Bedroom, 1 Bath

                                                                     715 sq. ft.

                              [FLOOR PLAN OMITTED]

                                                                        [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

                                                               THE ESPIRITO

                                                               2 Bedroom, 2 Bath

                                                                    1008 sq. ft.

                              [FLOOR PLAN OMITTED]

                                                                        [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

                                                               THE GUAYAQUIL

                                                               2 Bedroom, 2 Bath

                                                                     915 sq. ft.

                              [FLOOR PLAN OMITTED]

                                                                        [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

                                                               THE FORTALIZA

                                                               2 Bedroom, 2 Bath

                                                                     983 sq. ft.

                              [FLOOR PLAN OMITTED]

                                                                        [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

                                                               THE HERMOSILLO

                                                               2 Bedroom, 2 Bath

                                                                     983 sq. ft.

                              [FLOOR PLAN OMITTED]

                                                                        [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

                                                               LA TERRAZA

                                                               3 Bedroom, 2 Bath

                                                                    1310 sq. ft.

                              [FLOOR PLAN OMITTED]

                                                                        [LOGO]
                                                                     THE CIRCLES

                     2290 North Main Street, Salinas, California, (408) 443-1740

09/28/96                      LINCOLN RESIDENTIAL MGMT. SERVICES          Page 1
9:05 am                             Circles III/North Plaza             ID 3.6.1
                                          All Units

==== Unit Profile =====       === Scheduled vs Actual Rent ====   ===================  ==Moved=   Current Lease       Security= YNAD
 I.D.    Type     SqFt        Amount   /SqFt     Amount   /SqFt   Current Lease           In      Begin      End      Deposit   Stat
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====
   32A AZ.1         660       615.00   0.932     6l5.00   0.932   Collins, Sandra      08/17/96   08/17/96   05/16/97    550.00 Y --
   329 AZ.1         660       615.00   0.932     535.00   0.811   Martinez, Reggie     11/11/89   10/01/95   09/30/96    400.00 Y --
   32C AZ.1         660       615.00   0.932     555.00   0.841   Martinez, Alicia     01/22/96   01/22/96   07/21/96    300.00 Y OL
   34A AZ.1         660       615.00   0.932     590.00   0.894   Serasio, James D.  ( 08/13/95   08/01/96   04/30/97    300.00 Y --
   349 AZ.1         660       615.00   0.932     560.00   0.848   Guerrero, Robert  (T 04/01/93   09/01/96   08/31/97    300.00 Y --
   36A AZ.1         660       615.00   0.932     555.00   0.841   Mayes, Temara Ann    01/31/96   01/31/96   01/30/97    300.00 Y --
   369 AZ.1         660       615.00   0.932     535.00   0.81l   Goff, Charles        04/01/95   05/01/96   01/31/97    300.00 Y --
   36C AZ.1         660       615.00   0.932     570.00   0.864   Rowsvell, Daniel  (  07/06/92   08/01/96   06/30/97    300.00 Y --
   360 AZ.1         660       615.00   0.932     505.00   0.765   Virrueta, Sylvia  (h 10/21/91   10/21/91   10/20/92    149.00 Y --
   36H AZ.1         660       615.00   0.932     570.00   0.864   Wagner, Robert       09/07/95   09/01/96   08/31/97    340.00 Y --
   361 AZ.1         660       615.00   0.932     595.00   0.902   Phillips, Dedra      03/29/96   03/29/96   03/28/97    300.00 Y --
   38A AZ.1         660       615.00   0.932     625.00   0.947   Budvorth, Ronald     04/13/96   04/13/96   04/12/97    340.00 Y --
   389 AZ.1         660       615.00   0.932     555.00   0.841   Ortiz, Robert/Rosem  02/28/96   02/28/96   02/27/97    300.00 Y --
   40A AZ.1         660       615.00   0.932     590.00   0.894   Cocanour, Richard    08/20/91   08/20/91   08/19/92    400.00 Y --
   409 AZ.1         660       615.00   0.932     590.00   0.894   Guillen, Otilio  (L) 03/03/95   08/01/96   07/31/97    400.00 Y --
   42A AZ.1         660       615.00   0.932       0.00   0.000   VACANT/PRELEASED                           09/20/96      0.00 N VL
   429 AZ.1         660       615.00   0.932     615.00   0.932   Garcia, Javier       10/16/93   11/01/95   08/31/96    300.00 Y --
   42C AZ.1         660       615.00   0.932     555.00   0.841   Gutierrez, Evangeli  01/25/96   01/25/96   07/24/96    300.00 Y --
   420 AZ.1         660       615.00   0.932     650.00   0.985   Hammond, Don         05/01/96   05/01/96   07/31/96    300.00 Y --
   42H AZ.1         660       615.00   0.932     570.00   0.864   Fematt, Selene  (L   07/16/93   09/01/96   05/31/97    300.00 Y --
   421 AZ.1         660       615.00   0.932     570.00   0.864   Rodriguez, Michael   03/25/94   09/01/96   08/31/97    300.00 Y --
   42K AZ.1         660       615.00   0.932     565.00   0.856   Macias, Sheryl E.    04/23/93   04/23/93   04/30/94    300.00 Y --
   44A AZ.1         660       615.00   0.932     615.00   0.932   Smith, Bernice       01/22/94   11/01/95   08/31/96    300.00 Y --
   449 AZ.1         660       615.00   0.932     555.00   0.841   McNeill, Sharon  (L) 02/15/96   02/15/96   08/14/97    200.00 Y --
   46A AZ.1         660       615.00   0.932     605.00   0.917   Moore, Bernard       07/11/96   07/11/96   07/10/97    300.00 Y --
   469 AZ.1         660       615.00   0.932     555.00   0.841   Garza, Valentine  (  10/01/94   10/01/94   03/31/95    300.00 Y --
   48A AZ.1         660       615.00   0.932     555.00   0.841   Thompson, Robert     11/05/95   11/05/95   05/04/96    300.00 Y --
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   AZ.1:     27   17820     16605.00   0.932   14955.00   0.872      17160 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   32D AZ.2         660       625.00   0.947     535.00   0.811   Blevins, Rosemary    08/12/94   02/01/96   10/31/96    300.00 Y --
   32E AZ.2         660       625.00   0.947     535.00   0.811   Hermosiilo, Christi   6/10/88   08/01/96   06/30/97    400.00 Y --
   32F AZ.2         660       625.00   0.947     625.00   0.947   Pattillo, Wil        07/13/96   07/13/96   01/12/97    300.00 Y --
   34C AZ.2         660       625.00   0.947     595.00   0.902   Reynoso, Shannon     06/07/96   06/08/96   06/07/97    300.00 Y --
   34D AZ.2         660       625.00   0.947     570.00   0.864   Burton, Ralph EM     10/15/88   08/01/96   07/31/97    400.00 Y --
   36D AZ.2         660       625.00   0.947     555.00   0.841   Campa, Teresa  (L)   11/14/95   11/14/95   08/13/96    300.00 Y --
   36E AZ.2         660       625.00   0.947     650.00   0.985   Desmond, Erryn       04/21/96   04/21/96   07/20/96    300.00 Y --
   36F AZ.2         660       625.00   0.947     625.00   0.947   Navarrete, Lorena    09/16/96   09/16/96   09/15/97    300.00 Y --
   36J AZ.2         660       625.00   0.947     555.00   0.841   Salviejo, Jennifer   01/31/96   01/31/96   07/30/96    340.00 Y --
   36K AZ.2         660       625.00   0.947     530.00   0.803   Lacy, Marvin M.      08/06/95   08/06/95   05/05/96    300.00 Y --
   36L AZ.2         660       625.00   0.947     625.00   0.947   Barrett, Brett       10/15/96   10/15/96   10/14/97    300.00 Y --
   38C AZ.2         660       625.00   0.947     565.00   0.856   Hall, Fred           04/08/95   04/08/95   11/07/95    300.00 Y --
   38D AZ.2         660       625.00   0.947     605.00   0.917   Mendoza, Fernando    08/03/95   08/03/95   05/02/96    300.00 Y --
   40C AZ.2         660       625.00   0.947     555.00   0.841   Pelton, Kenneth B    07/21/93   07/21/93   07/20/94    300.00 Y --
   40D AZ.2         660       625.00   0.947     600.00   0.909   Balenger, Ronald     05/17/96   05/17/96   05/16/97    300.00 Y --
   42D AZ.2         660       625.00   0.947     625.00   0.941   Quezada, Manuel & E  08/16/96   08/16/96   02/15/97    300.00 Y --
   42E AZ.2         660       625.00   0.947     555.00   0.841   Valverde, Harvey     05/10/93   05/10/93   05/09/94    300.00 Y --
   42F AZ.2         660       625.00   0.947     590.00   0.894   Seal, Kieth  (L)     08/12/95   08/01/96   07/31/97    340.00 Y --

09/28/96                      LINCOLN RESIDENTIAL MGMT. SERVICES          Page 2
9:05 am                             Circles III/North Plaza             ID 3.6.1
                                          All Units

==== Unit Profile =====       === Scheduled vs Actual Rent ====   ===================  ==Moved=   Current Lease       Security= YNAD
 I.D.    Type     SqFt        Amount   /SqFt     Amount   /SqFt   Current Lease           In      Begin      End      Deposit   Stat
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====
   42J AZ.2         660       625.00   0.947     535.00   0.811   Torres, Abel         07/10/93   11/01/95   10/31/96    300.00 Y --
   42L AZ.2         660       625.00   0.947     625.00   0.947   Lembert, Bill  (L)   02/22/95   02/22/95   08/21/95    300.00 Y --
   44C AZ.2         660       625.00   0.947     535.00   0.811   Titoff, Helen  (L)   10/28/92   08/01/96   07/31/97    400.00 Y --
   44D AZ.2         660       625.00   0.947     595.00   0.902   Dykow, Wolfgang      03/09/96   03/15/96   03/14/97    300.00 Y --
   46C AZ.2         660       625.00   0.947     555.00   0.841   Mateuhara, Christin  01/27/96   01/27/96   07/26/96    300.00 Y --
   46D AZ.2         660       625.00   0.947     535.00   0.811   Griffin, Noelle      07/01/91   08/01/95   04/30/96    400.00 Y --
   48B AZ.2         660       625.00   0.947     555.00   0.841   Herrera, Steve       11/10/95   11/10/95   03/09/05    300.00 Y --
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   AZ.2:     25   16500     15625.00   0.947   14430.00   0.875      16500 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   10A PT          1310       925.00   0.706     850.00   0.649   Garnboa, Lena  (L    11/21/94   11/21/94   05/20/95    480.00 Y --
   10B DT          1310       925.00   0.706     850.00   0.649   Estrada, Sandra      05/31/95   07/01/96   06/30/97    400.00 Y --
   10C DT          1310       925.00   0.706     850.00   0.649   Parks, Jason         11/04/95   11/05/95   03/04/05    500.00 Y --
   10D DT          1310       925.00   0.706     895.00   0.683   Nahal, Surhjit & Av  08/14/95   08/14/95   05/13/96   1290.00 Y --
   12A DT          1310       925.00   0.706     870.00   0.664   Fite, Sandy  (L)     10/01/91   08/01/96   07/31/97    400.00 Y --
   12B DT          1310       925.00   0.706     850.00   0.649   Honea, Rose & Micha  02/29/96   02/29/96   08/28/96    560.00 Y --
   12C DT          1310       925.00   0.706     875.00   0.668   Walker, James        08/16/95   08/01/96   07/31/97    400.00 Y --
   12D DT          1310       925.00   0.706     925.00   0.706   Campos, Guillermina  08/12/96   08/12/96   02/11/97    500.00 Y --
   14A PT          1310       925.00   0.706     850.00   0.649   Ruiz, Rose           02/28/96   02/28/96   02/27/97    500.00 Y --
   14B DT          1310       925.00   0.706     895.00   0.683   Al-Thowiqeb, Abdull  04/29/95   04/29/95   07/28/95    400.00 Y --
   14C DT          1310       925.00   0.706     850.00   0.649   Tejeda, Rebecca&Euni 03/25/95   04/01/96   12/31/96    400.00 Y --
   14D DT          1310       925.00   0.706     875.00   0.668   Wion, Jan H.         07/13/96   07/13/96   07/12/97    500.00 Y --
   16A DT          1310       925.00   0.706     850.00   0.649   Doreika, John        04/03/95   05/01/96   01/31/97    400.00 Y --
   16B PT          1310       925.00   0.706     850.00   0.649   Madison, Linda Sher  02/04/94   02/04/94   08/03/94    400.00 Y --
   16C PT          1310       925.00   0.706     895.00   0.683   Parkhurst, Heather   04/30/96   04/30/96   04/29/97    500.00 Y --
   16D DT          1310       925.00   0.706     850.00   0.649   f George Marinescu   01/28/96   01/28/96   07/27/96    540.00 Y --
   18A PT          1310       925.00   0.706     830.00   0.634   Oliver, Robert       11/15/94   11/15/94   05/14/95    400.00 Y --
   18B DT          1310       925.00   0.706     830.00   0.634   Hatchett, Don Wayne  09/11/93   01/01/96   11/30/96    400.00 Y --
   18C DT          1310       925.00   0.706     925.00   0.706   Snoich, Sandra M     09/25/96   09/25/96   04/24/97    500.00 Y --
   18D DT          1310       925.00   0.706     0.00 0   0.000   VACANT                                     09/10/96    100.00 Y VA
   20A PT          1310       925.00   0.706     875.00   0.668   Vega, Henry          06/01/96   06/01/96   05/31/97    500.00 Y --
   20B PT          1310       925.00   0.706     925.00   0.706   Bade, Manish Gupta   08/04/96   08/04/96   02/03/97    580.00 Y --
   20C DT          1310       925.00   0.706     830.00   0.634   Crabb, Robert        07/29/94   02/01/96   10/31/96    400.00 Y --
   20D DT          1310       925.00   0.706     830.00   0.634   Garcia, Lydia        10/30/94   03/01/96   11/30/96    400.00 Y --
   20E DT          1310       925.00   0.706     875.00   0.66B   Waldrum, Norma And   06/30/96   06/30/96   06/29/97    540.00 Y --
   20F PT          1310       925.00   0.706     895.00   0.68)   Manchuca. Cirilo     04/05/96   04/05/96   04/04/97    500.00 Y --
   20G DT          1310       925.00   0.706     925.00   0.706   Calderon, Nieves     09/15/96   09/15/96   06/14/97    500.00 Y --
   20H DT          1310       925.00   0.706     895.00   0.683   Lopez, Pedro & Marg  04/10/96   04/10/96   04/09/97    500.00 Y --
   20I DT          1310       925.00   0.706       0.00   0.000   VACANT                                     09/26/96    400.00 N VA
   22A PT          1310       925.00   0.706     800.00   0.611   Daniel, Shirley  (EM 05/01/95   05/01/95   12/31/99      0.00 Y --
   22B DT          1310       925.00   0.706     850.00   0.64k   Taylor, Deanna N.    09/01/95   09/01/96   08/31/97    400.00 Y --
   22C DT          1310       925.00   0.706     830.00   0.634   Lopez, Vivian  (T)   07/14/94   07/14/94   01/14/95    400.00 Y --
   22D DT          1310       925.00   0.706     830.00   0.634   Fonacca, Juanita     07/27/94   02/01/96   10/31/96    400.00 Y --
   22E PT          1310       925.00   0.706     870.00   0.664   Weatherly, Milton    02/06/95   02/06/95   08/05/95    400.00 Y --
   22F PT          1310       925.00   0.706     850.00   0.649   Munoz, Eduardo       12/01/95   12/01/95   05/31/96    500.00 Y --
   22G DT          1310       925.00   0.706     875.00   0.668   Scielstad, Linda &   07/08/96   07/08/96   07/07/97   1040.00 Y --
   22H DT          1310       925.00   0.706     875.00   0.668   Nadler, Jeffery      07/01/92   08/01/96   04/30/97    400.00 Y --
   221 PT          1310       925.00   0.706     875.00   0.668   Golden, James  (T)   03/21/93   08/01/96   05/31/97    400.00 Y --

09/28/96                      LINCOLN RESIDENTIAL MGMT. SERVICES          Page 3
9:05 am                             Circles III/North Plaza             ID 3.6.1
                                          All Units

==== Unit Profile =====       === Scheduled vs Actual Rent ====   ===================  ==Moved=   Current Lease       Security= YNAD
 I.D.    Type     SqFt        Amount   /SqFt     Amount   /SqFt   Current Lease           In      Begin      End      Deposit   Stat
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====
   24A DT           1310      925.00   0.706     880.00   0.672   Herring. Olga  (L)   05/01/87   09/01/96   08/31/97    500.00 Y --
   24B DT           1310      925.00   0.706     850.00   0.649   Bejosano, Robert &   02/16/96   02/16/96   02/15/97    500.00 Y --
   24C DT           1310      925.00   0.706     860.00   0.656   Abbot, Vicki         05/02/94   05/02/94   10/31/94    400.00 Y --
   24D DT           1310      925.00   0.706     875.00   0.668   Terry, James  (L)    08/24/95   09/01/96   08/31/97    400.00 Y --
   24E DT           1310      925.00   0.706     895.00   0.683   Serrano, Irma  (L) s 02/16/96   02/16/96   02/15/97    200.00 Y --
   24F DT           1310      925.00   0.706     850.00   0.649   Dacpano, James & Da  04/04/95   04/01/96   12/31/96    400.00 Y --
   24G DT           1310      925.00   0.706     830.00   0.634   Swartz, Ernest       06/29/95   06/01/96   05/31/97    400.00 Y --
   24H DT           1310      925.00   0.706     895.00   0.683   Allen, Suzy  (L)     02/01/92   02/01/92   01/31/93    400.00 Y --
   241 DT           1310      925.00   0.706     850.00   0.649   Hong, Seho           05/30/95   06/01/96   03/30/97    440.00 Y --
   26A DT           1310      925.00   0.706     920.00   0.702   Villalobos, M & Esq  04/12/96   04/12/96   07/11/96    400.00 Y --
   26B DT           1310      925.00   0.706     895.00   0.683   Holtzman, Patty      05/12/96   05/12/96   05/11/97    540.00 Y --
   26C DT           1310      925.00   0.706     925.00   0.706   Camacho, Marcos Law  10/14/95   10/14/95   07/13/96    540.00 Y --
   26D DT           1310      925.00   0.706     850.00   0.649   Galloway, Darius     11/24/95   11/24/95   08/23/96    925.00 Y -.
   26E DT           1310      925.00   0.706     870.00   0.664   Holley, David        02/15/95   02/15/95   08/14/95    640.00 Y --
   26F DT           1310      925.00   0.706     895.00   0.683   Hilldreth, William & 05/15/96   05/15/96   05/14/97    500.00 Y --
   26G DT           1310      925.00   0.706     850.00   0.649   MIN, KYUNGTAE        06/08/95   06/01/96   04/30/97    400.00 Y --
   26H DT           1310      925.00   0.706     875.00   0.668   Thompson, Curt       11/15/91   08/01/96   06/30/97    400.00 Y --
   26I DT           1310      925.00   0.706     920.00   0.702   Ayala, Martin        04/22/96   04/22/96   07/21/96    540.00 Y --
   28A DT           1310      925.00   0.706     870.00   0.664   Wynn, Jacquetta Yve  03/01/95   03/01/95   08/31/95    400.00 Y --
   28B DT           1310      925.00   0.706     880.00   0.612   Albery, Kenneth  (L) 05/31/95   06/01/95   05/31/96    440.00 Y --
   28C DT           1310      925.00   0.706     850.00   0.649   Brown, Maria       B 10/01/95   10/01/95   08/31/01    500.00 Y --
   28D DT           1310      925.00   0.706     830.00   0.634   Reed, Patricia  (L)  09/01/94   02/01/96   10/31/96    400.00 Y --
   28E DT           1310      925.00   0.706     850.00   0.649   Isenegger, James  (  11/11/94   11/11/94   05/10/95    400.00 Y --
   28F DT           1310      925.00   0.706     875.00   0.668   Foushee, Corinne  (  07/29/95   08/01/96   07/31/97    400.00 Y --
   28G DT           1310      925.00   0.706     920.00   0.702   Acuna, Daniel & Liz  03/25/96   03/25/96   03/24/97    500.00 Y --
   28H DT           1310      925.00   0.706       0.00   0.000   VACANT                                     09/19/96      0.00 N VA
   28I DT           1310      925.00   0.706     895.00   0.683   Vasquez, Alexander   08/01/92   08/01/92   09/01/92    400.00 Y --
   30A DT           1310      925.00   0.706     850.00   0.649   Hill, Alan  (L)      12/02/95   12/02/95   09/01/96    500.00 Y --
   30B DT           1310      925.00   0.706     850.00   0.649   Gutierrez, Hermelin  01/20/96   01/20/96   07/19/96    500.00 Y --
   30C DT           1310      925.00   0.706     925.00   0.706   Raymond, David       08/31/96   08/31/96   03/30/97   1040.00 Y --

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   DT:       68    89080    62900.00   0.706   56550.00   0.664      85150 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

 TOTAL:     120   123400    95130.00   0.771   85935.00   0.723      118810 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

09/28/96                      LINCOLN RESIDENTIAL MGMT. SERVICES          Page 1
9:02 am                                 Circles I & II                  ID 3.6.1
                                          All Units

==== Unit Profile =====       === Scheduled vs Actual Rent ====   ===================  ==Moved=   Current Lease       Security= YNAD
 I.D.    Type     SqFt        Amount   /SqFt     Amount   /SqFt   Current Lease           In      Begin      End      Deposit   Stat
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====
   1 AA.1           777       690.00   0.888     670.00   0.862   Dailey, Tami         08/01/96   08/01/96   01/31/97    300.00 Y --
   13 AA.1          777       690.00   0.888     585.00   0.753   Celaya*, Richard     05/31/95   06/01/96   01/31/97    300.00 Y --
   21 AA.1          777       690.00   0.888     665.00   0.856   Salopek, Christophe  04/24/96   04/24/96   04/23/97    300.00 Y --
   35 AA.1          777       690.00   0.888     670.00   0.862   Kincaid, Thomas A    07/01/96   07/01/96   06/30/97    300.00 Y --
   41 AA.1          777       690.00   0.888     615.00   0.792   Mejia*, Daniel  (L)  05/13/95   09/01/96   03/01/97    300.00 Y --
   55 AA.1          777       690.00   0.888     690.00   0.888   Swanston, C. J.  (L  01/12/96   01/12/96   07/11/96    300.00 Y --
   61 AA.1          777       690.00   0.888     550.00   0.708   Hudson, Kristy Ann   08/14/93   06/09/94   06/08/95    300.00 Y --
   75 AA.1          777       690.00   0.888     690.00   0.888   Gainy, Karl          09/21/96   09/21/96   04/20/97    300.00 Y --
   81 AA.1          777       690.00   0.888     690.00   0.888   Ferra, Octavio       03/21/96   03/21/96   06/20/96    300.00 Y --
   95 AA.1          777       690.00   0.888     595.00   0.766   Castaneda, La Mar    03/31/96   03/31/96   03/30/97    300.00 Y --
   101 AA.1         777       690.00   0.888     670.00   0.862   Martin, Eszard       06/01/96   06/01/96   02/28/97    300.00 Y --
   115 AA.1         777       690.00   0.888     670.00   0.862   Humphrey, Dionna A   07/06/96   07/07/96   07/06/97    300.00 Y --
   121 AA.1         777       690.00   0.888     595.00   0.766   Barrera, Samuel      03/29/96   03/29/96   03/28/97    300.00 Y --
   135 AA.1         777       690.00   0.888     625.00   0.804   Morse, William  (L)  12/01/86   09/01/96   08/31/97    375.00 Y --
   141 AA.1         777       690.00   0.888     595.00   0.766   Valverde, Lydia Car  02/27/96   02/27/96   11/26/96    340.00 Y --
   155 AA.1         777       690.00   0.888     645.00   0.830   Reese, Elouise P  (  03/05/91   08/01/96   04/30/97    300.00 Y --
   161 AA.1         77~       690.00   0.888     595.00   0.766   Martinez, Juan and   02/20/96   02/20/96   11/19/96    300.00 Y --
   175 AA.1         777       690.00   0.888     615.00   0.792   Pandya, Amit         01/06/95   01/06/95   07/05/95    300.00 Y --
   181 AA.1         777       690.00   0.888     665.00   0.856   Freisner, Vanessa    05/15/96   05/15/96   05/14/97    300.00 Y --
   195 AA.1         777       690.00   0.888     690.00   0.888   Kimbel, Greg & Sabi  08/26/96   08/26/96   03/25/97    300.00 Y --
   201 AA.1         777       690.00   0.888     690.00   0.888   Yoro, Susan          09/13/96   09/13/96   04/12/97    300.00 Y --
   215 AA.1         777       690.00   0.888     595.00   0.766   Garcia, Virginia     03/04/96   03/05/96   03/04/97    300.00 Y --
   221 AA.1         777       690.00   0.888     610.00   0.785   Tunstall, James      03/05/95   03/05/95   09/04/95    300.00 Y --
   235 AA.1         777       690.00   0.888     690.00   0.888   Castaneda, Kim & Ja  09/07/96   09/07/96   03/06/97    300.00 Y --
   241 AA.1         777       690.00   0.888     595.00   0.766   Cruz, Arturo         03/05/96   03/05/96   03/04/97    300.00 Y --
   255 AA.1         777       690.00   0.888     680.00   0.875   Taylor, Calvin       03/01/92   03/01/92   02/28/93    400.00 Y --
   261 AA.1         777       690.00   0.888     580.00   0.746   Levy, Herbert  (L)   09/01/93   02/01/96   10/31/96    300.00 Y --
   275 AA.1         777       690.00   0.888     595.00   0.766   Ramirez, Lucio & Ma  02/24/96   02/24/96   11/23/96    300.00 Y --
   281 AA.1         777       690.00   0.888     690.00   0.888   McCorkle, Carol Eli  06/20/96   06/20/96   06/19/97    300.00 Y --
   295 AA.1         777       690.00   0.888     585.00   0.753   Bloom, Lillie        04/01/94   03/01/96   11/30/96    300.00 Y --
   301 AA.1         777       690.00   0.888     605.00   0.779   Cumiskey, Phillip    06/08/93   06/08/93   06/07/94    300.00 Y -.
   315 AA.1         777       690.00   0.888     620.00   0.798   Mendenhall, Jerry    03/30/96   03/31/96   06/29/96    300.00 Y --
   321 AA.1         777       690.00   0.888     595.00   0.766   Rubio, Enrique & My  02/29/96   02/29/96   11/28/96    300.00 Y --
   335 AA.1         777       690.00   0.888     595.00   0.766   Barajas, Alfonso  (L 02/26/96   02/26/96   11/25/96    300.00 Y --
   341 AA.1         777       690.00   0.888     670.00   0.862   Trentlemlan, Arleta  09/20/86   09/20/86   03/30/87    375.00 Y --
   355 AA.1         777       690.00   0.888     690.00   0.888   Meyers, Pamela J     09/09/96   09/09/96   04/08/97   1300.00 Y --
   361 AA.1         777       690.00   0.888     585.00   0.753   Lee, Tammy           06/09/95   06/01/96   05/31/97    300.00 Y---
   375 AA.1         777       690.00   0.888     625.00   0.804   Murray, Floyd        02/01/89   07/01/96   06/30/97    300.00 Y --
   381 AA.1         777       690.00   0.888     690.00   0.888   Hinojosa, Elizabeth  08/24/96   08/24/96   02/23/97    300.00 Y --
   395 AA.1         777       690.00   0.888     585.00   0.753   Winslow, Derricotte  07/01/95   07/01/96   06/30/97    300.00 Y --

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   AA.1:     40   31080     27600.00   0.888   25355.00   0.816      31080 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   11 AB.1          755       650.00   0.861     565.00   0.748   Salazar, Richard     03/11/96   03/12/96   03/11/97    300.00 Y --
   23 AB.1          755       650.00   0.861     555.00   0.735   Maa, Kuci-Fen (L)    02/24/92   01/01/96   08/31/96    400.00 Y --
   33 AB.1          755       650.00   0.861     650.00   0.861   Vargus, Joel (L)     11/17/95   11/17/95   08/31/96    340.00 Y --
   43 AB.1          755       650.00   0.861     630.00   0.834   Standley, Stephen    07/02/96   07/02/96   07/01/97    615.00 Y --
   53 AB.1          755       650.00   0.861     650.00   0.861   Thompson, Scott      08/14/96   08/14/96   05/13/97    300.00 Y --

09/28/96                      LINCOLN RESIDENTIAL MGMT. SERVICES          Page 2
9:02 am                                 Circles I & II                  ID 3.6.1
                                          All Units

==== Unit Profile =====       === Scheduled vs Actual Rent ====   ===================  ==Moved=   Current Lease       Security= YNAD
 I.D.    Type     SqFt        Amount   /SqFt     Amount   /SqFt   Current Lease           In      Begin      End      Deposit   Stat
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====
    63 AB.1         755       650.00   0.861     565.00   0.748   Nava, Carlos & Paul  03/31/96   03/31/96   12/30/96    340.00 Y --
    73 AB.1         755       650.00   0.861     650.00   0.861   Venegas, Claudia  (L 08/02/95   08/02/95   04/30/96    300.00 Y --
    83 AB.1         755       650.00   0.861     560.00   0.742   Cisneros, Cosine  (L 04/15/94   06/01/96   02/28/97    300.00 Y --
    93 AB.1         755       650.00   0.861     620.00   0.821   Nevarez, Julio       03/31/96   03/31/96   06/29/96    340.00 Y --
   103 AB.1         755       650.00   0.861     650.00   0.861   Espinoza, Sheila A.  10/29/95   10/29/95   01/28/96    300.00 Y --
   113 AB.1         755       650.00   0.861     565.00   0.748   Cabrera, Elisio & A  02/28/96   02/28/96   02/27/97    300.00 Y --
   123 AB.1         755       650.00   0.861     579.00   0.767   Taylor, Ella  (L)    01/31/96   01/31/96   07/30/96    300.00 Y --
   133 AB.1         755       650.00   0.861     555.00   0.735   Mc Clellan, Cassand  07/24/93   11/01/95   08/31/96    300.00 Y --
   143 AB.1         755       650.00   0.861     630.00   0.834   Treuhaft, Jamey & R  07/18/96   07/18/96   07/17/97    930.00 Y --
   153 AB.1         755       650.00   0.861     555.00   0.735   Rodriguez, Eliseo    01/03/95   05/01/96   12/31/97    300.00 Y --
   163 AB.1         755       650.00   0.861     630.00   0.834   Rayford, Zontrel     05/25/96   05/25/96   05/24/97    300.00 Y --
   173 AB.1         755       650.00   0.861     565.00   0.748   Cruz, Alan           03/30/96   03/31/96   03/30/97    340.00 Y --
   183 AB.1         755       650.00   0.861     650.00   0.861   Doscher, Kerrie L.   08/22/95   08/22/95   05/21/96    800.00 Y --
   193 AB.1         755       650.00   0.861     595.00   0.788   Murillo, Jason       05/24/96   05/25/96   05/24/97    300.00 Y --
   203 AB.1         755       650.00   0.861     650.00   0.861   Guzman, Gloria       07/13/96   07/13/96   04/12/97    300.00 Y --
   213 AB.1         755       650.00   0.861     555.00   0.735   Gonzalez, Regina  (  11/18/94   05/01/96   01/31/97    300.00 Y --
   223 A3.1         755       650.00   0.861     565.00   0.748   Madrigal, Carmen     03/29/96   03/29/96   03/28/97    300.00 Y --
   233 AB.1         755       650.00   0.861     630.00   0.834   Fogerty, Dean F  (L) 10/09/92   10/09/92   10/08/93    300.00 Y --
   243 AB.1         755       650.00   0.861     555.00   0.735   Wilkerson, Michelle  05/27/94   05/01/96   12/31/97    300.00 Y --
   253 AB.1         755       650.00   0.861     565.00   0.748   Galiste, Melissa     03/13/96   03/13/96   03/12/97    300.00 Y --
   263 AB.1         755       650.00   0.861     650.00   0.861   Eldridge, Rod        06/28/96   06/28/96   12/27/96    300.00 Y --
   273 AB.1         755       650.00   0.861     650.00   0.861   Benjamin, Vladimir   09/21/96   09/21/96   04/20/97    600.00 Y --
   283 AB.1         755       650.00   0.861     565.00   0.748   Sales, Christina se  03/22/96   03/22/96   03/21/97    220.00 Y --
   293 AB.1         755       650.00   0.861     565.00   0.748   Villalobos, Ramona   03/16/96   03/16/96   03/15/97    300.00 Y --
   303 AB.1         755       650.00   0.861     565.00   0.748   Perez, Jaime         03/31/96   03/31/96   03/30/97    300.00 Y --
   313 AB.1         755       650.00   0.861     565.00   0.748   Mccoun, Doug         03/20/96   03/20/96   03/19/97    340.00 Y --
   323 AB.1         755       650.00   0.861     580.00   0.768   Arkan, Yavuz         09/07/94   09/07/94   03/06/95    400.00 Y --
   333 AB.1         755       650.00   0.861     625.00   0.828   Garza, Hortencia     05/01/96   05/01/96   04/30/97    300.00 Y --
   343 AB.1         755       650.00   0.861     650.00   0.861   Iwamura, Glen        07/01/96   07/01/96   12/31/96    340.00 Y --
   353 AB.1         755       650.00   0.861     630.00   0.834   Gonzalez, George Lu  07/21/96   07/21/96   07/20/97    300.00 Y --
   363 AB.1         755       650.00   0.861     650.00   0.861   Castro, Ignacio      03/31/96   03/31/96   06/30/96    340.00 Y --
   373 AB.1         755       650.00   0.861     555.00   0.735   Fernandez, Ulises    05/20/95   06/01/96   05/31/97    400.00 Y -.
   383 AB.1         755       650.00   0.861     600.00   0.796   Swientek,Theodor     05/30/89   07/01/96   06/30/97    400.00 Y --
   393 AB.1         755       650.00   0.861     675.00   0.894   Laws, Eddie L. Jr.   04/08/96   04/08/96   07/07/96    300.00 Y --

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   AB.1:     39   29445     25350.00   0.861   23464.00   0.791      29445 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

     3 AC.1         715       615.00   0.860     550.00   0.769   Stuart, Barbara  (L  02/25/95   09/01/96   02/28/97    300.00 Y --
     9 AC.1         715       615.00   0.860     525.00   0.734   Romero, Augustin     04/29/95   05/01/96   01/31/97    340.00 Y --
    25 AC.1         715       615.00   0.860     525.00   0.734   Pardue/DeLaGarza, A  05/12/95   05/12/95   02/11/96    840.00 Y --
    31 AC.1         715       615.00   0.860     625.00   0.874   Gagnon, David M      09/09/96   09/09/96   09/08/97    300.00 Y --
    45 AC.1         715       615.00   0.860     495.00   0.692   Cole, Ann            12/03/82   05/01/96   02/28/97    350.00 Y --
    51 AC.1         715       615.00   0.860     625.00   0.874   Ralph, Felisha       06/14/96   06/14/96   02/13/97    300.00 Y --
    65 AC.1         715       615.00   0.860     595.00   0.832   Griggs, Carissa      03/29/96   03/29/96   03/28/97    300.00 Y --
    71 AC.1         715       615.00   0.860     625.00   0.874   Robinson, Marianne   01/26/96   01/26/96   07/25/96    300.00 Y --
    85 AC.1         715       615.00   0.860     615.00   0.860   Aguayo, Marcella V   09/08/96   09/08/96   04/07/97    300.00 Y -.
    91 AC.1         715       615.00   0.860     555.00   0.776   Cardova, Jesus       12/09/94   12/09/94   07/05/95    300.00 Y --
   105 AC.1         715       615.00   0.860     590.00   0.825   Gutierrez, Micaela   10/27/95   10/27/95   04/26/96    300.00 Y --

09/28/96                      LINCOLN RESIDENTIAL MGMT. SERVICES          Page 3
9:02 am                                 Circles I & II                  ID 3.6.1
                                          All Units

==== Unit Profile =====       === Scheduled vs Actual Rent ====   ===================  ==Moved=   Current Lease       Security= YNAD
 I.D.    Type     SqFt        Amount   /SqFt     Amount   /SqFt   Current Lease           In      Begin      End      Deposit   Stat
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====
   111 AC.1         715       615.00   0.860     525.00   0.734   Tapia, Fermin        08/12/94   05/01/96   12/31/97    300.00 Y --
   125 AC.1         715       615.00   0.860     595.00   0.832   Pearson, Janet       03/09/96   03/10/96   03/09/97    800.00 Y --
   131 AC.1         715       615.00   0.860     570.00   0.797   Jones, Amy  (L)      10/29/95   08/01/96   05/31/97    300.00 Y --
   145 AC.1         715       615.00   0.860     595.00   0.832   Goodrick, Jamie      06/12/96   06/12/96   06/11/97    600.00 Y --
   151 AC.1         715       615.00   0.860     535.00   0.748   Villenueva, Marc     04/01/94   04/01/94   10/03/94    300.00 Y --
   165 AC.1         715       615.00   0.860     535.00   0.748   Watts, Linda  (L)    12/15/95   12/15/95   12/14/96    300.00 Y --
   171 AC.1         715       615.00   0.860     525.00   0.734   Munerlyn, Stephanie  10/01/94   06/01/96   04/30/97    325.00 Y --
   185 AC.1         715       615.00   0.860     525.00   0.734   Ag Duy Eng, Daisy T  02/05/94   07/01/96   05/31/97    300.00 Y --
   191 AC.1         715       615.00   0.860     570.00   0.797   Romero, Minerva  (L) 10/21/95   08/01/96   04/01/97    300.00 Y --
   205 AC.1         715       615.00   0.860     525.00   0.734   Seely, Teresa        05/20/95   05/01/96   01/31/97    300.00 Y --
   211 AC.1         715       615.00   0.860     570.00   0.797   Montez, Rosalinda    07/27/95   08/01/96   06/30/97    466.66 Y --
   225 AC.1         715       615.00   0.860     545.00   0.762   Hildago, Ricardo     05/20/94   05/20/94   11/19/94    300.00 Y --
   231 AC.1         715       615.00   0.860     555.00   0.776   Turner,Eric          02/01/95   02/01/95   07/31/95    300.00 Y --
   245 AC.1         715       615.00   0.860     570.00   0.797   Giles, Mary  (T)     09/08/89   09/01/96   06/30/97    400.00 Y --
   251 AC.1         715       615.00   0.860     535.00   0.748   Bibbo, Nick          01/26/96   01/26/96   06/25/97    300.00 Y---
   265 AC.1         715       615.00   0.860     570.00   0.797   Wallace, Ronald  (L) 09/23/95   09/01/96   05/31/97    300.00 Y --
   271 AC.1         715       615.00   0.860     570.00   0.797   Pitchford, Alicia    11/22/95   09/01/96   08/31/97    300.00 Y --
   285 AC.1         715       615.00   0.860     525.00   0.734   Fenzke, Jay          07/15/94   05/01/96   01/31/97    300.00 Y --
   291 AC.1         715       615.00   0.860     625.00   0.874   Bailon, Byron        07/31/96   07/31/96   01/30/97    300.00 Y --
   305 AC.1         715       615.00   0.860     595.00   0.832   Achanta, Srivinas    08/01/95   08/01/95   01/31/96    300.00 Y --
   311 AC.1         715       615.00   0.860     570.00   0.797   Raisanen, James  (L  11/23/90   07/01/96   04/30/97    400.00 Y --
   325 AC.1         715       615.00   0.860     525.00   0.734   Kumar, Sathish  (L)  03/01/94   04/01/96   12/31/96    300.00 Y --
   331 AC.1         715       615.00   0.860     625.00   0.874   Powser, Kimberely    06/16/96   06/16/96   03/15/97    300.00 Y --
   345 AQ.1         715       615.00   0.860     525.00   0.734   Dixon, Marion  (L)   10/20/90   05/01/96   01/31/97    400.00 Y --
   351 AC.1         715       615.00   0.860     525.00   0.734   Gupta, Raghu         06/13/94   06/01/96   05/31/97    300.00 Y --
   365 AC.1         715       615.00   0.860     535.00   0.748   White, Janice  (L)   04/18/94   04/18/94   10/17/94    300.00 Y --
   371 AC.1         715       615.00   0.860     525.00   0.734   Dung, Vo             10/21/94   06/01/96   05/31/97    300.00 Y --
   385 AC.1         715       615.00   0.860     535.00   0.748   Graut, Winnie  (L    09/30/95   10/01/96   07/31/97    300.00 Y --
   391 AC.1         715       615.00   0.860     600.00   0.839   Johnson, Celeste     04/12/96   04/13/96   04/12/97    300.00 Y --

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   AC.1:     40   28600     24600.00   0.860   22450.00   0.785      28600 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

     5 AD.1         755       650.00   0.861     650.00   0.861   Ramirez, Miguel  (   03/14/96   03/14/96   06/03/96    300.00 Y --
     7 AD.1         755       650.00   0.861     560.00   0.742   Monroy*, Tony        06/15/95   06/01/96   02/28/97    300.00 Y --
    27 AD.1         755       650.00   0.861     650.00   0.861   Duener, Robert       09/14/96   09/14/96   04/13/97    300.00 Y --
    29 AD.1         755       650.00   0.861     650.00   0.861   Wafford, Leonard &   08/09/96   08/09/96   08/08/97    300.00 Y --
    47 AD.1         755       650.00   0.861     565.00   0.748   Porter, Virginia     03/08/96   03/08/96   03/07/97    340.00 Y --
    49 AD.1         755       650.00   0.861     650.00   0.861   Jordan, Christopher  05/21/96   05/21/96   05/20/97    300.00 Y --
    67 AD.1         755       650.00   0.861     650.00   0.861   Bristol, Rhett  (L)  11/30/95   09/01/96   06/02/97    340.00 Y --
    69 AD.1         755       650.00   0.861     575.00   0.762   Ramirez, Maria  (T)  08/01/93   08/01/93   07/31/94    300.00 Y --
    87 AD.1         755       650.00   0.861     565.00   0.748   Logan, Ray           04/01/96   03/31/96   03/30/97    300.00 Y --
    89 AD.1         755       650.00   0.861     565.00   0.748   Hirschkorn, Lalia M  03/03/96   03/03/96   03/02/97    300.00 Y --
   107 AD.1         755       650.00   0.861       0.00   0.000   VACANT                                     09/11/96    300.00 Y VA
   109 AD.1         755       650.00   0.861     630.00   0.834   Noell, Joseph L      03/31/89   03/31/89   10/31/89    300.00 Y --
   127 AD.1         755       650.00   0.861     605.00   0.801   Goddard, Tammy       O5/26/96   05/26/96   05/25/97    340.00 Y --
   129 AD.1         755       650.00   0.861     555.00   0.735   Uy, Francine         06/23/95   05/01/96   01/31/97    300.00 Y --
   147 AD.1         755       650.00   0.861     650.00   0.861   Law, Al Frank        09/26/90   09/26/90   09/26/91    400.00 Y --
   149 AD.1         755       650.00   0.861     555.00   0.735   Mucino, Frank  (L)   06/01/93   06/01/93   05/31/94    300.00 Y --

09/28/96                      LINCOLN RESIDENTIAL MGMT. SERVICES          Page 4
9:02 am                                 Circles I & II                  ID 3.6.1
                                          All Units

==== Unit Profile =====       === Scheduled vs Actual Rent ====   ===================  ==Moved=   Current Lease       Security= YNAD
 I.D.    Type     SqFt        Amount   /SqFt     Amount   /SqFt   Current Lease           In      Begin      End      Deposit   Stat
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====
   167 AD.1         755       650.00   0.861     565.00   0.748   Herenendez, Claudia  03/31/96   03/31/96   03/30/97    300.00 Y --
   169 AD.1         755       650.00   0.861     675.00   0.894   Bredernitz, Albert   04/12/96   04/12/96   07/11/96    300.00 Y --
   187 AD.1         755       650.00   0.861     625.00   0.828   Feather, Steve       04/17/96   04/17/96   04/16/97    300.00 Y --
   189 AD.1         755       650.00   0.861     565.00   0.748   Avila, J Trinidad &  03/29/96   03/29/96   03/28/97    300.00 Y --
   207 AD.1         755       650.00   0.861     650.00   0.861   De Guzman, Jhoric V  08/31/96   08/31/96   02/27/97    300.00 Y --
   209 AD.1         755       650.00   0.861     555.00   0.735   Conley, Michelle     02/25/95   05/01/96   12/31/97    300.00 Y --
   227 AD.1         755       650.00   0.861     580.00   0.768   Muedeking, Craig     02/14/95   05/01/96   01/31/97    300.00 Y --
   229 AD.1         755       650.00   0.861     675.00   0.894   Aristegui, Valarie   04/13/96   04/13/96   07/12/96    300.00 Y --
   247 AD.1         755       650.00   0.861     555.00   0.735   Houseman, Nancy      06/21/95   06/01/96   05/31/97    300.00 Y --
   249 AD.1         755       650.00   0.861     565.00   0.748   Pollichronakis, Lin  03/30/96   03/31/96   03/30/97    300.00 Y --
   267 AD.1         755       650.00   0.861     650.00   0.861   Gwartney, Alex       08/23/96   08/23/96   02/22/97    300.00 Y --
   269 AD.1         755       650.00   0.861     630.00   0.834   Favela, Jorge & Nel  06/15/96   06/15/96   06/14/97    300.00 Y --
   287 AD.1         755       650.00   0.861     630.00   0.834   Lewis, James  (L)    08/29/87   08/29/87   02/29/88    375.00 Y --
   289 AD.1         755       650.00   0.861     575.00   0.762   Cribb, Sherwin       04/01/94   04/01/94   09/30/94    300.00 Y---
   307 AD.1         755       650.00   0.861     615.00   0.815   Elam, Kevin R.  (L)  06/15/95   09/01/96   03/31/97    300.00 Y --
   309 AD.1         755       650.00   0.861       0.00   0.000   VACANT                                     05/11/96      0.00 A VA
   327 AD.1         755       650.00   0.861     650.00   0.861   Pena, Gerardo & Mar  03/24/96   03/25/96   06/24/96    300.00 Y --
   329 AD.1         755       650.00   0.861     650.00   0.861   Carr, Brian          08/31/96   08/31/96   02/27/97    340.00 Y --
   347 AD.1         755       650.00   0.861     555.00   0.735   Flores, David  (L)   09/16/92   12/01/95   09/30/96    400.00 Y --
   349 AD.1         755       650.00   0.861     565.00   0.748   Mancilla, Monica     03/31/96   03/31/96   03/30/97    300.00 Y --
   367 AD.1         755       650.00   0.861     590.00   0.781   Frias, Edy           08/19/94   08/19/94   02/18/95    300.00 Y --
   369 AD.1         755       650.00   0.861     650.00   0.861   BOWER , Brenda & Bl  08/24/96   08/24/96   02/23/97    300.00 Y --
   387 AD.1         755       650.00   0.861     650.00   0.861   Mora, Jose & Norma   08/30/96   08/30/96   06/29/97    300.00 Y --
   389 AD.1         755       650.00   0.861       0.00   0.000   VACANT                                     09/15/96      0.00 Y VA

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   AD.1:     40   30200     26000.00   0.861   22495.00   0.805      27935 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

     2 CE.2        1008       795.00   0.789     795.00   0.789   Mikhaylov, Nataliya  09/25/96   09/25/96   04/24/97    400.00 Y --
    16 CE.2        1008       795.00   0.789     795.00   0.789   Silva, Daniel  (     09/30/95   10/01/95   12/31/95    140.00 Y --
    20 CE.2        1008       795.00   0.789     795.00   0.789   Lefler, Michelle     09/09/96   09/09/96   06/08/97    400.00 Y --
    34 CE.2        1008       795.00   0.789     795.00   0.789   Miller, Richard      07/13/96   07/13/96   01/12/97    440.00 Y --
    40 CE.2        1008       795.00   0.789     795.00   0.789   Lekaren Williams     04/12/96   04/12/96   04/11/97    400.00 Y --
    54 CE.2        1008       795.00   0.789     705.00   0.699   Knight, Diana  (L)   03/01/90   07/01/96   04/30/97    400.00 Y --
    60 CE.2        1008       795.00   0.789     795.00   0.789   Zamora, Tony         08/31/96   08/31/96   02/27/97    400.00 Y --
    74 CE.2        1008       795.00   0.789     775.00   0.769   Conrad, Lothar & Co  11/08/90   08/01/96   07/31/97    400.00 Y --
    80 CE.2        1008       795.00   0.789     775.00   0.769   Marable, Steve  (L   05/26/95   05/26/95   02/25/96    440.00 Y --
    94 CE.2        1008       795.00   0.789     795.00   0.789   Smith, Linda  (L)    01/27/96   01/27/96   01/26/97    440.00 Y --
   100 CE.2        1008       795.00   0.789     760.00   0.754   Garcia, Peter        05/08/95   06/01/96   06/01/97    400.00 Y --
   114 CE.2        1008       795.00   0.789     795.00   0.789   Turner, Melissa      02/12/96   02/12/96   11/11/96    440.00 Y --
   120 CE.2        1008       795.00   0.789     775.00   0.769   Anderson, Stan  (L)  10/01/87   08/01/96   03/31/97    400.00 Y --
   134 CE.2        1008       795.00   0.789     760.00   0.754   Penrod, Stephen      05/08/89   06/01/96   05/31/97    300.00 Y --
   140 CE.2        1008       795.00   0.789     665.00   0.660   Rogers, Terry  (EMP) 09/30/94   09/30/94   12/31/99    300.00 Y --
   154 CE.2        1008       795.00   0.789     755.00   0.749   Anaya,Lupe      (L)  06/14/95   08/01/96   05/31/97    400.00 Y --
   160 CE.2        1008       795.00   0.789     775.00   0.769   Morfa, Luis          06/18/96   06/18/96   06/17/97    400.00 Y --
   174 CE.2        1008       795.00   0.789     795.00   0.789   Gee, Harold J.       08/09/96   08/09/96   05/08/97    900.00 Y --
   180 CE.2        1008       795.00   0.789     705.00   0.699   Washington, Landry   01/04/92   06/01/96   02/28/97    400.00 Y --
   194 CE.2        1008       795.00   0.789     795.00   0.789   Darnell, Chris       08/15/96   08/15/96   05/14/97    400.00 Y --
   200 CE.2        1008       795.00   0.789     795.00   0.789   Ramirez, Esteban     03/16/96   03/16/96   03/15/97    400.00 Y --

09/28/96                      LINCOLN RESIDENTIAL MGMT. SERVICES          Page 5
9:02 am                                 Circles I & II                  ID 3.6.1
                                          All Units

==== Unit Profile =====       === Scheduled vs Actual Rent ====   ===================  ==Moved=   Current Lease       Security= YNAD
 I.D.    Type     SqFt        Amount   /SqFt     Amount   /SqFt   Current Lease           In      Begin      End      Deposit   Stat
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====
   214 CE.2        1008       795.00   0.789     760.00   0.754   Shaw, Ilonka         06/01/95   06/01/96   05/31/97    400.00 Y --
   220 CE.2        1008       795.00   0.789     795.00   0.789   Leyva, Arturo        01/27/96   01/27/96   01/26/97    400.00 Y --
   234 CE.2        1008       795.00   0.789     775.00   0.769   De Leon, Claudia     06/10/96   06/10/96   06/09/97    400.00 Y --
   240 CE.2        1008       795.00   0.789     795.00   0.789   Perez, Jose & Maria  08/07/96   08/07/96   02/06/97    400.00 Y --
   254 CE.2        1008       795.00   0.789     795.00   0.789   Hillard, Karen A     09/01/96   09/01/96   07/31/97    400.00 Y --
   260 CE.2        1008       795.00   0.789     795.00   0.789   Menebroker, Wayne    08/14/95   08/14/95   05/13/96    400.00 Y --
   274 CE.2        1008       795.00   0.789     760.00   0.754   Richardson, Kenneth  02/18/95   06/01/96   05/31/97    400.00 Y --
   280 CE.2        1008       795.00   0.789     775.00   0.769   Johnson, Evelyn And  07/27/96   07/27/96   07/26/97   1043.33 Y --
   294 CE.2        1008       795.00   0.789     755.00   0.749   Garcia, Hector  (L)  05/30/95   06/05/95   04/04/96    440.00 Y --
   300 CE.2        1008       795.00   0.789     755.00   0.749   Horsley, Cecil  (L)  07/08/85   08/01/96   04/30/97    400.00 Y --
   314 CE.2        1008       795.00   0.789     820.00   0.813   Munoz, Julio and Ma  04/15/96   04/15/96   07/14/96    400.00 Y --
   320 CE.2        1008       795.00   0.789     795.00   0.789   Pardo, Mary Lou      01/26/96   01/26/96   06/25/96    400.00 Y --
   334 CE.2        1008       795.00   0.789     775.00   0.769   Obemesser, Peter     05/26/96   05/26/96   05/25/97    400.00 Y --
   340 CE.2        1008       795.00   0.789     775.00   0.769   Wendt, Shannon       07/14/96   07/14/96   07/13/97    400.00 Y --
   354 CE.2        1008       795.00   0.789     795.00   0.789   Johnson, Jerutha     07/01/96   07/01/96   06/30/97    400.00 Y --
   360 CE.2        1008       795.00   0.789       0.00   0.000   VACAWT/PRELEASED                           09/16/96      0.00 Y VL
   374 CE.2        1008       795.00   0.789     775.00   0.769   Miller, Lourdes      05/17/96   05/17/96   05/16/97    400.00 Y --
   380 CE.2        1008       795.00   0.789     695.00   0.689   Palmer, Paul         06/01/96   06/01/96   05/31/97    400.00 Y --
   394 CE.2        1008       795.00   0.789     795.00   0.789   Hernandez, Marc      02/15/96   02/15/96   11/14/96    400.00 Y --

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   CE.2:     40   40320     31800.00   0.789   30180.00   0.768      39312 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

     4 CF.2         983       760.00   0.773     740.00   0.753   Escobar, Xochitl &   03/06/96   07/01/96   03/31/97    440.00 Y --
    14 CF.2         983       760.00   0.773     760.00   0.773   Schifler*, Doreen    08/26/95   08/26/95   05/25/96    400.00 Y --
    22 CF.2         983       760.00   0.773     760.00   0.773   Garcia, Lupe Garcia  09/21/96   09/21/96   04/20/97    400.00 Y --
    32 CF.2         983       760.00   0.773     760.00   0.773   Salgado, Patrick     08/10/96   08/10/96   08/09/97    900.00 Y --
    42 CF.2         983       760.00   0.773     740.00   0.753   Melendez, Robin      07/18/96   07/18/96   07/17/97    400.00 Y --
    52 CF.2         983       760.00   0.773     760.00   0.773   Moreno, John & Rita  07/03/96   07/03/96   07/02/97    940.00 Y --
    62 CF.2         983       760.00   0.773     725.00   0.738   Maurisio, Jose Juan  04/29/96   04/28/96   04/27/97    400.00 Y --
    72 CF.2         983       760.00   0.773     745.00   0.758   Aceves, Jose & Lili  06/01/93   06/01/93   05/29/94    400.00 Y --
    82 CF.2         983       760.00   0.773     705.00   0.717   St.George, Ami       06/11/96   06/11/96   06/10/97    400.00 Y --
    92 CF.2         983       760.00   0.773     760.00   0.773   Loven, Andre & Rosa  09/25/96   09/25/96   03/24/97    400.00 Y --
   102 CF.2         983       760.00   0.773     725.00   0.738   Orozco,** Luis       04/20/95   04/20/95   01/19/96    400.00 Y --
   112 CF.2         983       760.00   0.773     725.00   0.738   Haran, Kyle & Haran  01/15/96   01/15/96   08/14/96    440.00 Y --
   122 CF.2         983       760.00   0.773     725.00   0.738   Markovic, Aleksande  02/10/95   02/10/95   08/09/95    440.00 Y --
   132 CF.2         983       760.00   0.773     725.00   0.738   Smith, Ray  (L)      05/15/95   05/15/95   02/14/96    400.00 Y --
   142 CF.2         983       760.00   0.773     760.00   0.773   Arana, Marco  (L)    10/23/95   10/23/95   04/22/96    400.00 Y --
   152 CF.2         983       760.00   0.773     740.00   0.753   Stratton, Amelia  (  08/02/95   09/01/96   05/31/97    100.00 Y --
   162 CF.2         983       760.00   0.773     740.00   0.753   Pedrick, Sandra      07/16/96   07/16/96   07/15/97    400.00 Y --
   172 CF.2         983       760.00   0.773     760.00   0.773   Lewis, Randy & Pyon  09/01/96   09/01/96   03/31/97    500.00 Y OL
   182 CF.2         983       760.00   0.773     760.00   0.773   Torres, Manuela A    08/30/96   08/30/96   05/29/97    400.00 Y --
   192 CF.2         983       760.00   0.773     730.00   0.743   Rivas, Sharon  (L)   08/29/94   08/01/96   04/30/97    400.00 Y --
   202 CF.2         983       760.00   0.773     760.00   0.773   Grisby, Doreen       07/16/95   07/16/95   04/15/96    400.00 Y --
   212 CF.2         983       760.00   0.773     760.00   0.773   Rehn, Ronnie         09/23/96   09/23/96   09/22/97    400.00 Y --
   222 CF.2         983       760.00   0.773     725.00   0.738   Burnett, Melissa     03/08/96   03/09/96   03/08/97    400.00 Y --
   232 CF.2         983       760.00   0.773     740.00   0.753   Mefford, Gregory     07/31/96   08/01/96   07/31/97    440.00 Y --
   242 CF.2         983       760.00   0.773     760.00   0.773   Lepe, Armida         09/30/95   10/01/95   06/30/96    400.00 Y OL
   252 CF.2         983       760.00   0.773     705.00   0.717   Hurlbert, Ben        05/23/96   05/23/96   05/22/97    940.00 Y --

09/28/96                      LINCOLN RESIDENTIAL MGMT. SERVICES          Page 6
9:03 am                                 Circles I & II                  ID 3.6.1
                                          All Units

==== Unit Profile =====       === Scheduled vs Actual Rent ====   ===================  ==Moved=   Current Lease       Security= YNAD
 I.D.    Type     SqFt        Amount   /SqFt     Amount   /SqFt   Current Lease           In      Begin      End      Deposit   Stat
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====
   262 CF.2         983       760.00   0.773     725.00   0.738   Mora, Saul CL)       01/31/96   09/01/96   03/31/97    400.00 Y --
   272 CF.2         983       760.00   0.773     725.00   0.738   Camacho, Josephina   03/31/96   03/31/96   09/30/96    440.00 Y --
   282 CF.2         983       760.00   0.773     760.00   0.773   Ocegura, Michael     08/10/96   08/10/96   02/09/97    400.00 Y --
   292 CF.2         983       760.00   0.773     725.00   0.738   Torres, Andrew/Wong  12/28/94   12/28/94   06/27/95    440.00 Y --
   302 CF.2         983       760.00   0.773     725.00   0.738   Aunchamn, Sherrie    03/16/96   03/16/96   03/15/97    940.00 Y --
   312 CF.2         983       760.00   0.773     670.00   0.682   Solis, Eduardo       03/12/93   02/01/96   10/31/96    400.00 Y --
   322 CF.2         983       760.00   0.773     760.00   0.773   Lopez, Sandra        09/02/95   09/02/95   06/01/96    300.00 Y --
   332 CF.2         983       760.00   0.773     725.00   0.738   Feldman, Marlena  (L 08/10/94   08/10/94   02/09/95    400.00 Y --
   342 CF.2         983       760.00   0.773     690.00   0.702   Bolanos,Guillermo  ( 05/14/95   05/14/95   02/13/96      0.00 Y --
   352 CF.2         983       760.00   0.773     670.00   0.682   Bernadino, Rogue  (L 03/25/93   12/01/95   08/31/96    440.00 Y --
   362 CF.2         983       760.00   0.773     760.00   0.773   Electric, Grass Val  09/23/96   09/23/96   03/22/97    480.00 Y---
   372 CF.2         983       760.00   0.773     750.00   0.763   Marsh, Richard       06/20/95   06/20/95   03/19/96    400.00 Y OL
   382 CF.2         983       760.00   0.773     750.00   0.763   Zazueta, Manuel/Mar  04/17/96   04/17/96   07/16/96    440.00 Y --
   392 CF.2         983       760.00   0.773     680.00   0.692   Stocker, Herbert  (L 08/01/90   08/01/96   05/31/97    400.00 Y --

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   CF.2:     40   39320     30400.00   0.773   29410.00   0.748      39320 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

     6 CG.2         915       730.00   0.798     710.00   0.776   Hernandez, Ramiro    07/09/96   07/09/96   07/08/97    400.00 Y --
    12 CG.2         915       730.00   0.798       0.00   0.000   VACANT/PRELEASED                           09/16/96      0.00 N VL
    24 CG.2         915       730.00   0.798     690.00   0.754   Pendragon, Derek A.  05/12/96   05/12/96   05/11/97    100.00 Y --
    30 CG.2         915       730.00   0.798     690.00   0.754   Doreika, Paul and L  07/01/96   07/01/96   06/30/97    440.00 Y --
    44 CG.2         915       730.00   0.798     720.00   0.787   Palacios, Erlinda &  03/21/96   03/21/96   06/20/96    440.00 Y --
    50 CG.2         915       730.00   0.798     730.00   0.798   Solis, Angela  (L)   07/13/96   08/01/96   07/31/97    400.00 Y --
    64 CG.2         915       730.00   0.798     630.00   0.689   Ruiz, Nellie  (L)    06/14/95   06/01/96   02/28/97    400.00 Y --
    70 CC.2         915       730.00   0.798     735.00   0.803   Villarreal, Margari  04/16/96   04/16/96   07/15/96    400.00 Y --
    84 CG.2         915       730.00   0.798     715.00   0.781   Shabazz, Davida      08/15/92   07/01/96   06/30/97    400.00 Y --
    90 CG.2         915       730.00   0.798     710.00   0.776   Tukay, Alexis  (L)   09/02/95   09/02/95   06/01/96    200.00 Y --
   104 CG.2         915       730.00   0.798     710.00   0.776   Adorno, Irene        01/30/96   01/31/96   10/30/96    400.00 Y --
   110 CG.2         915       730.00   0.798     710.00   0.776   Atkins, Shirley T.   01/09/93   08/01/96   03/30/97    400.00 Y --
   124 CG.2         915       730.00   0.798       0.00   0.000   VACANT                                     08/02/96      0.00 D VA
   130 CG.2         915       730.00   0.798     730.00   0.798   Craft, David  (L)    04/01/85   04/01/85   09/30/85    700.00 Y --
   144 CG.2         915       730.00   0.798     695.00   0.760   SMITH, Christine     05/19/95   06/01/96   01/31/97    400.00 Y --
   150 CG.2         915       730.00   0.798     675.00   0.738   Pettis, Michael      05/15/95   05/15/95   02/14/00    400.00 Y --
   164 CG.2         915       730.00   0.798     710.00   0.776   Lewis, Micheal       12/10/94   12/10/94   06/09/95    400.00 Y --
   170 CG.2         915       730.00   0.798     730.00   0.798   Head, Scott          07/14/96   07/14/96   01/13/97    400.00 Y --
   184 CG.2         915       730.00   0.798     730.00   0.798   Gill, Gurbrinder S   03/01/94   03/01/94   09/30/94    400.00 Y --
   190 CG.2         915       730.00   0.798     690.00   0.754   Garcia, Xavier  (L)  08/04/92   06/01/96   03/30/97    400.00 Y --
   204 CG.2         915       730.00   0.798     710.00   0.776   Ehmka, Greg  (L)     01/22/96   01/22/96   07/21/96    440.00 Y OL
   210 CG.2         915       730.00   0.798     690.00   0.754   Rosadovelasquez, Ef  07/30/93   02/01/96   10/31/96    400.00 Y --
   224 CG.2         915       730.00   0.798     730.00   0.798   Hernandez, Francise  08/07/96   08/07/96   05/06/97    400.00 Y --
   230 CG.2         915       730.00   0.798     710.00   0.776   Garza, Lee           03/14/96   03/15/96   03/14/97    400.00 Y --
   244 CG.2         915       730.00   0.798     710.00   0.776   Cotta, Todd          03/21/96   03/21/96   03/20/97    440.00 Y --
   250 CG.2         915       730.00   0.798     710.00   0.776   Cholimakjian, Charl  07/21/93   07/21/93   07/20/94    400.00 Y --
   264 CG.2         915       730.00   0.798     695.00   0.760   Villalobos, Raul     02/02/95   07/01/96   06/01/97    400.00 Y --
   270 CG.2         915       730.00   0.798     710.00   0.776   Fulgham, Jamal & Ta  03/22/96   03/23/96   03/22/97    400.00 Y --
   284 CG.2         915       730.00   0.798     690.00   0.754   Koflanovich, Diana   06/09/96   06/09/96   03/08/97    440.00 Y --
   290 CG.2         915       730.00   0.798     665.00   0.727   Santistevan, Leroy   02/01/91   06/01/96   01/31/97    440.00 Y --
   304 CG.2         915       730.00   0.798     710.00   0.776   Sankey, Johanna  (Jo 10/01/88   10/01/88   09/30/89    400.00 Y --

09/28/96                      LINCOLN RESIDENTIAL MGMT. SERVICES          Page 7
9:03 am                                 Circles I & II                  ID 3.6.1
                                          All Units

==== Unit Profile =====       === Scheduled vs Actual Rent ====   ===================  ==Moved=   Current Lease       Security= YNAD
 I.D.    Type     SqFt        Amount   /SqFt     Amount   /SqFt   Current Lease           In      Begin      End      Deposit   Stat
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====
   310 CG.2         915       730.00   0.798     710.00   0.776   Maiman, Bruce        03/20/96   03/20/96   03/19/97    400.00 Y---
   324 CG.2         915       730.00   0.798     690.00   0.754   Neal, Eva  (L)       04/01/88   04/01/88   09/30/88    400.00 Y --
   330 CG.2         915       730.00   0.798     710.00   0.776   Casilles, Victor &   09/23/95   09/23/95   06/22/96    440.00 Y --
   344 CG.2         915       730.00   0.798     710.00   0.776   Cisneros, Anthony    06/24/95   07/01/96   04/30/97    445.00 Y --
   350 CG.2         915       730.00   0.798     685.00   0.749   Hennington, Glen     06/06/87   06/06/87   06/05/88    375.00 Y --
   364 CG.2         915       730.00   0.798     710.00   0.776   Airhart, Rena  (L    09/20/91   08/01/96   07/31/97    400.00 Y --
   370 CG.2         915       730.00   0.798     715.00   0.781   Wilson, Joann        07/01/94   07/01/96   06/30/97    400.00 Y --
   384 CG.2         915       730.00   0.798     710.00   0.776   Saban, Zeljko  (L)   01/28/93   07/01/96   06/30/97    400.00 Y --
   390 CG.2         915       730.00   0.798     730.00   0.798   Graffagnino, Anthon  09/01/96   09/01/96   03/31/97    440.00 Y --

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   CC.2:     40   36600     29200.00   0.798   26810.00   0.771      34770 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

     8 CH.2         983       760.00   0.773     730.00   0.743   Gomez*, Arturo       06/30/95   07/01/96   06/30/97    400.00 Y --
    10 CH.2         983       760.00   0.773     705.00   0.717   Bennett, Tim         05/18/96   05/18/96   05/17/97    400.00 Y --
    26 CH.2         983       760.00   0.773     705.00   0.717   Van Treek, Tammy     02/18/95   06/01/96   05/31/97    440.00 Y --
    28 CH.2         983       760.00   0.773     705.00   0.717   Luna, Abel Jr.       05/18/96   05/22/96   05/21/97    440.00 Y --
    46 CH.2         983       760.00   0.773     760.00   0.773   Le, Jessica Thu      09/07/96   09/07/96   03/06/97    440.00 Y --
    48 CH.2         983       760.00   0.773     705.00   0.717   Logsdon, Michael     05/08/96   05/08/96   05/07/97    900.00 Y --
    66 CH.2         983       760.00   0.773     705.00   0.717   Gianelli, Chris      05/18/96   05/18/96   05/17/97    400.00 Y --
    68 CH.2         983       760.00   0.773     705.00   0.717   Engelbrite, Shawn  ( 06/16/95   06/01/96   02/28/97    440.00 Y --
    86 CH.2         983       760.00   0.773     760.00   0.773   Young, George & Ree  09/07/96   09/07/96   09/06/97    400.00 Y --
    88 CH.2         983       760.00   0.773     725.00   0.738   Samuel, Catherine    03/30/94   09/01/96   05/31/97    400.00 Y --
   106 CH.2         983       760.00   0.773     740.00   0.753   Dunn, Brenda         06/13/96   06/13/96   06/12/97    400.00 Y --
   108 CH.2         983       760.00   0.773     725.00   0.738   Young, Michelle      04/18/96   04/18/96   04/17/97    440.00 Y --
   126 CH.2         983       760.00   0.773     725.00   0.738   Kurtzman, Ed         01/30/96   09/01/96   03/31/97    440.00 Y --
   128 CH.2         983       760.00   0.773       0.00   0.000   VACANT                                     04/23/96      0.00 A VA
   146 CH.2         983       760.00   0.773     760.00   0.773   Johnson JOANN  (L)   12/12/91   12/12/91   12/12/92    400.00 Y --
   148 CH.2         983       760.00   0.773     725.00   0.736   Nunez, Dina  (L)     01/25/96   01/25/96   08/24/96    400.00 Y --
   166 CH.2         983       760.00   0.773     760.00   0.773   Singh, Reeta         09/21/96   09/21/96   04/20/97    400.00 Y --
   168 CH.2         983       760.00   0.773     725.00   0.736   Northern Sun Associ  06/11/96   06/11/96   06/10/97    500.00 Y --
   186 CH.2         983       760.00   0.773     700.00   0.713   Sanders, Lewis       07/01/88   06/01/96   02/28/97    400.00 Y --
   188 CH.2         983       760.00   0.773     760.00   0.773   Aranda, Trisha       08/10/96   08/10/96   05/09/97    400.00 Y --
   206 CH.2         983       760.00   0.773     725.00   0.738   Rodriguez, Miguel    02/15/96   04/24/96   08/23/96    400.00 Y --
   208 CH.2         983       760.00   0.773     690.00   0.702   MENCHACA, EDUVINA    05/20/92   05/20/92   06/20/92    400.00 Y --
   226 CH.2         983       760.00   0.773     760.00   0.773   Mason, Deyara (L)    11/22/95   11/22/95   08/21/96    400.00 Y --
   228 CH.2         983       760.00   0.773     750.00   0.763   Beltran, Rene        04/12/96   04/12/96   07/11/96    440.00 Y --
   246 CH.2         983       760.00   0.773     630.00   0.641   Reyes, Guillermo  (L 05/31/95   06/01/96   05/31/97    400.00 Y --
   248 CH.2         983       760.00   0.773     710.00   0.722   Mendoza, Olga        06/10/95   07/01/96   06/30/97    400.00 Y --
   266 CH.2         983       760.00   0.773     730.00   0.743   Jimenez, Maria Luis  06/18/95   07/01/96   06/30/97    400.00 Y --
   268 CH.2         983       760.00   0.773     690.00   0.702   Castro, Rosa sect.   07/14/94   07/14/94   08/13/95    400.00 Y --
   286 CH.2         983       760.00   0.773     705.00   0.717   Elliot, Charles      06/24/96   06/24/96   06/23/97    440.00 Y --
   288 CH.2         983       760.00   0.773     750.00   0.763   Fierro, Jesus        04/13/96   04/15/96   07/14/96    400.00 Y --
   306 CH.2         983       760.00   0.773     725.00   0.738   Aguirre, Lluvia      08/08/94   08/08/94   02/07/95    400.00 Y --
   308 CH.2         983       760.00   0.773     760.00   0.773   Garcia, Rosa         08/22/96   08/22/96   02/21/97    400.00 Y --
   326 CH.2         983       760.00   0.773     725.00   0.738   Ellis, Julia, Walte  07/01/93   01/01/96   08/31/96    400.00 Y --
   328 CH.2         983       760.00   0.773     595.00   0.605   Mahannah, Paul  (    06/16/95   06/16/95   03/15/96    400.00 Y --
   346 CH.2         983       760.00   0.773     705.00   0.717   Malloy, Ray          04/07/95   06/01/96   05/31/97    440.00 Y --
   348 CH.2         983       760.00   0.773     740.00   0.753   Dal-Tiboni, Vivian   09/28/95   08/01/96   06/03/99    400.00 Y --

09/28/96                      LINCOLN RESIDENTIAL MGMT. SERVICES          Page 8
9:03 am                                 Circles I & II                  ID 3.6.1
                                          All Units

==== Unit Profile =====       === Scheduled vs Actual Rent ====   ===================  ==Moved=   Current Lease       Security= YNAD
 I.D.    Type     SqFt        Amount   /SqFt     Amount   /SqFt   Current Lease           In      Begin      End      Deposit   Stat
====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====
  366 CH.2          983       760.00   0.773     710.00   0.722   Olea, Ralph          07/01/91   07/01/96   06/30/97    440.00 Y --
  368 CH.2          983       760.00   0.773     740.00   0.753   Durigon, Joseph P.   06/25/96   06/25/96   06/24/97    440.00 Y --
  386 CH.2          983       760.00   0.773     740.00   0.753   Bailey, Natalie      08/01/96   08/01/96   07/31/97    400.00 Y --
  388 CH.2          983       760.00   0.773     740.00   0.753   Proximo, Kumogi      07/10/87   08/01/96   04/30/97    400.00 Y --

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

 CH.2:       40   39320     30400.00   0.773   28145.00   0.734      38337 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

   H2 Dl           1300      1095.00   0.842    1095.00   0.842   Mims, Rhonda         08/01/96   08/01/96   07/31/97   1200.00 Y --

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

  Dl:         1    1300      1095.00   0.842    1095.00   0.842      1300 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

 TOTAL:     320  276185    226445.00   0.820  209404.00   0.775      270099 SF Occupied

====== ========= ======       ======   =====     ======   =====   ===================  ========   ========   ======== ========= ====

09/28/96                LINCOLN RESIDENTIAL MGMT. SERVICES              Page 1
8:50 am                          Circles I & II                         ID F:106
                         Available Units As Of 09/27/96

                           Make-ready categories are:
             TRASH, DAMAG, HVAC, ELECT, APPLI, PAINT, FLOOR, CLEAN.

=============================================================================================================================
Type       Unit  Mk. Ready   Vac. Unit rent  Unit Notes    Applicant      Applied   Due in     Make Ready Assessment     Code
=========  ====  ==========  ==== =========  ============  =============  ========= =========  ========================  ====

VACANT UNITS,  MAKE-READY COMPLETED:
====================================

AD.1         107 YYYYYYYYY    16     650.00  GRY/05/95     _____________  ________  _______    ____________________

AD.1         389 YYYYYYYYY    12     650.00  BEIGE 96      _____________  ________  ________   ____________________

CE.2         360 YYYYYYYYY    11     795.00  BEIGE 96      Lewis, Randy   08/19/96  10/10/96   ____________________


VACANT UNITS, MAKE-READY NOT COMPLETED:
=======================================

CE.2          12 YYYYYYYNN    11     730.00  BEIGE 96      Estrada, Sand  08/14/96  10/01/96   ____________________


VACANT UNITS. OFF-LINE ADMINISTRATIVE OR OFF-LINE DOWN (OUT OF SERVICE):
========================================================================

AD.1         309 YYYYYYYYA   139     650.00  GRY/95        _____________  _________  ________  W/D ST.MODEL

CG.2         124 NNNNNNNND    56     730.00  GRY 09/95     _____________  _________  ________  deck repair/trf frm 10B

CH.2         128 YYYYYYYYA   157     760.00  BEN 06/95     _____________  _________  ________  washer/dryer stack


=============================================================================================================================
Type       Unit  Due Out     Vac. Unit rent  Unit Notes    Applicant      Applied   Due in     Make Ready Assessment     Code
=========  ====  ==========  ==== =========  ============  =============  ========= =========  ========================  ====

OCCUPIED UNITS, CURRENT Resident ON NOTICE TO VACATE:
=====================================================
AA.1         115 10/24/96    -27     690.00  TAN/94        _____________  _________  ________  EVICTION PENDING
AA.1         315 10/04/96     -7     690.00  TAN 1994      _____________  _________  ________  2280 Perez
AA.1         335 10/15/96    -18     690.00  TAN 1994      _____________  _________  ________  2281 Perez W/D S/S

AB.1         103 10/24/96    -27     650.00  LTBRN/95      _____________  _________  ________  EVICTION PENDING
AB.1         133 10/04/96     -7     650.00

AD.1          69 10/01/96     -4     650.00  ____________  _____________  _________  ________  ____________________

CF.2         172 10/10/96    -13     760.00  BRN 93        Disano, Darry  09/24/96  10/30/96   ____________________
CF.2         242 10/18/96    -21     760.00  GRY           Deon, Leslie   09/17/96  11/01/96   ____________________
CF.2         372 09/30/96     -3     760.00  BRN/06/95     Oneal, Denny   09/09/96  10/10/96   ____________________

CG.2          70 10/20/96    -23     730.00  BRN/93/       _____________  _________  ________  w/d stack 2296 Main
CG.2         130 10/15/96    -18     730.00  ____________  _____________  _________  ________  ____________________
CG.2         164 09/30/96     -3     730.00  ____________  _____________  _________  ________  ____________________
CG.2         204 10/04/96     -7     730.00  GRY/05/95     Siah, Victor   09/23/96   10/15/96  2270 Perez w/d stack

=============================================================================================================================

09/28/96                LINCOLN RESIDENTIAL MGMT. SERVICES              Page 1
8:54 am                          Circles I & II                         ID F:106
                         Available Units As Of 09/27/96

                           Make-ready categories are:
             TRASH, DAMAG, HVAC, ELECT, APPLI, PAINT, FLOOR, CLEAN.

=============================================================================================================================
Type       Unit  Mk. Ready   Vac. Unit rent  Unit Notes    Applicant      Applied   Due in     Make Ready Assessment     Code
=========  ====  ==========  ==== =========  ============  =============  ========= =========  ========================  ====

VACANT UNITS, MAKE-READY COMPLETED:
===================================

DT           18D YYYYYYYYY    17     925.00  BRN/10/08/95  _____________  _________  ________  ____________________


VACANT UNITS, MAKE-READY NOT COMPLETED:
=========================================

AZ.1         42A NNNNNNNNNN    7     615.00  LAWSON, JR.,         08/22/96 10/01/96 _________  _____________

DT           20I NNNNNNNNNN    1     925.00               _____________  _________  ________  ____________________
DT           28H NNNNNNNNNN    8     925.00  BRN 9/95     _____________  _________  ________  ____________________


=============================================================================================================================
Type       Unit  Due Out     Vac. Unit rent  Unit Notes    Applicant      Applied   Due in     Make Ready Assessment     Code
=========  ====  ==========  ==== =========  ============  =============  ========= =========  ========================  ====

OCCUPIED UNITS, CURRENT Resident ON NOTICE TO VACATE:
=====================================================

AZ.1         32C 09/27/96      0     615.00  TAN/95        Burnes, Dwayn  09/21/96  10/13/96   HOLD BMR
AZ.1         42B 10/24/96    -27     615.00  ____________  _____________  _________  ________  eviction pending
AZ.1         44A 10/03/96     -6     615.00  ____________  _____________  _________  ________  HOLD BMR

AZ.2         46C 10/24/96    -27     625.00  GRAY 95       _____________  _________  ________  eviction pending

DT           10B 09/30/96     -3     925.00  BRN 05/95     _____________  _________  ________  ____________________
DT           22F 10/24/96    -27     925.00  TAN/95        _____________  _________  ________  eviction pending

=============================================================================================================================

                                   PRICE LIST

                                 CIRCLES I & II

           1 Bedroom Cadiz....(715 sq ft)............$615.00-$625.00
            1 Bedroom Durango/Brasi1ia....(755 sq ft)........$650.00
                1 Bedroom Altamira....(777 sq ft)........$690.00

               2 Bedroom, Guayaquil....(915 sq ft)........$730.00
          2 Bedroom Fortiliza/Hermosillo....(983 sq ft)........$760.00
                2 Bedroom Espirito....(1008 sq ft)........$795.00

                 Deposits........1 bdrm $300.00 & 2 bdrm $400.00

                             CIRCLES III NORTH PLAZA

        1 Bedroom Cozumel w/Garage....(660 sq ft)........$615.00-$625.00
          3 Bedroom La Terraza w/Garage....(1310 sq ft)........$925.00

                 Deposits........1 bdrm $300.00 & 3 bdrm $500.00

                                   Amenities:
     Fireplaces, Washer/Dryer Hook-ups, Gas Appliances, Dishwasher, Garbage
       Disposal, Covered Parking, Privacy Gates, Courtesy Patrol, Laundry Facilities, two Swimming Pools, Jacuzzi, Tennis Courts, water, garbage, and basic cable. Pets accepted with an additional $500.00 Deposit.

                                   To Qualify:
    * Applicants must have been employed for at least 6 months with current employer.
      * Applicants must have positive credit and previous rental history.
        * Applicants income must be three times the monthly rental rate.
                * Application fee $25.00 and Holding fee $100.00.

                                   CIRCLES APT
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                      MONTH           MONTH         CURRENT          PRIOR            DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR    YEAR TO DATE    YEAR TO DATE       VARIANCE
    -----------                     ----------      ----------    ------------    ------------      ----------
    GROSS POTENTIAL INCOME                                                          564,883.08     (564,883.08)
    RENTAL. INCOME VARIANCE                                                        (138,997.90)     138,997.90
                                    ----------      ----------    ------------    ------------      ----------
      NET CURRENT RENT              200,738.96      178,272.42    1,482,260.71    1,219,256.96      263,003.73

OTHER RENTAL INCOME
    SECURITY DEPOSITS                 9,765.00        6,122.83       64,982.93       59,687.63        5,295.10
    FORFEITED SECURITY DEPOSITS       2,336.36          742.63       15,082.25        3,973.12       11,109.13
    LAUNDRY INCOME                    1,304.40        2,069.70       10,993.65       14,455.10       (3,461.45)
    CHARGES TO TENANTS                3,392.61          925.00       15,425.10        5,009.39       10,415.71
    MISCELLANEOUS INCOME                                               (227.56)                        (227.56)
    MISCELLANEOUS                     1,411.50        1,654.97       12,689.17       15,573.21       (2,884.04)
    SOFT DRINK INCOME                                    29.76                           81.84          (81.34)
    UTILITIES                                                                            60.03          (60.03)
    DAMAGE                               22.50                          618.02          118.00          500.02
    LATE CHARGES                      1,255.00        1,275.00        8,326.00        7,997.01          328.99
    NSF FEES                             57.34          100.00          660.00          391.37          268.63
    CREDIT CHECK                        925.00          825.00        3,550.00        7,567.67       (4,017.67)
                                    ----------      ----------    ------------    ------------      ----------
      TOTAL OTHER EDIT INCOME        20,469.71       13,744.89      132,099.56      114,914.57       17,184.99

          TOTAL RENTAL INCOME       221,206.67      192,017.31    1,614,360.27    1,334,171.55      280,188.72

OTHER INCOME
    REFUDED DEPOSITS                 (7,820.00)      (4,120.00)     (53,254.34)     (28,961.44)     (24,292.90)
    INTEREST INCOME                     118.33          127.94        1,146.23          633.83          514.40
    OTHER INCOME                                                                      9,600.00       (9,600.00)
                                    ----------      ----------    ------------    ------------      ----------
          TOTAL OTHER INCOME         (7,701.67)      (3,992.06)     (52,106.11)     (18,727.61)     (33,378.50)

                TOTAL INCOME        213,507.00      188,025.25    1,562,254.16    1,315,443.94      246,810.22
                                    ==========      ==========    ============    ============      ==========

TOTAL CONTROLLABLE EXPENSES
PAYROLL EXPENSES
    BONUS                             1,435.00                        8,708.10        3,683.00        5,025.10
    CLEANING PAYROLL                    882.08        2,460.36        9,957.85       15,695.96       (5,738.11)
    REPAIRS/MAINT. PAYROLI,           7,548.79        8,158.82       65,705.32       71,148.36       (5,443.54)
    MANAGERS SALARIES                 2,646.42        2,627.78       22,200.89       12,554.90        9,645.99
    OFFICE SALARIES                   3,206.01        3,192.34       29,936.79       24,764.73        5,172.06
    GROUNDS PAYROLL                                                                     237.75         (237.75)
    DECORATING PAYROLL                  840.60        1,800.09       11,524.35       20,755.52       (9,231.17)
    STATE COMP. INS.-PAYROLL          1,068.23        1,171.39        9,666.31       11,359.84       (1,693.53)
    PAYROLL-HOSPITAL INS              1,988.09        2,342.82       17,990.00       14,970.28        3,019.72
    PICA - PAYROLL TAX                1,127.57        1,236.49       10,203.31       10,801.90         (598.59)
    FUTA - PAYROLL TAX                  118.69          130.16        1,074.03          684.98          389.05

                                   CIRCLES APT
                                INCOME STATEMENT
                      FOR THE 8 Mos. ENDING AUGUST 31, 1996

                                      MONTH           MONTH           CURRENT          PRIOR         DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR      YEAR TO DATE    YEAR TO DATE    VARIANCE
    -----------                     ----------      ----------      ------------    ------------   ----------
   SDI TAX-PAYROLL-UNEMPLOY             148.37          162.70        1,342.54        3,146.54      (1,804.00)
                                    ----------      ----------      ----------      ----------     ----------
        PAYROLL EXPENSES             21,009.85       23,282.95      188,309.49      189,804.26      (1,494.77)

ADMINISTRATIVE EXPENSES
   PROMOTIONS                           (38.87)       1,590.65        1,438.44        1,749.44        (311.00)
   ADVERTISING                        1,074.61        1,529.90        7,458.99       10,914.24      (3,455.25)
   SIGNS, FLAGS, BANNERS                                569.76          139.94        1,443.89      (1,303.95)
   BROCHURES                                                            123.19                         123.19
   OFFICE SUPPLIES                      112.24        3,029.58        1,331.32        5,528.02      (4,196.70)
   FURNITURE RENTAL                     454.63          496.57        3,673.31        1,032.99       2,640.32
   COMPUTER EXPENSES                                                                    231.18        (231.18)
   LEGAL EXPENSES                       362.00          626.75        3,988.00        2,118.42       1,869.58
   MISCELLANEOUS                         62.85        2,401.86          912.55        8,778.60      (7,866.85)
   CREDIT CHECK EXPENSE                 756.87          864.32        3,183.97        4,789.32      (1,605.35)
   RANK CHARGES                          50.12          (92.00)         364.50          107.31         257.19
   PETTY CASE REIMB                                                                     359.79         359.79)
   POSTAGE                              135.30          234.76        1,139.85          833.92         305.93
   DUES & EDUCRIPTIONS                                                  (24.15)       1,028.92      (1,053.07)
   CONTRIBUTIONS                                       (950.01)
   LINCOLN FEE                        7,292.64        6,687.19       54,125.37       29,047.27      25,078.10
   RELOCATION EXPENSE                                  (446.83)                       1,548.32      (1,548.32)
   EMPLOYEE TRAINING                     87.60                          423.40          176.57         246.83
   OUTSIDE STATIONARY MISC              271.74          785.63        1,427.09        3,655.00      (2,227.91)
                                    ----------      ----------      ----------      ----------     ----------
        ADMINISTRATIVE EXPENSE       10,621.73       17,328.13       79,705.77       73,343.70       6,362.07

CONTRACT SERVICES
   SEC SUP/EXP-FIRE PROTECT           1,405.35        2,684.08       15,310.33       11,739.06       3,571.77
   EXTERMINATING CONTRACT               195.00          195.00        2,379.50        1,040.00       1,339.90
   CABLE T.V                          1,439.85        2,692.42       21,538.87       18,846.94       2,691.93
   GARDENING CONTRACT                 5,041.69        7,014.80       45,718.06       46,234.65        (516.59)
   DECORATING CONTRACT                                                                   37.96         (37.36)
                                    ----------      ----------      ----------      ----------     ----------
         CONTRACT SERVICES            8,081.89       12,586.30       84,947.66       77,898.61       7,049.05

UTILITY SERVICES
   TELEPHONE EXPENSE                    511.29          442.23        2,315.90        2,734.20        (418.20)
   TRASH REMOVAL                      3,979.65       10,477.84       48,036.80       55,371.41      (7,334.61)
   PGE--  HOUSE                       3,060.72        1,676.83       15,042.23       27,648.92     (12,606.69)
   GAS HOUSE                          7,458.66        4,424.86       30,329.55       13,459.39      16,870.16
   PFE APARTMENT METERS               4,446.71          287.34        6,612.92        3,454.92       3,158.00
   WATER                                130.73        3,950.83       21,884.63       21,736.45         148.18
   SEWER CHARGES                            --        3,443.79       27,464.68       27,731.42        (266.74)
                                    ----------      ----------      ----------      ----------     ----------
         UTILITY SERVICES            19,587.77       24,704.22      151,686.71      152,136.71        (450.00)

                                   CIRCLES APT
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                      MONTH           MONTH           CURRENT          PRIOR         DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR      YEAR TO DATE    YEAR TO DATE    VARIANCE
    -----------                     ----------      ----------      ------------    ------------   ----------
MAINTENANCE EXPENSES
   CARPET REPAIRS/MAINT               1,435.00          767.00        9,721.54        2,587.50       7,134.04
   CARPET REPLACEMENT                 7,084.91      112,175.89       33,165.60      196,942.61     (163,777.01)
   GROUNDS SUPPLY/REPLACEMENT                                                         4,864.54      (4,864.54)
   EQUIPMENT RENTAL                                                     345.31          835.82        (490.51)
   POOL SUPPLY/REPLACEMENT            1,173.92        1,095.40        6,600.28        6,409.61         190.67
   DECORATING SUPPLIES                2,576.87          904.87       17,222.94       28,291.38     (11,068.44)
   CLEANING SUPPLIES/SERV.            2,337.41          760.37        8,858.32       13,410.21      (4,551.89)
   EXTERMINATING SUPPLIES                                                               130.00        (130.00)
   BLDG MAINT SUPPLIES                4,396.10        9,846.12       24,659.54       63,163.17     (38,503.63)
   PLUMBING MAINTENANCE                 316.20        1,069.14       10,735.95        9,926.99         808.96
   APPLIANCE REPLACEMENT                376.36        1,168.90       10,772.78       18,010.78      (7,238.00)
   BLDG MAINT SVC/CONTRACT                            2,174.29        4,822.02       14,820.68      (9,998.66)
   ELECTRIC MAINTENANCE                 134.90          125.32        1,603.28        1,728.08        (124.80)
   MISCELLANEOUS MAINT. EXP               9.77                           39.62          127.38         (87.76)
                                    ----------      ----------      ----------      ----------     ----------
          MAINTENANCE EXPENSES       19,841.44       30,087.30      128,547.18      361,248.75     (232,701.57)

       CONTROLLABLE EXPENSES         79,142.73      107,988.90      633,196.81      854,432.03     (221,235.22)
                                    ----------      ----------      ----------      ----------     ----------

TOTAL UNCONTROLLABLE EXPENSES
   FIXED EXPENSES
     PROPERTY INSURANCE                                                 119.26          465.70        (346.44)
     PROPERTY TAXES                                                  69,601.74                      69,601.74
     LICENSES & PERMITS                                               4,177.26        4,020.40         156.86
                                    ----------      ----------      ----------      ----------     ----------
          FIXED EXPENSES                                             73,898.26        4,486.10      69,412.16

     NET OPERATING INCOME (NOI)     134,364.27       80,036.35      855,159.09      456,525.81     398,633.28
                                    ==========      ==========      ==========      ==========     ==========

   DEBT SERVICE
     INTEREST ON 1ST MORTGAGE        65,823.04       70,931.85      514,977.02      550,669.14     (35,692.12)
     PRINCIPAL-1ST MORTGAGE           6,380.00        5,830.00       51,040.00       46,640.00       4,400.00
     INTEREST EXPENSE                                                                24,927.87     (24,927.87)
                                    ----------      ----------      ----------      ----------     ----------

         DEBT SERVICE                72,203.04       76,761.85      566,017.02      622,237.01     (56,219.99)

       OPERATING CASH FLOW           62,161.23        3,274.50      289,142.07      (165,711.20)   454,853.27
                                    ==========      ==========      ==========      ==========     ==========

   NON OPERATING EXPENSES
     REFURBISHMENT & DEFERRAL         5,000.00        4,022.28        5,292.00       91,109.43     (85,817.43)
                                    ----------      ----------      ----------      ----------     ----------
         NON OPERATING EXPENSES       5,000.00        4,022.28        5,292.00       91,109.43     (85,817.43)

            PROFIT/LOSS              57,161.23         (747.78)     283,850.07      (256,820.63)   540,670.70

                                   NORTH PLAZA
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                      MONTH           MONTH           CURRENT          PRIOR         DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR      YEAR TO DATE    YEAR TO DATE    VARIANCE
    -----------                     ----------      ----------      ------------    ------------   ----------
   GROSS POTENTIAL INCOME                                                           237,222.67     (237,222.67)
   RENTAL INCOME VARIANCE                                                           (41,677.55)     41,677.55
                                    ----------      ----------      ----------      ----------     ----------
      NET CURRENT RENT               84,957.74       77,631.24      640,541.52      562,853.83      77,687.69

OTHER RENTAL INCOME
   SECURITY DEPOSITS                  1,280.00        3,738.31       17,100.00       17,372.31        (272.31)
   FORFEITED SECURITY DEPOSITS          791.67          182.58        4,382.63          917.17       3,465.46
   CHARGES TO TENANTS                   670.00          585.00        3,949.18        2,111.64       1,837.54
   MISCELLANEOUS INCOME                                                (392.20)                       (392.20)
   MISCELLANEOUS                        530.00          470.00        4,516.24        5,566.67      (1,050.43)
   UTILITIES                                            924.90        1,766.92        9,836.90      (8,069.98)
   DAMAGE                                                               385.00           19.62         365.38
   LATE CHARGES                         755.00          670.00        3,326.00        3,910.00        (584.00)
   NSF FEES                              40.00           10.00          240.00          248.13          (8.13)
   CREDIT CHECK                         225.00          250.00          900.00          930.00         (30.00)
   TRANSFER CHARGE                                                      135.00                         135.00
                                    ----------      ----------      ----------      ----------     ----------
       TOTAL OTHER RENT INCOME        4,291.67        6,830.79       36,308.77       40,912.44      (4,603.67)

          TOTAL RENTAL INCOME        89,249.41       84,462.03      676,850.29      603,766.27      73,084.02
                                    ----------      ----------      ----------      ----------     ----------

OTHER INCOME
   REFUNDED DEPOSITS                 (2,200.00)      (2,880.00)     (13,709.13)     (12,464.74)     (1,244.39)
   INTEREST INCOME                       42.48           58.31        2,402.15        1,783.78         618.37
   US BOND INTEREST INCOME                                           19,436.00       19,436.25          (0.25)
                                    ----------      ----------      ----------      ----------     ----------
          TOTAL OTHER INCOME         (2,157.52)      (2,821.69)       8,129.02        8,755.29        (626.27)

                TOTAL INCOME         87,091.89       81,640.34      684,979.31      612,521.56      72,457.75
                                    ==========      ==========      ==========      ==========     ==========

TOTAL CONTROLLABLE EXPENSES
PAYROLL EXPENSES
   BONUS                                560.00                        2,450.00           27.00       2,423.00
   CLEANING PAYROLL                     326.24          910.05        3,683.05        5,703.26      (2,020.21)
   REPAIRS/MAINT.PAYROLL              2,091.08        2,877.60       21,808.05       26,586.44      (4,778.39)
   MANAGERS SALARIES                    978.80          971.94        8,211.28        4,643.70       3,567.58
   OFFICE SALARIES                      736.76        1,180.75        7,467.68        8,526.25      (1,058.57)
   DECORATING PAYROLL                   310.90          665.81        4,262.40        7,888.42      (3,626.02)
   STATE COME. INS.-PAYROLL             314.38          423.16        3,080.40        4,071.70        (991.30)
   PAYROLL-HOSPITAL INS                 585.12          846.33        5,733.08        5,377.32         355.76
   FICA - PAYROLL TAX                   331.85          446.67        3,251.55        3,876.04        (624.49)
   FUTA - PAYROLL TAX                    34.93           47.02          342.27          411.04         (68.77)
   SDI TAX-PAYROLL-UNEMPLOY              43.66           56.77          427.84        1,331.46        (903.62)
                                    ----------      ----------      ----------      ----------     ----------

                                   NORTH PLAZA
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                      MONTH           MONTH           CURRENT          PRIOR         DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR      YEAR TO DATE    YEAR TO DATE    VARIANCE
    -----------                     ----------      ----------      ------------    ------------   ----------
        PAYROLL EXPENSES              6,313.72        8,428.10       60,717.60       68,442.63      (7,725.03)

ADMINISTRATIVE EXPENSES
   PROMOTIONS                            18.03          556.52          525.24          615.26         (90.02)
   ADVERTISING                          347.63          568.46        2,594.86        3,896.43      (1,301.57)
   SIGNS, FLAGS. BANNERS                                210.73           51.76          510.41        (458.65)
   BROCHURES                                                             46.20                          46.20
   OFFICE SUPPLIES                       85.98        1,117.02          511.84        1,773.06      (1,261.22)
   FURNITURE RENTAL                     168.14          183.66        1,358.58          382.07         976.51
   COMPUTER EXPENSES                                                                     58.71         (58.71)
   LEGAL EXPENSES                      (355.00)         324.12         (284.57)         797.97      (1,082.54)
   MISCELLANEOUS                         23.25          894.52          265.91        3,274.25      (3,008.34)
   CREDIT CHECK EXPENSE                 279.93          367.71        1,177.63          838.71         338.92
   BANK CHARGES                           8.00          (72.00)          94.24                          94.24
   PETTY CASH REIMB                                                                     133.07        (133.07)
   POSTAGE                                               87.46          366.43          308.95          57.48
   DUES & SUBCRIPTIONS                                                   (4.09)         426.96        (431.05)
   LINCOLN FEE                        3,101.53        2,830.89       23,824.13       13,324.32      10,499.81
   RELOCATION EXPENSE                                  (165.27)                         572.66        (572.66)
   EMPLOYEE TRAINING                                                    124.20          130.18          (5.98)
   OUTSIDE STATIONARY MISC              100.50          290.57          527.83        1,180.72        (652.89)
                                    ----------      ----------      ----------      ----------     ----------
          ADMINISTRATIVE EXPENSE      3,777.99        7,194.39       31,180.19       28,223.73       2,956.46

CONTRACT SERVICES
  SEC SUP/EXP-FIRE PROTECT            2,762.22          853.02        7,120.60        4,492.79       2,627.81
  EXTERMINATING CONTRACT                                 65.00          490.10          325.00         165.10
  CABLE T.V                           2,503.93        2,504.16       10,019.56        8,764.56       1,255.00
  GARDENING CONTRACT                  1,908.52        1,760.00        7,263.49        7,055.00         208.49
  DECORATING CONTRACT                                                                    14.04         (14.04)
                                    ----------      ----------      ----------      ----------     ----------
       CONTRACT SERVICES              7,174.67        5,182.18       24,893.75       20,651.39       4,242.36

UTILITY SERVICES
  TELEPHONE EXPENSE                     334.38          177.32          837.60        1,092.32        (254.72)
  TRASH REMOVAL                      (1,028.70)         520.24       15,944.75       15,511.42         433.33
  PGE - HOUSE                           486.64                        1,064.11          813.00         251.11
  GAS - HOUSE                            58.12           74.72          485.44          426.28          59.16
  PGE APARTMENT METERS                   37.47          131.13          689.79        1,332.26        (642.47)
 WATER                                1,756.49        1,597.86       12,079.48        9,759.59       2,319.89
  SEWER CHARGES                                       2,566.80       10,267.28       10,000.54         266.74
                                    ----------      ----------      ----------      ----------     ----------
          UTILITY SERVICES            1,644.40        5,068.07       41,368.45       38,935.41       2,433.04

MAINTENANCE EXPENSES
   CARPET REPAIRS/MAINT                 325.00          290.00        1,916.81        1,107.50         809.31
   CARPET REPLACEMENT                 1,708.00        7,426.38       23,989.10       47,642.15     (23,653.05)

                                   NORTH PLAZA
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                      MONTH           MONTH           CURRENT          PRIOR         DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR      YEAR TO DATE    YEAR TO DATE    VARIANCE
    -----------                     ----------      ----------      ------------    ------------   ----------
     GROUNDS SUPPLY/REPLACEMENT                                                         140.70        (140.70)
     EQUIPMENT RENTAL                                                   127.72          309.10        (181.38)
     POOL SUPPLY/REPLACEMENT            434.19          405.15        2,441.20        2,370.67          70.53
     DECORATING SUPPLIES              1,089.31        2,967.97        4,888.79        6,238.73      (1,349.94)
     CLEANING SUPPLIES/SERV.            359.18          246.10        2,804.54        4,686.73      (1,882.19)
     EXTERMINATING SUPPLIES                                                              75.00         (75.00)
     BLDG MAINT SUPPLIES              1,329.54        3,474.73        7,957.80       25,694.15     (17,736.35)
     PLUMBING MAINTENANCE               116.96          375.45        5,725.93        1,755.69       3,970.24
     APPLIANCE REPLACEMENT              433.64        1,168.90        3,095.34        5,189.39      (2,094.05)
     BLDG MAINT SVC/CONTRACT                            844.04        1,259.80        2,312.69      (1,052.89)
     ELECTRIC MAINTENANCE                48.44           46.34        1,386.66          451.14         935.52
     MISC. MAINT. EXPENSES                3.61                           14.65           47.12         (32.47)
                                    ----------      ----------      ----------      ----------     ----------
          MAINTENANCE EXPENSES        5,847.87       17,245.06       55,608.34       98,020.76     (42,412.42)

       CONTROLLABLE EXPENSES         24,758.65       43,117.80      213,761.33      254,273.92     (40,505.59)
                                    ----------      ----------      ----------      ----------     ----------

TOTAL UNCONTROLLABLE EXPENSES
FIXED EXPENSES
     PROPERTY INSURANCE                                                (207.17)         179.00        (386.17)
     PROPERTY TAXES                                                  34,678.23                       34,678.23
     LICENSES & PERMITS                                               1,564.74        1,643.60         (78.86)
                                    ----------      ----------      ----------      ----------     ----------
          FIXED EXPENSES                                             36,035.80        1,822.60      34,213.20

       NET OPERATING INCOME (NOI)    62,333.24       38,532.54      435,175.18      356,425.04      78,750.14
                                    ==========      ==========      ==========      ==========     ==========

    DEBT SERVICE
       INT. ON 1ST MORTGAGE                                         189,158.00      197,388.00      (8,230.00)
       INTEREST EXPENSE                                                                 260.39        (260.39)
       LOAN EXPENSES                                                  7,897.56        6,627.27       1,270.29
                                    ----------      ----------      ----------      ----------     ----------
           DEBT SERVICE                                             197,055.56      204,275.66      (7,220.10)

        OPERATING CASH FLOW          62,333.24       38,522.54      238,119.62      152,149.38      85,970.24
                                    ==========      ==========      ==========      ==========     ==========

   NON OPERATING EXPENSES
    REFURBISHMENT & DEFERRAL         (2,400.00)       1,245.99        8,946.00       11,849.28      (2,903.28)
                                    ----------      ----------      ----------      ----------     ----------
          NON OPERATING EXPENSES     (2,400.00)       1,245.99        8,946.00       11,849.28      (2,903.28)

              PROFIT/LOSS            64,733.24       37,216.55      229,173.62      140,300.10      88,873.52
                                    ==========      ==========      ==========      ==========     ==========

                                    CIRCLES
                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                      MONTH           MONTH           CURRENT          PRIOR         DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR      YEAR TO DATE    YEAR TO DATE    VARIANCE
    -----------                     ----------      ----------      ------------    ------------   ----------
   GROSS POTENTIAL INCOME                           188,446.76        564,883.00    2,275,985.86   (1,711,102.78)
   RENTAL INCOME VARIANCE                           (42,920.35)      (130,997.90)    (524,878.12)     385,880.22
                                    ----------      ----------      ------------    ------------    ------------
      NET CURRENT RENT              172,464.10      145,526.41      1,931,335.58    1,751,107.74      180,227.04

OTHER RENTAL INCOME
   SECURITY DEPOSITS                  5,457.17        5,829.00         78,390.00       66,849.03       11,540.97
   FORFEITED SECURITY DEPOSITS        3,586.30                         15,041.41                       15,041.41
   LAUNDRY INCOME                     1,335.45                         20,926.55       13,276.75        7,649.80
   CHARGES TO TENANTS                   982.33        1,130.00          9,395.14       17,780.51       (8,385.37)
   MISCELLANEOUS INCOME                 465.93
   MISCELLANEOUS                      1,649.16        2,047.58         22,428.04       26,729.38       (4,301.34)
   SOFT DRINK INCOME                                                      178.56          193.44          (14.88)
   PHONE INCOME                                                                             8.13           (8.13)
   UTILITIES                                             13.90             60.03           67.00           (6.97)
   DAMAGE                                                                 118.00        2,434.78       (2,316.78)
   LATE CHARGES                       1,055.00          745.32         12,482.01        6,513.02        5,968.99
   NSF FEES                             110.00          640.00            796.37        1,000.00         (203.63)
   CREDIT CHECK                         615.00          520.00          9,782.67        5,035.00        4,747.67
                                    ----------      ----------      ------------    ------------    ------------
     TOTAL OTHER RENT INCOME         15,256.34       10,925.88        169,598.78      139,887.04       29,711.74

         TOTAL RENTAL INCOME        187,720.44      156,452.29      2,100,934.36    1,890,994.78      209,939.58
                                    ----------      ----------      ------------    ------------    ------------

OTHER INCOME
   REFUNDED DEPOSITS                 (7,875.00)      (6,077.93)       (57,121.44)     (76,537.16)      19,415.72
   INTEREST INCOME                      398.47            0.50          1,983.70           58.00        1,925.78
   OTHER INCOME                                                         9,600.00                        9,600.00
                                    ----------      ----------      ------------    ------------    ------------
         TOTAL OTHER INCOME          (7,476.53)      (6,077.43)       (45,537.66)     (76,479.16)      30,941.50

              TOTAL INCOME          180,243.91      150,374.86      2,055,396.70    1,814,515.62      240,881.08
                                    ==========      ==========      ============    ============    ============

TOTAL CONTROLLABLE EXPENSES
PAYROLL EXPENSES
   BONUS                                996.78        3,500.00          6,884.70        3,500.00        3.384,78
   CLEANING PAYROLL                   2,399.12        1,366.55         22,753.78       10,921.08       11,832.70
   REPAIRS/MAINT.PAYROLL             10,674.87        8,799.88        103,506.05       70,637.77       32,868.28
   MANAGERS SALARIES                  3.668,49                         24,124.85        6,686.49       17,438.36
   OFFICE SALARIES                    5,892.28        2,685.25         41,789.85       22,086.50       19,703.35
   GROUNDS PAYROLL                                       55.40            237.75        8,269.40       (8,031.65)
   DECORATING PAYROLL                 2,869.28        1,826.50         28,597.43       17,984.44       10,612.99
   STATE COMP. INS.-PAYROLL           1,784.05        1,756.23         16,563.54       13,755.45        2,808.09
   WORKERS COMP. MEDICAL                                                                  176.51         (176.51)
   PAYROLL-HOSPITAL INS               3,568.09          454.94         25,377.67        4,193.21       21,184.46

                                INCOME STATEMENT
                   FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                      MONTH           MONTH           CURRENT          PRIOR         DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR      YEAR TO DATE    YEAR TO DATE    VARIANCE
    -----------                     ----------      ----------      ------------    ------------   ----------
   FICA - PAYROLL TAX                 1,883.16          922.08       16,312.83       10,756.81       5,556.02
   FUTA - PAYROLL TAX                   198.23          387.33          934.26        1,149.92        (215.66)
   SDI TAX-PAYROLL-UNEMPLOY             247.78           58.45        4,436.68        5,110.72        (674.04)
                                    ----------      ----------      ----------      ----------     ----------
         PAYROLL EXPENSES            34,182.13       21,812.61      291,519.47      175,228.30     116,291.17

ADMINISTRATIVE EXPENSES
   PROMOTIONS                           390.53              --        3,180.39              --       3,180.39
   ADVERTISING                          848.93        2,230.57       20,163.33       16,471.70       3,691.63
   SIGNS, FLAGS, BANNERS                209.85              --        2,645.62              --       2,645.62
   OFFICE SUPPLIES                      647.42          879.65        7,011.14        2,199.52       4,811.62
   FURNITURE RENTAL                   1,095.81              --        4,190.12              --       4,190.12
   COMPUTER EXPENSES                        --              --          231.18              --         231.18
   LEGAL EXPENSES                        67.00              --        4,879.06        4,921.58         (42.52)
   MISCELLANEOUS                         97.32           60.43       11,926.41        1,009.78      10,916.63
   CREDIT CHECK EXPENSE                 292.00          166.25        5,958.99        2,252.66       3,706.33
   BANK CHARGES                          73.08            2.71          262.51          638.46        (375.95)
   PETTY CASH REIMB                         --              --          359.79        9,250.57      (8,890.78)
   POSTAGE                              469.26              --        1,246.66              --       1,249.66
   DUES & SUBCRIPTIONS                   20.99              --          672.73              --         672.73
   LINCOLN FEE                        6,024.13              --       54,655.91              --      54,655.91
   NSF CHECK                                --       (1,698.39)             --          311.61        (331.61)
   RELOCATION EXPENSE                       --              --        1,548.32              --       1,548.32
   EMPLOYEE TRAINING                     73.00              --          641.57              --         641.57
   OUTSIDE STATIONARY MISC               84.38              --        4,435.49          153.39       4,282.10
                                    ----------      ----------      ----------      ----------     ----------
          ADMINISTRATIVE EXPENSE     10,393.70        1,641.22      124,009.22       37,209.27      86,799.95

CONTRACT SERVICES
   SEC SUP/EXP-FIRE PROTECT           2,091.90              --       17,929.45        4,036.64      13,892.81
   EXTERMINATING CONTRACT                65.00                              --        2,210.00       2,210.00
   CABLE T.V,                         2,692.42        5,384.84       29,619.77       32,381.78      (2,762.01)
   GARDENING CONTRACT                 7,353.05        3,904.00       70,427.70       41,574.90      28,852.80
   WATER SOFTENER                        22.68
   DECORATING CONTRACT                      --       (4,088.00)          37.96              --          37.96
                                    ----------      ----------      ----------      ----------     ----------
          CONTRACT SERVICES          12,225.05        5,200.84      120,224.88       77,993.32      42,231.56

UTILITY SERVICES
    TELEPHONE EXPENSE                   143.57          145.09        4,016.85        2,017.92       1,998.93
    TRASH REMOVAL                     6,042.95        6,680.80       80,625.89       78,807.41       1,818.48
    POE - HOUSE                       2,015.50       11,847.69       35,155.66       64,228.17     (29,072.51)
    GAS - HOUSE                       5,021.20              --       30,755.97              --      30,755.97
    PGE APARTMENT METERS                256.78        1,020.83        4,715.79        5,770.50      (1,054.71)
    WATER                                   --        2,987.09       42,145.30       42,108.60          36.70
    SEWER CHARGES                           --              --       41,463.80       41,197.14         266.66
                                    ----------      ----------      ----------      ----------     ----------

                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                      MONTH           MONTH           CURRENT          PRIOR         DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR      YEAR TO DATE    YEAR TO DATE    VARIANCE
    -----------                     ----------      ----------      ------------    ------------   ----------
          UTILITY SERVICES           13,480.00       22,681.50      238,879.26      234,129.74       4,749.52

MAINTENANCE EXPENSES
    CARPET REPAIRS/MAINT              2,355.00          740.00        6,897.50        5,179.66       1,717.84
    CARPET REPLACEMENT                1,922.20        1,396.13      245,555.47       20,952.95     224,602.52
    GROUNDS SUPPLY/REPLACEMENT              --           29.17        7,509.54        5,161.29       2,348.25
    EQUIPMENT RENTAL                   (234.76)             --          952.90          136.48         816.42
    POOL SUPPLY/REPLACEMENT             617.95          338.66       10,017.09        2,726.69       7,290.40
    DECORATING SUPPLIES               1,455.68          693.94       33,307.69       14,904.33      18,403.36
    CLEANING SUPPLIES/SERV.             804.40          810.00       16,316.41       11,200.00       5,116.41
    EXTERMINATING SUPPLIES                  --              --          130.00        1,469.00      (1,339.00)
    BLDG MAINT SUPPLIES               6,991.48       15,812.28       87,484.91       73,123.12      14,361.79
    PLUMBING MAINTENANCE                252.41              --       15,113.29          964.64      14,148.65
    APPLIANCE REPLACEMENT               420.44              --       26,578.49        1,035.11      25,543.38
    BLDG MAINT SVC/CONTRACT            (668.57)    (162,794.96)      21,137.88        8,223.90      12,913.98
    ELECTRIC MAINTENANCE               (556.81)             --        4,343.91          647.87       3,696.04
    MISCELLANEOUS MAINT. EXP                --              --          127.38           46.09          81.29
                                    ----------      ----------      ----------      ----------     ----------
          MAINTENANCE EXPENSES       13,359.42     (142,974.78)     475,472.46      145,771.13     329,701.33

       CONTROLLABLE EXPENSES         83,640.30      (91,638.61)   1,250,105.29      670,331.76     579,773.53
                                    ----------      ----------      ----------      ----------     ----------

TOTAL UNCONTROLLABLE EXPENSES
FIXED EXPENSES
    PROPERTY INSURANCE                6,995.90       75,569.86       14,733.20      223,188.66    (208,455.46)
    PROPERTY TAXES                          --       80,027.74       69,601.74      160,055.48     (90,453.74)
    LICENSES & PERMITS                      --              --        4,020.40          306.60       3,713.80
                                    ----------      ----------      ----------      ----------     ----------
          FIXED EXPENSES              6,995.90      155,597.60       88,355.34      383,550.74    (295,195.40)

     NET OPERATING INCOME (NOI)      89,607.71       86,415.87      716,936.07      760,633.12     (43,697.05)
                                    ==========      ==========      ==========      ==========     ==========

   DEBT SERVICE
     INTEREST ON 1ST MORTGAGE        66,839.38       58,858.72      823,373.85      899,182.48     (75,808.63)
     PRINCIPAL-1ST MORTGAGE         (64,130.00)
     INTEREST EXPENSE                       --        5,492.95       24,927.87        5,492.95      19,434.92
                                    ----------      ----------      ----------      ----------     ----------
           DEBT SERVICE               2,709.18       64,351.67      848,301.72      904,675.43     (56,373.71)

        OPERATING CASH FLOW          86,898.53       22,064.20     (131,365.65)    (144,042.31)     12,676.66
                                    ==========      ==========      ==========      ==========     ==========

   NON OPERATING EXPENSES
   DEPRECIATION EXPENSE             487,309.00      486,916.00      487,309.00      486,916.00         393.00
   DEFERRED INT. AMORTIZ            127,999.22       21,333.32      127,999.22       33,395.58      94,603.64
   REFURBISHMENT & DEFERRAL          (1,294.08)     182,134.50      118,930.21      182,134.50     (63,204.29)

                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                      MONTH           MONTH           CURRENT          PRIOR         DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR      YEAR TO DATE    YEAR TO DATE    VARIANCE
    -----------                     ----------      ----------      ------------    ------------   ----------
    GROSS POTENTIAL INCOME                  --       79,023.71      237,222.67      946,726.11    (709,503.44)
    RENTAL INCOME VARIANCE                  --        5,882.48      (41,677.55)    (120,545.81)     78,868.26
                                    ----------      ----------      ----------      ----------     ----------
      NET CURRENT RENT               91,526.39       84,906.19      885,299.30      826,180.30      59,119.00

OTHER RENTAL INCOME
   SECURITY DEPOSITS                  3,125.00        2,850.00       27,382.31       31,436.35      (4,054.04)
   FORFEITED SECURITY DEPOSITS          729.16              --        4,578.56              --       4,578.56
   CHARGES TO TENANTS                 1,443.32        3,181.64        8,102.14              --      (4,920.50)
   MISCELLANEOUS INCOME                 196.10
   MISCELLANEOUS                        535.27        1,054.34        7,582.45       13,447.53      (5,865.08)
   UTILITIES                            592.43        1,076.47       12,478.84       11,654.77         824.07
   DAMAGE                                   --           39.14           19.62        1,132.11      (1,112.49)
   LATE CHARGES                         560.00          184.99        5,730.00        2,561.46       3,168.54
   NSF FEES                              80.00           21.73          348.13          199.23         148.90
   CREDIT CHECK                         183.84              --        1,813.00          140.00       1,673.00
                                    ----------      ----------      ----------      ----------     ----------
       TOTAL OTHER RENT INCOME        6,001.80        6,669.99       63,114.55       68,673.59      (5,559.04)

          TOTAL RENTAL INCOME        97,528.19       91,576.18      948,413.85      894,853.89      53,559.96
                                    ----------      ----------      ----------      ----------     ----------

OTHER INCOME
    REFUNDED DEPOSITS                (1,400.00)      (5,240.00)     (20,654.74)     (30,488.24)      9,833.50
    INTEREST INCOME                     560.21           45.68        2,528.84          509.84       2,019.00
    US BOND INTEREST INCOME            (564.88)        (343.74)      38,872.50       38,872.50
                                    ----------      ----------      ----------      ----------     ----------
           TOTAL OTHER INCOME        (1,404.67)      (5,538.06)      20,746.60        8,894.10      11,852.50

                TOTAL INCOME         96,123.52       86,038.12      969,160.45      903,747.99      65,412.46
                                    ==========      ==========      ==========      ==========     ==========

TOTAL CONTROLLABLE EXPENSES
PAYROLL EXPENSES
    BONUS                               560.00                              --        1,112.00       1,112.00
    CLEANING PAYROLL                    887.33          505.85        8,313.70        3,778.78       4,534.92
    REPAIRS/MAINT.PAYROLL             3,949.62        3,389.62       38,559.36       21,539.11      17,020.25
    MANAGERS SALARIES                 1,423.18              --        8,989.36        1,948.53       7,040.83
    OFFICE SALARIES                   1,497.84        1,000.25       14,141.68        7,281.00       6,860.68
    GROUNDS PAYROLL                         --              --              --        3,120.00      (3,120.00)
    DECORATING PAYROLL                1,061.22        1,553.50       10,788.84        8,965.60       1,823.24
    STATE COMP. INS-PAYROLL             629.41          625.73        5,945.19        4,674.20       1,270.99
    PAYROLL-HOSPITAL INS              1,258.84          168.26        9,124.35        1,550.84       7,573.51
    FICA - PAYROLL TAX                  664.38          384.07        5,853.63        3,576.41       2,277.22
    FUTA - PAYROLL TAX                   69.93          143.79          619.21          366.99         252.22
    501 TAX-PAYROLL-UNEMPLOY             87.42           21.70        1,591.68        1,500.32          91.36
                                    ----------      ----------      ----------      ----------     ----------

                                INCOME STATEMENT
                   FOR THE 12 MOS. ENDING DECEMBER 31, 1995 a

                                      MONTH           MONTH           CURRENT          PRIOR         DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR      YEAR TO DATE    YEAR TO DATE    VARIANCE
    -----------                     ----------      ----------      ------------    ------------   ----------
        PAYROLL EXPENSES             12,089.17        7,792.77      105,039.00       58,301.78      46,737.22

ADMINISTRATIVE EXPENSES
   PROMOTIONS                           143.81                        1,141.28                       1,141.28
   ADVERTISING                          226.38          824.99        7,239.02        5,778.42       1,460.60
   SIGNS, FLAGS, BANNERS                101.25                          978.28                         978.28
   OFFICE SUPPLIES                      158.53          340.68        2,217.72          828.13       1,389.59
   FURNITURE RENTAL                     485.03                        1,629.50                       1,629.50
   COMPUTER EXPENSES                                                     58.71                          58.71
   LEGAL EXPENSES                      (427.50)                       1,398.22        1,321.70          76.52
   MISCELLANEOUS                         36.00           22.34        4,361.88          703.41       3,658.47
   CREDIT CHECK EXPENSE                 108.00          121.50        1,271.14          744.94         526.20
   BANK CHARGES                          24.00           47.00           (0.03)          47.03
   PETTY CASH REIMB                                                     133.07          731.21        (599.14)
   POSTAGE                              175.79                          445.27                         445.27
   DUES & SUBCRIPTIONS                    7.77                          295.23                         295.23
   LINCOLN FEE                        2,776.09                       24,575.73                      24,575.73
   NSF CHECK                                          1,069.61                        1,929.63      (1,929.63)
   RELOCATION EXPENSE                                                   572.66                         572.66
   EMPLOYEE TRAINING                     27.00                          265.18                         265.18
   OUTSIDE STATIONARY MISC               31.22                        1,469.41           56.73       1,412.68
                                    ----------      ----------      ----------      ----------     ----------
          ADMINISTRATIVE EXPENSE      3,873.37        2,379.12       48,099.30       12,094.14      36,005.16

CONTRACT SERVICES
   SEC SUP/EXP. FIRE PROTECT            923.73                        6,404.88        1,916.15       4,488.73
   EXTERMINATING CONTRACT                                               910.00                         910.00
   CABLE T.V                              0.30        3,968.17       13,776.33       16,546.88      (2,770.55)
   GARDENING CONTRACT                   860.60           65.00       10,465.60       14,440.09      (3,974.49)
   DECORATING CONTRACT                               (1,512.00)          14.04                          14.04
                                    ----------      ----------      ----------      ----------     ----------
          CONTRACT SERVICES           1,784.63        2,521.17       31,570.85       32,903.12      (1,332.27)

UTILITY SERVICES
   TELEPHONE EXPENSE                    105.38          131.74        1,488.33        1,266.83         221.50
   TRASH REMOVAL                      1,961.55        2,205.70       24,109.48       26,383.69      (2,274.21)
   POE - HOUSE                           88.81          506.72        1,566.59        2,111.06        (544.47)
   GAS - HOUSE                           74.85                        1,064.53                       1,064.53
   PGE APARTMENT METERS                  90.73          213.57        1,801.07        2,103.57        (302.50)
   WATER                                              1,205.67       17,580.07       15,947.90       1,632.17
   SEWER CHARGES                                                     15,134.14       15,400.80        (266.66)
                                    ----------      ----------      ----------      ----------     ----------
           UTILITY SERVICES           2,321.32        4,263.40       62,744.21       63,213.85        (469.64)

MAINTENANCE EXPENSES
    CARPET REPAIRS/MAINT                855.00          510.00        3,065.50        3,277.01        (211.51)
    CARPET REPLACEMENT                1,865.60          643.49       78,167.95        8,930.03      69,237.92

                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                      MONTH           MONTH           CURRENT          PRIOR         DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR      YEAR TO DATE    YEAR TO DATE    VARIANCE
    -----------                     ----------      ----------      ------------    ------------   ----------
   GROUNDS SUPPLY/REPLACEMENT                                           140.70        1,847.79       1,707.09)
   EQUIPMENT RENTAL                      (5.92)                         352.40           60.90         291.50
   POOL SUPPLY/REPLACEMENT              228.56          125.25        3,704.95          993.46       2,711.49
   DECORATING SUPPLIES                  628.41          491.29        8,184.33        7,514.49         669.84
   CLEANING SUPPLIES/SERV.              208.62          850.00        5,883.22        6,015.00        (131.78)
   EXTERMINATING SUPPLIES                                                75.00          290.00        (215.00)
   BLDG MAINT SUPPLIES                2,848.08        3,281.98       35,230.23       33,993.19       1,237.04
   PLUMBING MAINTENANCE                  93.35           84.00        2,868.71           84.00       2,784.71
   APPLIANCE REPLACEMENT                420.44                        6.692,80          382.85       6,309.95
   BLDG MAIN SVC/CONTRACT              (248.13)     (47,854.19)       6,224.03        4,029.06       2,194.97
   ELECTRIC MAINTENANCE                (170.09)                       2,061.01          113.92       1,947.09
   MISC. MAINT. EXPENSES                                                 47.12                          47.12
                                    ----------      ----------      ----------      ----------     ----------
           MAINTENANCE EXPENSES       6,724.12      (41,868.19)     152,697.95       67,531.70      85,166.25

       CONTROLLABLE EXPENSES         26,792.61      (24,911.72)     400,151.31      234,044.59     166,106.72

TOTAL UNCONTROLLABLE EXPENSES
 FIXED EXPENSES
    PROPERTY INSURANCE                2,631.68       38,310.65        5,442.36       38,476.65     (33,034.29)
    PROPERTY TAXES                                   37,850.83       34,678.23       75,701.66     (41,023.43)
    LICENSES & PERMITS                                                1,643.60          113.40       1,530.20
                                    ----------      ----------      ----------      ----------     ----------
          FIXED EXPENSES              2,631.68       76,161.48       41,764.19      114,291.71     (72,527.52)

     NET OPERATING INCOME (NOI)      66,699.23       34,788.36      527,244.95      555,411.69     (28,166.74)
                                    ==========      ==========      ==========      ==========     ==========

    DEBT SERVICE
      INT. ON 1ST MORTGAGE                                          394,776.35      407,041.00     (12,264.65)
      INTEREST EXPENSE                                                  260.39                         260.39
      LOAN EXPENSES                                                   6,627.27       13,337.62      (6,710.35)
                                    ----------      ----------      ----------      ----------     ----------
          DEBT SERVICE                                              401,664.01      420,378.62     (18,714.61)

        OPERATING CASH FLOW          66,699.23       34,788.36      125,580.94      135,033.07      (9,452.13)
                                    ==========      ==========      ==========      ==========     ==========

   NON OPERATING EXPENSES
     DEPRECIATION EXPENSE           201,798.00      201,798.00      201,798.00      201,798.00
     DEFERRED INT. AMORTIZ            7,292.01        7,292.16        7,292.01        7,292.16          (0.15)
     REFURBISHMENT & DEFERRAL        13,012.88       52,341.60       42,215.89       52,341.60     (10,125.71)
                                    ----------      ----------      ----------      ----------     ----------
          NON OPERATING EXPENSES    222,102.89      261,431.76      251,305.90      261,431.76     (10,125.86)

              PROFIT/LOSS          (155,403.66)    (226,643.40)    (125,724.96)    (126,398.69)        673.73
                                    ==========      ==========      ==========      ==========     ==========

                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                      MONTH           MONTH           CURRENT          PRIOR         DOLLAR
    DESCRIPTION                       ACTUAL        PRIOR YEAR      YEAR TO DATE    YEAR TO DATE    VARIANCE
    -----------                     ----------      ----------      ------------    ------------   ----------
NON OPERATING EXPENSES              614,014.14      690,383.82      734,238.43      702,446.08      31,792.35
    PROFIT/LOSS                    (527,115.61)    (668,319.62)    (865,604.08)    (846,488.39)   (19,115.69)
                                    ==========      ==========      ==========      ==========     ==========

--------------------------------------------------------------------------------
                     QUALIFICATIONS OF ROBERT SAIA, MAI, SRA
                        Calif. OREA Certificate #AG003191
--------------------------------------------------------------------------------

EXPERIENCE

Independent real estate appraiser since 1981.

EDUCATION

Associate Arts Degree from West Valley College. Major in Real Estate.

Bachelor of Arts Degree in Economics from San Jose State University. Graduated with distinction.

Graduate Studies in the Master of Business Administration Program at Golden Gate University, San Francisco.

Advanced courses in appraisal taken at California State University, Hayward, University of San Francisco and San Jose State University, through the Appraisal Institute.

MEMBERSHIPS

Former Member of the Society of Real Estate Appraiser
 (SRPA designation)
Current Member of the Appraisal Institute, MAI #8841
Current Member of Admissions Committee Appraisal Institute
Board of Directors, South Bay Chapter Appraisal Institute 1993-95. National admissions board member.

STATE CERTIFICATES AND LICENSES

State of California "Certified-General" Appraiser Certificate No. AG003191 State of California Real Estate License (non-active)
State of Nevada "Certified-General" Appraiser Certificate No. 00621

APPRAISAL ASSIGNMENTS

Some of the types of properties appraised in the past are outlined below:

Commercial: Retail stores, office buildings, service stations, vacant land,

Residential: Single family, multi-family, townhouse/condominium, vacant land, subdivision, apartments and mobile home parks.

Industrial: Vacant land, warehouses, research and development facilities, industrial condominiums and manufacturing facilities, mini-storage warehouses, food processing facilities, truck terminals.
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Special Use: Airport, carwash, landfill, right-of-way, easement valuation, commercial nursery, and golf courses.

Lodging Facilities: Motels, hotels, inns, SRO, Recreational vehicle parks


CLIENTS
A brief partial list of past clients with whom Mr. Saia has worked with includes:

American Savings Bank
County of Santa Clara
Comerica Bank
Bank of America NT&SA
First National Bank of Central California
Bank of Salinas
Home Savings of America
Metropolitan Securities & Trust
City of Monterey
City of San Jose
City of Palo Alto
Imperial Thrift & Mortgage
NationsBank
Pacific Western Bank
Bay View Federal Bank
Wells Fargo Bank
Phoenix Home Life